                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                                  TELLABS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                           3661                     36-3831568
(State or Other Jurisdiction of    (Primary Standard Industrial   (I.R.S.Employer
Incorporation or Organization)     Classification Code Number)    Identification No.)


                               4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698
                                 (630) 378-8800
   (Address and telephone number of Registrant's principal executive offices)

                               CAROL COGHLAN GAVIN
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  TELLABS, INC.
                               4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698
                                 (630) 378-8800
            (Name, address and telephone number of agent for service)
                                    --------
                                   Copies to:


      IMAD I. QASIM                                       PHILIP P. ROSSETTI
    SIDLEY & AUSTIN                                       HALE AND DORR LLP
One First National Plaza                                  60 State Street
Chicago, Illinois 60603                                   Boston, MA 02109

                                     -------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of Blackhawk Merger Corp., a wholly owned subsidiary of the Registrant, with and into NetCore Systems, Inc., as described herein.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________
                                   ----------

                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
     Title of Each Class                                 Proposed Maximum          Proposed Maximum
of Securities to Be Registered     Amount to Be           Offering Price               Aggregate                  Amount of
                                  Registered (1)             Per Share            Offering Price(2)         Registration Fee (2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value.................          10,890,152               Not applicable            $11,419,800               $3,175
--------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of common stock that the Registrant may be required to issue in the merger, calculated as the sum of (a) the product of (i) 7,628,769, the aggregate number of shares of NetCore common stock outstanding on June 28, 1999 or issuable pursuant to stock options and including the conversion of 157,895 shares of NetCore Series A preferred stock outstanding on such date into shares of NetCore common stock and (ii) an exchange ratio of 1.14931 shares of Tellabs common stock for each share of NetCore common stock, and (b) the product of (i) 3,550,000, the aggregate number of shares of NetCore Series B preferred stock outstanding on June 28, 1999 and (ii) an exchange ratio of .09469 shares of Tellabs common stock for each share of NetCore Series B preferred stock and (c) the product of (i) 4,728,571, the aggregate number of shares of NetCore Series C preferred stock outstanding on June 28, 1999 and (ii) an exchange ratio of .13257 shares of Tellabs common stock for each share of NetCore Series C preferred stock and (d) the product of (i) 4,016,099 the aggregate number of shares of NetCore Series D preferred stock outstanding on June 28, 1999 and (ii) an exchange ratio of .28863 shares of Tellabs common stock for each share of NetCore Series D preferred stock, in each case computed in accordance with the merger agreement from a Tellabs share price of $52.80.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2), on the basis of one-third of the stated value of the outstanding shares of NetCore common stock and preferred stock to be exchanged in the merger, calculated as of May 30, 1999.

                                 -------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                              NETCORE SYSTEMS, INC.
                             187 Ballardvale Street
                              Wilmington, MA 01887
                                                                 _________, 1999
Dear Fellow Stockholder:

         You are cordially invited to attend the special meeting of stockholders of NetCore Systems, Inc., to be held on __________, __________, 1999, at _____
a.m. at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109.

         NetCore and Tellabs, Inc. entered into a merger agreement dated June 29, 1999. Under that agreement, a newly formed subsidiary of Tellabs would be merged with and into NetCore, and NetCore would survive as a wholly-owned subsidiary of Tellabs. Your Board of Directors is giving this proxy statement and prospectus to you to solicit your proxy to vote for approval and adoption of the merger agreement.

         If we complete the merger, each share of NetCore common stock and NetCore preferred stock that you own would be converted into shares of Tellabs common stock, unless you exercise appraisal rights under Delaware law. We will determine the number of shares of Tellabs common stock into which each share of NetCore common stock and preferred stock will be converted immediately prior to completion of the merger according to formulas specified in the merger agreement and described in the attached materials. If the merger agreement is approved and all other conditions described in the merger agreement have been met or, where permissible, waived, the merger is expected to occur as soon as possible after the special meeting. There is no public trading market for NetCore common stock or NetCore preferred stock. Tellabs common stock is quoted on the Nasdaq Stock Market under the symbol "TLAB."

         AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF NETCORE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT NETCORE STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT. YOUR BOARD OF DIRECTORS HAS RECEIVED THE WRITTEN OPINION OF BANCBOSTON ROBERTSON STEPHENS THAT THE CONSIDERATION TO BE RECEIVED BY NETCORE'S STOCKHOLDERS IN THE MERGER IS FAIR FROM A FINANCIAL POINT OF VIEW TO SUCH HOLDERS.

         The accompanying proxy statement and prospectus describes the terms and conditions of the merger agreement and includes, as Annex A, a complete text of the merger agreement. I urge you to read the enclosed materials carefully for a complete description of the merger. Whether or not you plan to attend the special meeting in person and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the special meeting.

                                   Sincerely,


                                   Ashraf M. Dahod
                                   President and Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of Tellabs common stock to be issued under this proxy statement and prospectus or determined if this proxy statement and prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement and prospectus is dated __________, 1999 and is first being mailed to NetCore stockholders on or about __________, 1999.

                              NETCORE SYSTEMS, INC.
                             187 Ballardvale Street
                              Wilmington, MA 01887


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON ___________, 1999

TO THE STOCKHOLDERS OF NETCORE SYSTEMS, INC.:

         A special meeting of stockholders of NetCore Systems, Inc. will be held on __________, __________, 1999, at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, commencing at _____ a.m., for the following purposes:

                  (1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 29, 1999 between NetCore, Tellabs, Inc., and Blackhawk Merger Corp., a wholly owned subsidiary of Tellabs, a copy of which is attached as Annex A to the proxy statement and prospectus accompanying this notice.

                  (2) To consider and transact such other business as may properly be brought before the special meeting or any adjournment thereof.

         AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE CONSIDERATION NETCORE STOCKHOLDERS WILL RECEIVE AS A RESULT OF THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF NETCORE AND ITS STOCKHOLDERS. THE NETCORE BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. We urge you to read the accompanying proxy statement and prospectus carefully for a description of the merger agreement.

         Stockholders of NetCore beneficially holding, as of the record date, in the aggregate approximately 65% of the outstanding shares of NetCore common stock, 100% of the outstanding shares of NetCore Series A preferred stock, 98% of the outstanding shares of NetCore Series B preferred stock, 75% of the outstanding shares of NetCore Series C preferred stock, and 73% of the NetCore Series D preferred stock have agreed to vote all of their shares in favor of the approval and adoption of the merger agreement. Consequently, approval and adoption of the merger agreement by NetCore stockholders is assured.

         Pursuant to the merger agreement, holders of NetCore common stock and preferred stock are entitled to appraisal rights in connection with the merger, in accordance with Delaware law.

         The record date for determining the stockholders who will receive notice of and be entitled to vote at the special meeting is __________, 1999. You may examine a list of the NetCore stockholders who are entitled to vote at the special meeting during ordinary business hours at NetCore's principal offices for the ten days prior to the special meeting.


                                             By Order of the Board of Directors,


                                             -----------------------------------
                                             Ashraf M. Dahod
                                             Secretary

Wilmington, Massachusetts
__________, 1999

         Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Stockholders who attend the special meeting may revoke their proxies and vote in person if they desire. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARDS AT THIS TIME. Do not send in your stock certificates until you receive a letter of transmittal.

                                TABLE OF CONTENTS

SUMMARY..................................................................................1
    The Companies........................................................................1
    What You Will Receive in the Merger..................................................1
    Escrow...............................................................................3
    Treatment of Stock Options in the Merger.............................................3
    The Special Meeting..................................................................3
    Voting Agreement.....................................................................3
    NetCore's Reasons for the Merger.....................................................4
    Interests of Certain Persons in the Merger...........................................4
    Regulatory Approvals.................................................................4
    Conditions to the Merger.............................................................4
    Termination of the Merger Agreement..................................................5
    No Solicitation of Competing Transactions............................................6
    Appraisal Rights.....................................................................6
    Material Federal Income Tax Consequences.............................................6
    Accounting Treatment.................................................................6
    Forward-Looking Statements May Prove
       Inaccurate........................................................................6

SUMMARY SELECTED FINANCIAL DATA..........................................................8
    Selected Historical Financial Data of NetCore........................................8
    Selected Historical Financial Data of Tellabs........................................9
    Comparative Per Share Data..........................................................10
    Comparative Market Price Data.......................................................11

THE SPECIAL MEETING.....................................................................12
    General.............................................................................12
    Matters to Be Considered at the Special
       Meeting..........................................................................12
    Record Date.........................................................................12
    Quorum..............................................................................12
    Required Vote.......................................................................12
    Proxies.............................................................................13
    Solicitation of Proxies.............................................................13

THE MERGER..............................................................................13
    Background of the Merger............................................................13
    Reasons for the Merger; Recommendation of the
       NetCore Board of Directors.......................................................15
    Interests of Certain Persons in the Merger; Conflicts of
       Interest.........................................................................17
    Opinion of BancBoston Robertson Stephens............................................17
    Form of the Merger..................................................................21
    Merger Consideration................................................................21
    Escrow..............................................................................23
    Procedures for Exchange of NetCore Common and
       Preferred Stock Certificates.....................................................24
    Material Federal Income Tax Consequences............................................24
    Anticipated Accounting Treatment....................................................27
    Certain Other Effects of the Merger.................................................27
    Forward-Looking Statements May Prove
    Inaccurate..........................................................................27

TERMS OF THE MERGER AGREEMENT...........................................................28
    The Merger..........................................................................28
    Structure of the Merger.............................................................28
    Conversion and Exchange of Securities...............................................28
    Effective Time......................................................................29
    Representations and Warranties......................................................29
    Business of NetCore Pending the Merger and Other
       Agreements.......................................................................32
    No Solicitation by NetCore..........................................................33
    Additional Agreements of Tellabs and
       NetCore..........................................................................34
    NetCore Stock Plan..................................................................34
    Directors' and Officers' Insurance and Indemnification..............................34
    Loans to NetCore....................................................................34
    What is Needed to Complete the Merger...............................................35
    Termination of the Merger Agreement.................................................36
    Waiver and Amendment of the Merger
       Agreement........................................................................37

VOTING AGREEMENTS.......................................................................37

REGULATORY MATTERS......................................................................38

BUSINESS OF TELLABS.....................................................................38

INFORMATION ABOUT NETCORE...............................................................39
    Business of NetCore.................................................................39
    Management's Discussion and Analysis of Financial
       Condition and Results of Operations..............................................40
    Voting Securities and Principal Holders
       Thereof..........................................................................41
    Directors, Executive Officers, Promoters and Control
       Persons..........................................................................45
    Executive Compensation..............................................................46
    Certain Transactions................................................................48

DESCRIPTION OF TELLABS' CAPITAL
    STOCK...............................................................................48
    Capital Stock.......................................................................48
    Dividend Rights.....................................................................48
    Voting Rights.......................................................................49
    Change of Control...................................................................49
    Liquidation Rights..................................................................50
    Preemption, Subscription, Redemption and Conversion.................................51
    Miscellaneous.......................................................................51

COMPARISON OF RIGHTS OF NETCORE
    STOCKHOLDERS
    AND TELLABS STOCKHOLDERS............................................................51
    Size and Classification of the Board of
       Directors........................................................................51
    Removal of Directors................................................................51

    By-Law Amendments.............................................................................................................51
    Certificate of Incorporation Amendments.......................................................................................52
    Action by Written Consent.....................................................................................................52
    Transactions With Interested Stockholders.....................................................................................52

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS OF
    NETCORE.......................................................................................................................52

EXPERTS...........................................................................................................................54

LEGAL OPINIONS....................................................................................................................55


WHERE YOU CAN FIND MORE
    INFORMATION...................................................................................................................55

NETCORE FINANCIAL
    STATEMENTS...................................................................................................................F-1

Annex A           Agreement and Plan of Merger
Annex B           Opinion of BancBoston Robertson
                  Stephens, Inc.
Annex C           Voting Agreements
Annex D           Indemnity Escrow Agreement
Annex E           Section 262 of the Delaware General
                  Corporation Law

                                     SUMMARY

     This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page __). We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this Summary.

     In the merger, Blackhawk Merger Corp., a newly formed subsidiary of Tellabs, will merge with and into NetCore. NetCore will be the surviving corporation in the merger and will become a wholly owned subsidiary of Tellabs. You will receive Tellabs common stock in exchange for your shares of NetCore common stock and preferred stock.

     The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

THE COMPANIES

NETCORE SYSTEMS, INC.
187 Ballardvale Street
Wilmington, MA 01887
(978) 694-1555

     NetCore has developed high performance switching products for large Internet Service Providers and multi-service telecommunications carriers. NetCore's products classify, aggregate and direct customer traffic across high-speed fiber optic links.

     NetCore was incorporated in Delaware in 1996. For further information concerning NetCore, see "-- Selected Historical Financial Data of NetCore" and "INFORMATION ABOUT NETCORE."

TELLABS, INC.
4951 Indiana Avenue
Lisle, IL 60532-1698
(630) 378-8800

     Tellabs designs, manufactures, markets and services data, voice and video transport and network access systems that are used worldwide by the providers of communications services.

     Tellabs was incorporated in Delaware in 1992 in connection with the reincorporation of its predecessor from an Illinois to a Delaware corporation. Tellabs' predecessor corporation began operations in 1975 and became a public company in 1980. For further information concerning Tellabs, see "-- Selected Historical Financial Data of Tellabs," "BUSINESS OF TELLABS," and " WHERE YOU CAN FIND MORE INFORMATION."

BLACKHAWK MERGER CORP.
4951 Indiana Avenue
Lisle, IL 60532-1698
(630) 378-8800

     Blackhawk Merger Corp. is a company formed by Tellabs on June 28, 1999 solely for use in the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE __)

     As a result of the merger, unless you exercise appraisal rights under Delaware law, each share of NetCore common stock and preferred stock that you own will be converted into the number of shares of Tellabs common stock determined as follows:

- For each share of NetCore common stock, a fraction of a share of Tellabs common stock equal to:

(a)  (1) $575,000,000 minus the sum of:

         (i) the number of shares of NetCore Series B preferred stock outstanding multiplied by $5; plus
         (ii) the number of shares of NetCore Series C preferred stock outstanding multiplied by $7; plus
         (iii) the number of shares of NetCore Series D preferred stock outstanding multiplied by $15.24.
     divided by:

     (2) the number of shares of NetCore common stock outstanding on a fully diluted basis, assuming the exercise of all NetCore stock options and the conversion of all shares of NetCore Series A preferred stock into shares of NetCore common stock, divided by:

(b) The "average Tellabs share price," which is the average of the last sale price per share of Tellabs common stock on Nasdaq for the 15 trading days immediately preceding the three trading days prior to the date on which the merger occurs. The average Tellabs share price may not be less than $52.80 nor more than $79.20.

- For each share of NetCore Series A preferred stock, the fraction of a share of Tellabs common stock you would receive in exchange for each share of NetCore common stock resulting from the conversion of each share of Series A preferred stock into NetCore common stock, at a conversion ratio of approximately 2.2 shares of NetCore common stock for each share of NetCore Series A preferred stock.

- For each share of NetCore Series B preferred stock, the fraction of a share of Tellabs common stock equal to $5 divided by the average Tellabs share price.

- For each share of NetCore Series C preferred stock, the fraction of a share of Tellabs common stock equal to $7 divided by the average Tellabs share price.

- For each share of NetCore Series D preferred stock, the fraction of a share of Tellabs common stock equal to $15.24 divided by the average Tellabs share price.

---------------------------------------------------------
Example of Exchange Values:
---------------------------------------------------------
If the      You will   You will     The        The
average     receive    receive      Indemnity  Indemnity
Tellabs     this many  this         Agent      Agent
share       shares of  amount       will       will
price is    Tellabs    of cash      receive    receive
$66 per     Common     in lieu      this many  this
share and   Stock      of           shares of  much
you own                fractional   Tellabs    cash in
100 shares             shares       Common     lieu of
of NetCore:                         Stock      fraction
                                               of shares
---------------------------------------------------------
Common          82        $55.77     9          $6.60
Stock
---------------------------------------------------------
Series A       181        $54.15     20        $13.20
Preferred
Stock
---------------------------------------------------------
Series B        6         $57.75     0         $46.20
Preferred
Stock
---------------------------------------------------------
Series C        9         $40.00     1          $0.00
Preferred
Stock
---------------------------------------------------------
Series D        20        $52.14     2         $19.80
Preferred
Stock
---------------------------------------------------------

     Tellabs and NetCore expect that prior to the merger all of the holders of NetCore preferred stock will convert all of their shares of NetCore preferred stock into shares of NetCore common stock. This will have the effect of changing the ratio at which shares of NetCore common stock would otherwise be converted into shares of Tellabs common stock as a result of the merger. The table below sets forth an example of the exchange of shares of NetCore common stock and preferred stock into shares of Tellabs common stock as a result of the merger, assuming an average Tellabs share price of $66 per share and assuming the conversion of all shares of NetCore preferred stock into shares of NetCore common stock prior to the merger:

------------------------------------------------------
Example of Exchange Values:
-------------------------------------------------------
If the      You will   You will   The        The
average     receive    receive    Indemnity  Indemnity
Tellabs     this many  this       Agent      Agent
share       shares of  amount     will       will
price is    Tellabs    of cash    receive    receive
$66 per     Common     in lieu    this many  this
share and   Stock      of         shares of  much
you own                fractional Tellabs    cash in
100 shares             shares     Common     lieu of
of NetCore:                       Stock      fraction
                                             of shares
-------------------------------------------------------
Common          39        $28.18     4         $19.80
Stock
------------------------------------------------------
Series A        86        $31.45     9         $39.60
Preferred
Stock
------------------------------------------------------
Series B        39        $28.18     4         $19.80
Preferred
Stock
------------------------------------------------------
Series C        39        $28.18     4         $19.80
Preferred
Stock
------------------------------------------------------
Series D        39        $28.18     4         $19.80
Preferred
Stock
------------------------------------------------------

     The example above has been calculated on a fully-diluted basis, assuming the exercise of all outstanding options and the conversion of all shares of NetCore preferred stock into shares of NetCore common stock prior to the merger, resulting in approximately 19,923,439 shares of NetCore common stock being exchanged in the merger. If the total amount of NetCore stock to be exchanged as a result of the merger is greater or lesser than 19,923,439, the exchange ratio will be adjusted accordingly. However, the aggregate value of Tellabs common stock issuable to holders of NetCore stock as a result of the merger will not change.

     The amounts listed in the previous tables are only examples, as the exact value of the average Tellabs share price cannot be calculated at this time.

     If the NetCore special meeting occurs prior to the end of the period during which the "average Tellabs share price" is determined, the number of shares of Tellabs common stock issuable for each share of NetCore common stock or preferred stock may not be known at the time you vote on the merger. You may call, toll-free, [(___) ___-____] for information concerning the estimated number of shares of Tellabs common stock that will be issued in exchange for your NetCore common stock or preferred stock.

ESCROW (PAGE ___)

     Under the merger agreement, NetCore has agreed to indemnify Tellabs and its affiliates against losses due to NetCore's breach of its warranties, covenants or obligations in the merger agreement. To meet this obligation, the parties will establish an indemnity fund. Promptly after the merger Tellabs will cause 10% of the whole shares of Tellabs common stock issuable to NetCore stockholders in connection with the merger to be deposited with Harris Trust and Savings Bank, as indemnity agent. The indemnity fund will be governed by a separate indemnity agreement, which is attached as Annex D.

     The former NetCore stockholders whose shares of Tellabs common stock are held in the fund will be represented by two stockholder representatives, who will initially be Ashraf M. Dahod and William J. Stuart. The persons acting as the stockholder representatives can be changed by NetCore prior to the merger or by the holders of a majority in interest of the shares in the indemnity fund at any time upon not less than ten days' prior written notice to Tellabs. The indemnity fund and indemnification obligations will end one year after the closing of the merger, except with respect to any pending or outstanding indemnity claims. At that time, if no indemnity claim has been made, the shares of Tellabs common stock plus cash in lieu of any fractional shares in the indemnity fund will be released to former holders of NetCore stock (other than those who exercised appraisal rights) in accordance with the indemnity agreement.

TREATMENT OF STOCK OPTIONS IN THE MERGER (PAGE __)

     At the time of completion of the merger, each NetCore stock option issued pursuant to NetCore's 1997 Stock Option Plan will become an option to purchase shares of Tellabs common stock. The number of shares of Tellabs common stock that will become subject to each new stock option will be the same as the number of shares of Tellabs common stock into which the shares of NetCore common stock subject to the existing stock option would have been converted had they been outstanding at the time of completion of the merger. The per share exercise price of each new stock option will be adjusted at the time of completion of the merger so that the aggregate exercise price for all shares subject to the new stock option does not change as a result of the merger.

THE SPECIAL MEETING (PAGE __)

     At the special meeting, the holders of NetCore common stock and preferred stock will be asked to approve and adopt the merger agreement. The close of business on ________, 1999 is the record date for determining if you are entitled to vote at the special meeting. At that date, there were 6,208,744 shares of NetCore common stock outstanding, 157,895 shares of NetCore Series A preferred stock outstanding, 3,550,000 shares of NetCore Series B preferred stock outstanding, 4,728,571 shares of NetCore Series C preferred stock outstanding, and 4,016,099 shares of NetCore Series D preferred stock outstanding. Each share is entitled to one vote at the special meeting.

     The vote of a majority of the shares entitled to be cast of NetCore common stock, and the vote of a majority of the shares entitled to be cast of each series of NetCore preferred stock, voting as separate classes, is required to approve and adopt the merger agreement. On the record date, directors and executive officers of NetCore, and their affiliated entities, as a group beneficially owned 11,984,821 shares of NetCore common stock, assuming the conversion of all shares of NetCore preferred stock into shares of NetCore common stock, or approximately 63.6% of the outstanding shares of NetCore common stock on such date.

VOTING AGREEMENT (PAGE __)

     As a condition to Tellabs' willingness to enter into the merger agreement, Tellabs entered into separate voting agreements with each of the directors of NetCore and certain of its stockholders. These stockholders have agreed, without any additional consideration being paid to them, to vote all of their shares in favor of the merger. Stockholders owning, as of the record date, 4,059,898 shares of NetCore common stock, 157,895 shares of NetCore Series A preferred stock, 3,475,000 shares of NetCore Series B preferred stock, 3,559,206 shares of NetCore Series C preferred stock, and 2,923,810 shares of NetCore Series D preferred stock, representing approximately 65%, 100%, 98%, 75% and 73% of the shares of the respective classes then outstanding, have entered into such voting agreements with Tellabs.

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT BY THE NETCORE STOCKHOLDERS IS THEREFORE ASSURED. HOWEVER, BECAUSE THERE ARE OTHER CONDITIONS TO CLOSING THAT HAVE NOT YET BEEN FULFILLED, CLOSING OF THE MERGER IS NOT ASSURED. ALSO, YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

NETCORE'S REASONS FOR THE MERGER (PAGE __)

     The NetCore Board of Directors unanimously approved the merger agreement and the merger and recommends that you vote to approve and adopt the merger agreement. The NetCore Board believes that the merger is in the best interests of NetCore and its stockholders. In reaching its decision, the NetCore Board considered a number of factors, including the following:

- The merger should permit NetCore to utilize Tellabs' research and development capabilities and resources in developing its products, and should thereby enhance NetCore's ability to compete more effectively against larger competitors.

- NetCore's products and technology complement those of Tellabs. NetCore's technology will be used to enhance the capabilities of existing and future Tellabs products. Existing customers of Tellabs are some of the most likely prospects for NetCore products.

- The addition of Tellabs' sales and marketing resources, including its geographically more expansive distribution channel, and its established relationships with potential customers should increase NetCore's ability to market and sell its products.

- The consideration to be paid to NetCore stockholders in the merger will be shares of Tellabs common stock. Tellabs common stock is publicly traded on the Nasdaq National Market and is more readily marketable than shares of NetCore stock, which are not publicly traded.

     To review NetCore's reasons for the merger in greater detail, see "THE MERGER--Reasons for the Merger; Recommendation of the NetCore Board of Directors."

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE __)

     In considering the recommendation of the NetCore Board regarding the merger, you should be aware of the interests that executive officers and directors of NetCore have in the merger that are different from your and their interests as stockholders.

     As of June 28, 1999, an aggregate of approximately 270,000 shares of NetCore common stock were subject to options granted to executive officers and directors of NetCore under NetCore's stock option plan. At the time of completion of the merger, each stock option will become an option to purchase shares of Tellabs common stock.

     NetCore has entered into either or both a stock restriction agreement or a stock option agreement with the following executive officers and directors:
Ashraf M. Dahod, Kwabena D. Akufo, Jane R. Brandt, John M. Shaw, Mark T. Terenzoni, William J. Stuart and Hassan M. Ahmed. Under the terms of the stock restriction agreements, any unvested shares of NetCore common stock held by these individuals are subject to repurchase by NetCore in the event that the individual's employment or directorship is terminated. Under the terms of the stock option agreements, any unvested options are subject to forfeiture in the event that the individual's employment is terminated. Upon the consummation of a merger or an acquisition, including the consummation of the merger contemplated by the merger agreement, each individual's vesting schedule for either restricted stock or options to purchase NetCore common stock will be accelerated by 18 months. These executive officers and director beneficially own an aggregate of 4,056,052 shares of NetCore common stock and 107,500 options to purchase shares of NetCore common stock which are exercisable within 60 days of June 28, 1999.

     The NetCore Board recognized all the interests described above and concluded that these interests did not detract from the fairness of the merger to the holders of NetCore common stock and preferred stock who are not executive officers or directors of NetCore. Please refer to pages __ through __ for more information concerning the interests of NetCore's executive officers and directors. See "THE MERGER -- Interests of Certain Persons in the Merger; Conflicts of Interest" and "INFORMATION ABOUT NETCORE -- Executive Compensation."

REGULATORY APPROVALS (PAGE __)

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits NetCore and Tellabs from completing the merger until NetCore and Tellabs have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission (FTC) and the required waiting period has ended. The waiting period may be extended by requests for additional information. On __________, 1999 Tellabs and NetCore each filed the required notification and report forms with the FTC and the Antitrust Division.

CONDITIONS TO THE MERGER (PAGE __)

     Tellabs and NetCore will not complete the merger unless a number of conditions are satisfied or waived by them. These include the following:

     - the holders of a majority of the shares of NetCore common stock and the holders of a majority of the shares of each series of NetCore preferred stock, voting as separate classes, must vote to approve and adopt the merger agreement;

     - the shares of Tellabs common stock to be issued in the merger and not previously listed must be authorized for quotation on the Nasdaq National Market;

     - the waiting period applicable to the merger under the Hart-Scott-Rodino Act must come to an end or be terminated;

     - the relevant governmental authorities and other third parties must approve the merger;

     -   there must be no law, injunction or order that prohibits the merger;

     - NetCore, Tellabs and Blackhawk Merger Corp. must perform all of their obligations under the merger agreement;

     - with certain exceptions, Tellabs and NetCore must each certify to the other that its representations and warranties contained in the merger agreement are true and correct;

     - Tellabs and NetCore must receive an opinion from tax counsel that, among other things, the merger will qualify for U.S. federal income tax purposes as a tax-free reorganization;

     - Tellabs and NetCore must each receive a pooling letter from its independent accountants that it is eligible to be a party to a business combination accounted for as a pooling of interests and that, in the case of Tellabs, the merger will qualify for pooling of interests accounting;

     - the indemnity agreement must be executed by the indemnity agent and the stockholder representatives and delivered to Tellabs;

     - Tellabs must receive a certificate from officers of NetCore as to NetCore's then current capital structure;

     - the holders of no shares of NetCore preferred stock and no more than 5% of the shares of NetCore common stock have exercised appraisal rights; and

     - other customary contractual conditions specified in the merger agreement.

The party entitled to the benefit of some of these conditions may waive these conditions. Neither Tellabs nor NetCore can make assurances that the conditions will be satisfied or waived or that the merger will occur.

TERMINATION OF THE MERGER AGREEMENT (PAGE __)

     NetCore and Tellabs can agree at any time to terminate the merger agreement without completing the merger, and the merger agreement may be terminated by either company if any of the following occurs:

     - either party materially breaches any of its representations, warranties or obligations under the merger agreement and does not cure such breach within 30 business days of receiving notice of it;

     -   the merger is not completed by December 15, 1999; or

     - a court or other governmental authority permanently prohibits the merger.

     In addition, Tellabs may terminate the merger agreement if NetCore stockholders do not approve the merger, if any other person or entity becomes the beneficial owner of 25% or more of the shares of NetCore common stock, or if the NetCore Board recommends in favor of a business combination other than the merger with Tellabs or resolves to do so.

NO SOLICITATION OF COMPETING TRANSACTIONS (PAGE __)

     The merger agreement restricts NetCore's ability to solicit, encourage or enter into any alternative acquisition transactions with third parties. NetCore must promptly notify Tellabs if it receives offers or proposals for any such alternative transactions.

APPRAISAL RIGHTS (PAGE __)

     IF YOU OBJECT TO THE MERGER, THE MERGER AGREEMENT PERMITS YOU TO SEEK RELIEF AS A DISSENTING STOCKHOLDER UNDER DELAWARE LAW AND HAVE THE "FAIR VALUE" OF YOUR SHARES OF NETCORE COMMON STOCK AND NETCORE PREFERRED STOCK DETERMINED BY A COURT AND PAID TO YOU IN CASH.

     If you are a NetCore stockholder and wish to dissent, you must deliver to NetCore, prior to the taking of the vote on the merger at the special meeting, a written demand for appraisal of your shares. A proxy or vote against the merger is not sufficient to make this demand. You also must not vote in favor of the merger agreement. To not vote in favor of the merger agreement, you can do any of the following:

     -   vote "no" at the special meeting, either in person or by proxy;

     -   abstain from voting;

     -   fail to vote; or

     - revoke a duly executed proxy that contains a vote in favor of the merger or contains voting instructions.

Beneficial owners of shares of NetCore common stock or NetCore preferred stock whose shares are held of record by another person, such as a broker, bank or nominee, and who wish to exercise their rights of appraisal, should instruct the record holder to follow the appraisal procedures of Delaware law. The provisions of Delaware law relating to the exercise of appraisal rights are complicated and failure to strictly adhere to such provisions may terminate or waive your appraisal rights. Therefore, if you exercise your appraisal rights to obtain an appraisal of the fair value of your shares, you may wish to consult with a qualified attorney.

A copy of Section 262 of the Delaware General Corporation Law, which governs this process, is attached as Annex E to this proxy statement and prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE __)

     It is a condition to the completion of the merger that NetCore and Tellabs each receive an opinion of tax counsel. The opinion of tax counsel will conclude that no gain or loss generally should be recognized by a NetCore stockholder for federal income tax purposes on the exchange of shares of NetCore common stock and preferred stock for shares of Tellabs common stock. Federal income tax may be payable, however, on cash received by NetCore stockholders instead of fractional shares, on cash received by NetCore stockholders asserting appraisal rights, and on Tellabs shares that are distributed to Tellabs in satisfaction of indemnification claims.

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU. SEE "THE MERGER--MATERIAL FEDERAL INCOME TAX CONSEQUENCES." (PAGE __)

ACCOUNTING TREATMENT (PAGE __)

     Tellabs expects to account for the merger as a pooling of interests.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE __)

     Tellabs and NetCore have made forward-looking statements in this document and in documents to which we have referred you. These statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. Forward-looking statements include assumptions as to how Tellabs and NetCore may perform in the future. You will find many of these statements in the following sections:

     - "THE MERGER--Reasons for the Merger; Recommendation of the NetCore Board of Directors." (page __)

     - "THE MERGER--Opinion of BancBoston Robertson Stephens."  (page __)

Also, when we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. For those statements, Tellabs and NetCore claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that some important factors, in addition to those discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of Tellabs and NetCore and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include: materially adverse changes in economic conditions and in the markets served by Tellabs and NetCore; regulatory, legal, economic and other changes in the telecommunications industry environment generally; and a significant delay in the expected completion of the merger.

                         SUMMARY SELECTED FINANCIAL DATA


SELECTED HISTORICAL FINANCIAL DATA OF NETCORE
(Dollars in thousands, except per share data)

         NetCore is providing the following financial information to help you in your analysis of the financial aspects of the merger. The annual selected historical financial data presented below have been derived from NetCore's audited financial statements. The interim selected historical financial data presented below have been derived from NetCore's unaudited financial statements. As this information is only a summary, it should be read in conjunction with NetCore's historical financial statements (and related notes). See "NETCORE FINANCIAL STATEMENTS"

         NetCore operates on a fiscal year ending on the 31st of December in each year. NetCore was incorporated in October 1996, therefore information for fiscal year 1996 is from October 15, 1996 through December 31, 1996 and there is no financial information for any prior years.


                                            FISCAL YEARS               THREE MONTHS ENDED
                                            ------------             ----------------------
                                                                     MARCH 29,    MARCH 28,
                                    1996       1997        1998        1998         1999
                                 --------    --------    --------    ---------   ----------
STATEMENT OF OPERATIONS
DATA:

Net Sales ....................       --          --          --          --          --

Gross Profit .................       --          --          --          --          --

Loss before income
taxes ........................   $   (270)   $ (3,882)   $(11,029)   $ (1,653)   $ (2,444)

Net Loss .....................   $   (270)   $ (3,882)   $(11,029)   $ (1,653)   $ (2,444)

Net Loss attributable to
common stockholders ..........   $   (293)   $ (4,197)   $(12,709)   $ (1,896)   $ (3,060)

Loss per share attributable
to common stockholders........   $   (.12)   $  (1.56)   $  (3.74)   $   (.62)   $   (.78)

Loss per share
attributable to common
stockholders, assuming
dilution .....................   $   (.12)   $  (1.56)   $  (3.74)   $   (.62)   $   (.78)

BALANCE SHEET DATA --
AT PERIOD END

Stockholders' equity
(deficit).....................   $  1,711    $ (2,440)   $(15,111)   $ (4,322)   $(18,140)

Total Assets .................   $  5,437    $ 10,732    $ 17,534    $  9,364    $ 19,288

Net working capital ..........   $  5,135    $  9,331    $ 14,423    $  7,728    $ 14,041

Long-term debt ...............       --      $    237    $    499    $    450    $    735

SELECTED HISTORICAL FINANCIAL DATA OF TELLABS
(Dollars in thousands, except per share data)

    Tellabs is providing the following financial information to help you in your analysis of the financial aspects of the merger. The annual selected historical financial data presented below have been derived from Tellabs' audited consolidated financial statements. The interim selected historical financial data presented below have been derived from Tellabs' unaudited consolidated financial statements. As this information is only a summary, it should be read in conjunction with Tellabs's historical financial statements (and related notes) contained in the annual reports and other information that Tellabs has filed with the Securities and Exchange Commission (SEC), and are incorporated by reference into this proxy statement and prospectus.

    Tellabs operates on a 52-53 weeks fiscal year, ending on a Friday near December 31.


                                                   FISCAL YEARS                                     THREE MONTHS ENDED
                                                                                                   APRIL 3,     APRIL 2,
                                    1994         1995         1996         1997         1998         1998          1999
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF EARNINGS
DATA:

Net sales ....................   $  494,153   $  635,229   $  868,975   $1,203,546   $1,660,102   $  327,502   $  469,651

Gross profit .................   $  270,003   $  363,835   $  519,243   $  758,003   $1,081,238   $  189,156   $  275,641

Earnings before income taxes..   $   97,824   $  162,825   $  175,282   $  399,529   $  590,115   $  101,102   $  153,657

Net earnings .................   $   72,389   $  115,606   $  117,965   $  263,689   $  398,328   $   68,244   $  103,718

Earnings per share ...........   $     0.21   $     0.33   $     0.33   $     0.73   $     1.06   $     0.19   $     0.27

Earnings per share,
assuming dilution ............   $     0.20   $     0.32   $     0.32   $     0.71   $     1.04   $     0.18   $     0.26

BALANCE SHEET DATA --
AT PERIOD END

Stockholders' equity .........   $  292,790   $  433,233   $  591,276   $  933,109   $1,376,597   $1,033,050   $1,475,430

Total Assets .................   $  390,067   $  552,051   $  743,823   $1,183,379   $1,627,591   $1,286,717   $1,713,743

Net working capital ..........   $  138,317   $  267,806   $  343,840   $  637,114   $1,034,564   $  726,789   $1,130,664

Long-term debt ...............   $    2,850   $    2,850   $    2,850   $    2,850   $    2,850   $    2,850   $    2,850


Per share data have been restated to reflect two-for-one stock splits in fiscal years 1995, 1996 and 1999.

COMPARATIVE PER SHARE DATA

         The following table presents historical and pro forma per-share data of NetCore and Tellabs. The data presented below should be read in conjunction with the historical financial statements of Tellabs, which are incorporated by reference in this document, and of NetCore, which are provided under "NETCORE FINANCIAL STATEMENTS" on page __. Earnings per share data are calculated using the diluted weighted average of shares outstanding, while book value per share is calculated using the outstanding shares at period end. Because the number of shares of Tellabs common stock to be issued in the merger will not be known until three business days prior to the completion of the merger, Tellabs pro forma and NetCore equivalent per share data can only be estimated at this time. Using the reference average Tellabs share price of $66 per share of Tellabs common stock, and assuming the exchange of 19,923,439 shares of NetCore common stock in the merger (which assumes the exercise of all outstanding options to purchase shares of NetCore common stock and the conversion of all shares of NetCore preferred stock into shares of NetCore common stock prior to the merger), 8,712,121 shares of Tellabs common stock will be issuable in the merger resulting in a hypothetical exchange ratio of 0.43727 shares of Tellabs common stock for each share of NetCore common stock. The Tellabs pro forma combined per share data assume the conversion of all NetCore preferred stock into NetCore common stock at the applicable conversion ratios and the exchange of shares of NetCore common stock into shares of Tellabs common stock in the merger at a hypothetical exchange ratio of 0.43727. The NetCore pro forma equivalent per share data is calculated by multiplying the reference Tellabs pro forma combined per share data by the hypothetical exchange ratio of 0.43727.


                                       FISCAL QUARTER(2)                            FISCAL YEAR(2)
                                       -----------------         -----------------------------------------------
                                              1999                   1998                 1997           1996
                                       -----------------         ------------       --------------    ----------
TELLABS HISTORICAL(3):
Earnings per common share, assuming
dilution................................      $.26                 $1.04                 $.71           $.32
Dividends per common share, net.........      --                    --                   --              --
Book value per share....................      3.77                  3.54
NETCORE HISTORICAL:
Loss per common share, assuming
dilution................................     (.78)                 (3.74)               (1.56)          (.12)
Dividends per common share, net.........      --                    --                   --              --
Book deficit per share..................     (2.96)                (2.49)
TELLABS PRO FORMA COMBINED (1):
Earnings  per common share, assuming
dilution................................      .25                   .99                  .69             .32
Dividends per common share, net.........      --                    --                   --              --
Book value per share...................       3.55                 3.35
NETCORE PRO FORMA EQUIVALENT:
Earnings  per common share, assuming
dilution...............................       .11                   .43                  .30             .14
Dividends per common share, net........       --                    --                   --              --
Book value per share...................      1.55                  1.46

----------------------

(1) The pro forma combined net earnings per share for the three months ended April 2, 1999 and for each of the years ended January 1, 1999, January 2, 1998, and December 27, 1996, respectively, illustrates the results as if the merger had occurred on the first day of each fiscal period. The pro forma combined per share data have been included for illustrative purposes only and do not reflect any cost savings and other synergies anticipated by Tellabs' management as a result of the merger. The pro forma combined per share data are not necessarily indicative of the results of operations or financial position that would have occurred had the merger been consummated at the dates indicated, nor are they necessarily indicative of future results of operations or financial position of the merged companies.

(2) For Tellabs, information is for the three months ended April 2, 1999 and the fiscal years ended January 1, 1999, January 2, 1998, and December 27, 1996. For NetCore, information is for the three months ended March 28, 1999, and the fiscal years ended December 31, 1998, December 31, 1997, and December 31, 1996.

(3) Per share data of Tellabs have been restated to reflect a two-for-one stock split effective May 17, 1999.

COMPARATIVE MARKET PRICE DATA

         Tellabs. Tellabs common stock is traded on the Nasdaq National Market under the symbol "TLAB." Tellabs has never paid cash dividends and has no plans to do so in the future. The following table presents certain historical trading and dividend declaration information for Tellabs common stock.


                                                                                          TELLABS
                                                                                     COMMON STOCK (1)
                                                                             ------------------------------
                                                                                  HIGH             LOW
                                                                             -------------------------------
FISCAL YEAR 1999

Third Quarter (through ______)..............................................  $      _____      $   _____
Second Quarter .............................................................  $     70 5/8      $   45 13/16
First Quarter ..............................................................  $     50 9/16     $   32 3/8

FISCAL YEAR 1998

Fourth Quarter..............................................................  $    36 11/32     $  15 11/16
Third Quarter...............................................................       46 9/16            18
Second Quarter..............................................................        37 5/16         30 5/16
First Quarter...............................................................        34 3/4          22 1/4

FISCAL YEAR 1997

Fourth Quarter..............................................................  $    29 29/32     $   21 5/16
Third Quarter...............................................................        32 1/2          25 1/4
Second Quarter..............................................................        29 5/16         16 1/2
First Quarter...............................................................        23 1/16           16

------------------------

(1) The per share amounts have been restated to reflect a two-for-one stock split effective on May 17, 1999.

     On June 29, 1999, the last trading day prior to the public announcement of the merger agreement, the last sale price of Tellabs common stock, as reported by Nasdaq, was $69 3/8. On __________, 1999, the last trading date prior to the date of this proxy statement and prospectus, the last sale price of Tellabs common stock, as reported by Nasdaq, was $__________.

     THE MARKET PRICE OF TELLABS COMMON STOCK FLUCTUATES AND YOU ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR TELLABS COMMON STOCK.

     NetCore. Because there is no established trading market for shares of any class of NetCore stock, information with respect to market prices of NetCore stock and the equivalent per share market prices of Tellabs common stock have been omitted.

                               THE SPECIAL MEETING

GENERAL

         This proxy statement and prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of NetCore Systems, Inc. for use at the special meeting of holders of NetCore common stock and NetCore preferred stock. This proxy statement and prospectus, the attached Notice of Stockholders' Meeting and the enclosed form of proxy are first being mailed to stockholders of NetCore on or about __________, 1999.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the NetCore special meeting, holders of NetCore common stock and preferred stock will be asked to consider and vote on a proposal to approve and adopt the merger agreement.

         AFTER CAREFUL CONSIDERATION, THE NETCORE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF NETCORE AND ITS STOCKHOLDERS. THE NETCORE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF NETCORE COMMON STOCK AND PREFERRED STOCK VOTE TO APPROVE AND ADOPT IT AT THE SPECIAL MEETING.

RECORD DATE

         The NetCore Board has fixed the close of business on __________, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were outstanding 6,208,744 shares of NetCore common stock, 157,895 shares of Series A Preferred Stock, 3,550,000 shares of Series B Preferred Stock, 4,728,571 shares of Series C Preferred Stock and 4,016,099 shares of Series D Preferred Stock. No other voting securities of NetCore are outstanding. Each holder of NetCore common stock is entitled to one vote for each share of NetCore common stock held as of the record date and each holder of NetCore preferred stock is entitled to one vote for each share of NetCore preferred stock held as of the record date.

         As of the record date, the directors and executive officers of NetCore beneficially owned approximately 4,056,052 (approximately 65%) of the outstanding shares of NetCore common stock, none of the outstanding shares of NetCore Series A preferred stock, 3,475,000 (approximately 98%) of the outstanding shares of NetCore Series B preferred stock, 1,844,920 (approximately 39%) of the outstanding shares of NetCore Series C preferred stock and 2,608,849 (approximately 65%) of the outstanding shares of NetCore Series D preferred stock. All of the directors and officers of NetCore have signed voting agreements, without any additional consideration being paid to them, by which they have agreed to vote all of their shares of NetCore common stock and preferred stock in favor of approving and adopting the merger agreement.

QUORUM

         The presence at the special meeting, in person or by proxy, of the holders of the majority of shares of NetCore common stock and each series of preferred stock, determined as separate classes, entitled to vote constitutes a quorum for the transaction of business at the special meeting. Abstentions will be considered present at the special meeting for the purpose of determining the presence of a quorum. If a quorum should not be present, the special meeting may be adjourned from time to time until a quorum is obtained.

REQUIRED VOTE

         Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of NetCore common stock and the affirmative vote of the holders of a majority of the outstanding shares of each series of NetCore preferred stock, voting as separate classes, is required to approve and adopt the merger agreement.

         As a condition of Tellabs' willingness to enter into the merger agreement, certain stockholders of NetCore have entered into voting agreements, each dated June 29, 1999, with Tellabs. Under the voting agreements, these stockholders have agreed, without any additional consideration being paid to them, to vote all of the shares of NetCore common stock and preferred stock held by them in favor of approving and adopting the merger agreement. As of the record date, these stockholders beneficially held 4,059,898 (approximately 65%) of the outstanding shares of NetCore common stock, 157,895 (100%) of the outstanding shares of NetCore Series A preferred stock, 3,475,000 (approximately 98%) of the outstanding shares of NetCore Series B preferred stock, 3,559,206 (approximately 75%) of the outstanding shares of NetCore Series C preferred stock, and 2,923,810 (approximately 73%) of the outstanding shares of NetCore Series D preferred stock.

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT BY THE NETCORE STOCKHOLDERS IS THEREFORE ASSURED. HOWEVER, BECAUSE THERE ARE OTHER CONDITIONS TO CLOSING THAT HAVE NOT YET BEEN FULFILLED, CLOSING OF THE MERGER IS NOT ASSURED. ALSO, YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

PROXIES

         This proxy statement and prospectus is accompanied by a form of proxy to be used at the NetCore special meeting. NetCore stockholders are requested to complete, sign and date the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to NetCore.

         Shares of NetCore common stock and preferred stock represented by properly executed proxies will, unless revoked, be voted in accordance with the instructions indicated or, if no instructions are indicated, will be voted for approval and adoption of the merger agreement and in the best judgment of the individuals named in the proxy on any other matters which may properly come before the special meeting.

         You may revoke any proxy you have given at any time prior to its being voted by filing a notice of revocation or a duly executed proxy bearing a later date with the Secretary of NetCore. You may also revoke your proxy by attending the special meeting and voting in person.

         You may abstain from voting by properly marking the "ABSTAIN" box on the proposal you wish to abstain from. Your abstention will be counted as present for the purpose of determining the existence of a quorum. Abstentions will have the same effect as a vote against the approval and adoption of the merger agreement.

SOLICITATION OF PROXIES

         Proxies are being solicited by and on behalf of the NetCore Board. NetCore will bear the cost of the solicitation of proxies from its stockholders in the enclosed form. Tellabs and NetCore will share equally all expenses related to printing, filing and mailing this proxy statement and prospectus and all the SEC and other regulatory filing fees incurred in connection with this proxy statement and prospectus. See "THE MERGER AGREEMENT--Expenses." In addition to soliciting proxies by mail, officers, directors and employees of NetCore, without receiving additional compensation, may solicit proxies by telephone, in person or by other means.

                                   THE MERGER

BACKGROUND OF THE MERGER

         In March 1998, Mr. Harvey Scull, Vice President of Global Planning and Business Development of Tellabs, and Mr. Ashraf Dahod, President and Chief Executive Officer of NetCore, held an initial meeting to discuss opportunities for the two companies to work together. Over the next eight months, through November 1998, several meetings occurred between executives of the two companies. Initial discussions involved plans for an OEM relationship and evolved over time to technology licensing, joint development opportunities and a potential minority investment by Tellabs in NetCore in conjunction with NetCore's pending private placement financing.

         In October 1998, while discussing the proposed OEM arrangement, executives of Tellabs suggested to Mr. Dahod that it may be appropriate for Tellabs to consider acquiring NetCore. Shortly thereafter, executives from Tellabs commenced a due diligence review of NetCore. NetCore had begun the above-mentioned private placement financing in August 1998 with the investment banking firm of BancBoston Robertson Stephens, Inc. acting as placement agent to assist NetCore in raising those funds and structuring the private placement. NetCore asked BancBoston Robertson Stephens to assist NetCore in assessing the merger opportunity and in the negotiations with Tellabs. Over the next month there were several meetings between executives from both companies, often including representatives of BancBoston Robertson Stephens. In late November 1998, executives from Tellabs and NetCore determined that the parties would not be able to agree on a price for the transaction and terminated all discussions, including the OEM and other business discussions.

         There were no formal discussions again between Tellabs and NetCore until the SuperComm telecommunications industry conference in Atlanta, Georgia on June 9, 1999 when executives of the two companies met in NetCore's trade show booth and provided each other with information on the status of their products. Participants in that discussion included: from Tellabs, Mr. Michael Birck, President and Chief Executive Officer, Mr. Harvey Scull and Mr. Wayne Partington, Manager of Business Development; and from NetCore, Mr. Ashraf Dahod, Mr. William Stuart, Vice President and Chief Financial Officer, and Ms. Alice Barber, Vice President of Finance. NetCore executives held similar discussions with executives of other telecommunications equipment companies at the SuperComm conference.

         On June 17, 1999 the senior management of Tellabs held a strategic planning meeting to review the results of meetings held with several telecommunications equipment companies at the SuperComm conference a week earlier and to make some key decisions regarding product strategy.

         On June 17, 1999, NetCore held a regularly scheduled Board of Directors meeting. One of the items of discussion at the NetCore Board meeting was NetCore's forthcoming round of financing. The NetCore Board determined that NetCore should accelerate its efforts to take advantage of the interest displayed by several institutional investors to invest in NetCore. In the evening of June 17, 1999, Mr. Dahod received a telephone call from Mr. Birck regarding exploring the possibility of a merger between Tellabs and NetCore. Mr. Birck asked Mr. Dahod to telephone the next day with a price range within which NetCore's Board would consider an acquisition offer.

         The NetCore Board of Directors held a telephonic meeting in the evening of June 17 and in the morning of June 18, 1999. Mr. Dahod reviewed with the Board his conversation with Mr. Birck. There followed a discussion of valuation issues, led by Mr. Dahod and Mr. Stuart, of alternative strategies such as an initial public offering, and of likely alternative merger partners and the potential outcomes, including valuation, of pursuing discussions with alternative merger partners. The Board also considered the risks and uncertainties associated with alternative strategies, the time required to pursue those alternatives, and the resulting management distraction. Mr. Dahod and Mr. Stuart reviewed with the Board publicly available information concerning Tellabs, including financial information and information regarding the telecommunications equipment industry. The Board also considered recent activity in the stock market for the initial public offerings of telecommunications equipment providers, the valuations of those and other similar companies and the valuations resulting from recent merger activity among companies in the industry. Mr. Dahod and Mr. Stuart reviewed with the Board the compatibility of the operations of NetCore and Tellabs, including potential benefits of combining sales and marketing and product development efforts and the compatibility of the two companies' cultures. A discussion among the members of the NetCore Board ensued regarding the appropriate response to Mr. Birck's proposal.

         The Board concluded that NetCore management could not afford the distraction of extensive merger discussions, especially during the following few months, a critical phase in the development and deployment of NetCore's first product. Thus, the Board determined that any discussions with a potential merger partner required a general understanding of a valuation for NetCore which would be representative of the current public market environment, recent merger activity and the alternatives available to NetCore. The Board also determined that any potential merger partner must agree to commit the resources necessary to ensure that the time required to complete negotiations and due diligence would not be prolonged and potentially a distraction to management and detrimental to NetCore and its long term prospects as an independent concern. The Board determined that discussions should proceed and instructed Mr. Dahod that he should contact Mr. Birck and advise him that in consideration of these issues the Board would be likely to consider favorably an offer to acquire NetCore at a valuation of $575 million.

         In the afternoon of June 18, 1999, Mr. Dahod telephoned Mr. Birck and advised him of the Board's decision. Mr. Birck informed Mr. Dahod that he would need to review the price with Tellabs' senior management and Board of Directors and that he would respond to him the following Monday, June 21, 1999. On the afternoon of

June 21, 1999, Mr. Birck telephoned Mr. Dahod and informed him that, subject to due diligence and negotiation of a definitive agreement, Tellabs would agree to acquire NetCore at a valuation of $575 million.

         On June 21, 1999, Tellabs provided NetCore with a draft term sheet outlining the proposed terms of a merger between the two companies.

         On June 23, 1999, Tellabs provided NetCore with a draft merger agreement. Commencing on that date, representatives of Tellabs and NetCore began negotiating the terms of the draft merger agreement and related agreements and continued their due diligence reviews. Tellabs was able to avail itself of much of the due diligence work which had been done by their representatives during the discussions between the two companies several months earlier, as noted above. Employees and management of Tellabs also met with employees and management of NetCore on June 24, 1999 and had several discussions over the next few days in the course of their respective due diligence reviews.

         On June 28, 1999, a telephonic meeting of the NetCore Board was held during which Mr. Stuart reviewed with the Board the status of negotiations. Representatives of Hale and Dorr LLP, NetCore's counsel, reported on the substantive completion of the merger agreement, a draft of which had been previously provided to members of the NetCore Board, and the resolution of remaining issues regarding the merger agreement and related agreements.

         On June 29, 1999, following completion of final negotiations of the Merger Agreement, the NetCore Board held a telephonic meeting during which Mr. Stuart and representatives of Hale and Dorr LLP reviewed the Merger Agreement and related agreements. Following a discussion, the NetCore Board unanimously concluded that the merger was fair to and in the best interests of NetCore and its stockholders, approved the merger agreement, the related agreements with Tellabs and authorized management to execute the merger agreement and related agreements and recommended the approval of the merger agreement by the holders of NetCore common and preferred stock. Following the meeting of the NetCore Board and a meeting of the Tellabs Board, each of NetCore, Tellabs and Blackhawk Merger Corp. executed and delivered the merger agreement. The execution of the merger agreement was announced on the morning of June 30, 1999 by issuance of a joint press release by Tellabs and NetCore.

REASONS FOR THE MERGER; RECOMMENDATION OF THE NETCORE BOARD OF DIRECTORS

         The NetCore Board has unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, NetCore and the NetCore stockholders. Accordingly, the NetCore Board has unanimously approved the merger agreement and unanimously recommends that the NetCore stockholders vote for the approval and adoption of the merger agreement. Some members of the NetCore Board of Directors may be deemed to have a conflict of interest in recommending stockholder approval of the merger. See "-- Interests of Certain Persons in the Merger; Conflicts of Interest."

         The NetCore Board believes that the merger will be beneficial to NetCore and that its stockholders should vote FOR the merger for the following reasons:

         - The merger should permit NetCore to utilize Tellabs' research and development capabilities and resources in developing its products, and should thereby enhance NetCore's ability to compete more effectively against larger competitors;

         - NetCore's products and technology complement those of Tellabs. NetCore's technology will be used to enhance the capabilities of existing and future Tellabs products. Existing customers of Tellabs are some of the most likely prospects for NetCore products;

         - The addition of Tellabs' sales and marketing resources, including its geographically more expansive distribution channel, and its established relationships with potential customers should increase NetCore's ability to market and sell its products; and

         - The consideration to be paid to NetCore stockholders in the merger will be shares of Tellabs common stock. Tellabs common stock is publicly traded on the Nasdaq National Market and is more readily marketable than shares of NetCore stock, which are not publicly traded.

         In the course of its deliberations during meetings held on June 17, 18, 28 and 29, 1999, the NetCore Board reviewed with NetCore management and NetCore's legal advisor additional factors that the NetCore Board deemed relevant to the merger, including the following:

         -      the strategic importance to NetCore of the proposed merger;

         - the consideration to be received by NetCore stockholders in the merger;

         - information concerning NetCore's and Tellabs' respective businesses, prospects, strategic business plans, financial performance and condition, results of operations, technology positions, management and competitive positions;

         - NetCore management's view as to the financial condition, results of operations and business of NetCore before and after giving effect to the merger;

         - NetCore management's view as to the prospects of NetCore's continuing as an independent company;

         - NetCore management's view as to NetCore's ability to gain access to the necessary capital to meet its strategic business goals in both the near-term and long-term and the relative costs associated with obtaining the capital;

         - the risks and uncertainties of pursuing an initial public offering of NetCore common stock;

         - current financial conditions and historical market prices, volatility and trading information with respect to Tellabs common stock;

         - NetCore management's view as to the effect of the merger on the core business of NetCore, including its research and development efforts, potential synergy of Tellabs' technologies with NetCore's technologies, the breadth of Tellabs' product offerings and sales and marketing infrastructure;

         - the impact of the merger on NetCore's employees and current and prospective customers; and

         -      the compatibility of the management of NetCore and Tellabs.

During the course of its deliberations concerning the merger, the NetCore Board also identified and considered a variety of potentially negative factors that could materialize as a result of the merger, including the following:

         - the risk that the potential benefits sought in the merger might not be fully realized;

         - the possibility that the merger might not be consummated and the effect of the public announcement of the merger on NetCore's employees and current and prospective customers;

         - the risks associated with obtaining the necessary approvals required to complete the merger; and

         - the effects of the diversion of management resources necessary to respond to due diligence inquiries, the negotiation and consummation of the merger, the preparation of this proxy statement and prospectus and the integration of the two companies.

         In view of the wide variety of factors considered by the NetCore Board, the directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors discussed above.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

         In considering the recommendation of the Board of Directors of NetCore with respect to the merger, stockholders of NetCore should be aware that certain members of NetCore's management and Board have certain interests in the merger in addition to the interests of the NetCore stockholders generally. In connection with the Board of Directors' determination that the merger is fair to the stockholders of NetCore, the NetCore Board was aware of these potential conflicts and carefully considered conflict of interest issues relating to the matters discussed below.

         Edward Anderson is a current member of the NetCore Board and is also a general partner of North Bridge Venture Partners, which beneficially owns 1,500,000 shares of Series B preferred stock, 702,063 shares of Series C preferred stock and 265,057 shares of Series D preferred stock of NetCore.

         Andrew Marcuvitz is a current member of the NetCore Board and is also a general partner of Matrix Partners, which beneficially owns 1,975,000 shares of Series B preferred stock, 1,142,857 shares of Series C preferred stock, and 375,288 shares of Series D preferred stock of NetCore.

         Stephen Diamond is a current member of the NetCore Board and is also a principal of DLJ Capital Corp., DLJ ESC II, L.P., Sprout Capital VIII, L.P., and Sprout Venture Capital, L.P., which together beneficially own 1,968,504 shares of Series D preferred stock.

         NetCore has entered into either or both a stock restriction agreement or a stock option agreement with the following executive officers and directors:
Ashraf M. Dahod, Kwabena D. Akufo, Jane R. Brandt, John M. Shaw, Mark T. Terenzoni, William J. Stuart and Hassan M. Ahmed. Under the terms of the stock restriction agreements, any unvested shares of NetCore common stock held by these individuals are subject to repurchase by NetCore in the event that the individual's employment or directorship is terminated. Under the stock option agreements, any unvested shares are subject to forfeiture in the event the individual's employment or directorship is terminated. Upon the consummation of a merger or an acquisition, including the consummation of the merger contemplated by the merger agreement, each individual's vesting schedule, for either restricted stock or options to purchase common stock, will be accelerated by 18 months. Options to purchase 75,000 shares of NetCore common stock held by these executive officers will accelerate as a result of the merger. These executive officers and director beneficially own an aggregate of 4,056,052 shares of NetCore common stock and 107,500 options to purchase common stock exercisable within 60 days of June 28, 1999.

         Employees and independent contractors who receive certain payments in the nature of compensation by reason of the merger, including the value of the acceleration of the vesting of options and restricted stock, may be subject to a 20% excise tax on the value of such payments in excess of a threshold amount based upon the recipient's five-year average compensation from NetCore. In this case, NetCore would not be entitled to a federal income tax deduction with respect to such excess.

OPINION OF BANCBOSTON ROBERTSON STEPHENS

         On July 11, 1999, BancBoston Robertson Stephens, Inc. delivered its written opinion to the NetCore Board that, as of such date and based on and subject to the assumptions made, matters considered and limitations on the review set forth therein, $575 million in implied equity value (regardless of the trading price of Tellabs Common Stock at any time) was fair to the NetCore Holders, taken as a whole, from a financial point of view. As used here, the term "NetCore Holders" means stockholders of NetCore other than Tellabs, Blackhawk, any of their affiliates or any holders of NetCore common stock or preferred stock who are officers or directors (or who have representatives serving as directors) of NetCore. No limitations were imposed by the NetCore Board on BancBoston Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The amount of the total consideration to be received by NetCore stockholders as a result of the merger was determined through negotiations between the managements of NetCore and Tellabs. BancBoston Robertson Stephens was not involved in such negotiations, and it was not asked by, and did not recommend to, NetCore that any specific purchase price constituted the appropriate consideration for the merger. BancBoston Robertson Stephens was not requested to, and did not, solicit third parties regarding alternatives to the merger.

         The full text of the BancBoston Robertson Stephens Opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement and prospectus as Annex B. Stockholders of NetCore are urged to read the BancBoston Robertson Stephens Opinion in its entirety. The BancBoston Robertson Stephens Opinion was prepared at the request and for the use of the NetCore Board in its consideration of the merger and does not constitute a recommendation to stockholders of NetCore as to how they should vote upon or take any other action with respect to the merger. The BancBoston Robertson Stephens Opinion is limited to the fairness, from a financial point of view and as of the date thereof, to the NetCore Holders, taken as a whole, of the $575 million in implied equity value. The BancBoston Robertson Stephens Opinion does not address

         - the value of any employee agreements or other arrangements entered into in connection with the merger; or

         -      any tax or other consequences that might result from the merger.

BancBoston Robertson Stephens' opinion does not address the relative merits of the merger and any other business strategies that the NetCore Board has considered or may be considering or the decision of the NetCore Board to proceed with the merger. BancBoston Robertson Stephens' opinion as to fairness, from a financial point of view, of the $575 million in implied equity value does not take into account the particular tax status or position of any stockholder of NetCore. The summary of BancBoston Robertson Stephens' opinion set forth in this proxy statement is a summary of the material provisions of BancBoston Robertson Stephens' opinion and is qualified in its entirety by reference to the full text of BancBoston Robertson Stephens' opinion attached hereto as Annex B.

         In connection with the preparation of BancBoston Robertson Stephens' opinion, BancBoston Robertson Stephens, among other things:

         - reviewed certain internal financial statements and other financial and operating data concerning NetCore, prepared by the management of NetCore;

         - reviewed certain financial forecasts and other forward looking financial information prepared by the management of NetCore;

         - held discussions with the management of NetCore concerning the businesses, past and current operations, financial condition and future prospects of NetCore;

         - compared the financial performance of NetCore with that of certain other publicly traded companies comparable with NetCore;

         - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that BancBoston Robertson Stephens deemed relevant;

         -        prepared a discounted cash flow analysis of NetCore; and

         - made such other studies and inquiries, and reviewed such other data, as BancBoston Robertson Stephens deemed relevant.

         In connection with its review and analysis and in rendering the BancBoston Robertson Stephens Opinion, BancBoston Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and neither attempted independently to verify nor assumed responsibility for verifying any of such information. BancBoston Robertson Stephens relied upon the assurances of the management of NetCore that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, BancBoston Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties or assets and liabilities (contingent or otherwise) of NetCore, nor was BancBoston Robertson Stephens furnished with any such evaluations or appraisals. With respect to the historical financial and operating analyses and financial forecasts (and the assumptions and bases therefor, including synergies related to the merger) for NetCore which it reviewed, upon the advice of NetCore, BancBoston Robertson Stephens assumed that such forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of NetCore as to the future financial condition and performance of NetCore and that such forecasts will be realized in the amounts and in the time periods currently estimated by the management of NetCore. In this regard, BancBoston Robertson Stephens noted that NetCore faces exposure to the Year 2000 problem and is currently undergoing Year 2000 projects. BancBoston Robertson Stephens did not undertake any independent analysis to evaluate the reliability or accuracy of the assumptions made by the management of NetCore with respect to the potential effect that the Year 2000 problem might have on its forecast. Further, BancBoston Robertson Stephens assumed that the historical financial statements of NetCore reviewed by it have been prepared and fairly presented in accordance with generally accepted accounting principles consistently applied. BancBoston Robertson Stephens assumed that the merger will be consummated upon the terms set forth in the merger agreement without material alteration. BancBoston Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of counsel.

         BancBoston Robertson Stephens' opinion is necessarily based upon financial, market, economic and other conditions that exist on, and the information made available to BancBoston Robertson Stephens as of, the date of such opinion. It should be understood that subsequent developments may affect the conclusion expressed in

BancBoston Robertson Stephens' opinion and that BancBoston Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting BancBoston Robertson Stephens' opinion which may come or be brought to BancBoston Robertson Stephens' attention after the date of such opinion.

         The following paragraphs summarize the material analyses performed by BancBoston Robertson Stephens in arriving at its opinion, but do not purport to be a complete description of the analyses performed by BancBoston Robertson Stephens. These summaries of analyses include information presented in tabular format. In order to fully understand the analyses used by BancBoston Robertson Stephens, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. All analyses were based on publicly available information, including consensus research analyst estimates and future operating results.

         Comparable company analysis. BancBoston Robertson Stephens analyzed, among other things, the market values plus net debt and trading multiples of the following selected publicly traded companies in the communications equipment industry:


        -         Cisco Systems
        -         Newbridge Networks
        -         Juniper Networks
        -         Ciena
        -         Vitesse
        -         MMC Networks
        -         PMC-Sierra
        -         Uniphase
        -         Applied Micro Circuits
        -         Tekelec

         Multiples compared by BancBoston Robertson Stephens included market value plus net debt to estimated net revenues for calendar 1999 and 2000. All multiples were based on closing stock prices as of June 29, 1999. As set forth in the following table, applying these multiples for these companies to corresponding financial data for NetCore resulted in the following ranges of implied equity value.


                Calendar Year        Range of Implied Equity Values
                -------------        ------------------------------
                1999 Revenues          $202 million - $264 million
                2000 Revenues          $347 million - $566 million

         BancBoston Robertson Stephens also analyzed these multiples and similar trading multiples of NetCore and these companies for similar periods applying acquisition premiums to the multiples ranging from 25% to 40%. As set forth in the following table, applying these multiples, adjusted for acquisition premiums, for these companies to corresponding financial data for NetCore resulted in the following ranges of implied equity value.


                Calendar Year        Range of Implied Equity Values
                -------------        ------------------------------
                1999 Revenues          $253 million - $369 million
                2000 Revenues          $434 million - $793 million

         Precedent transaction analysis. BancBoston Robertson Stephens analyzed the aggregate value and implied transaction value multiples paid or proposed to be paid in selected merger or acquisition transactions in the communications equipment industry. BancBoston Robertson Stephens compared, among other things, the aggregate value in these transactions as a multiple of the estimated next twelve months revenues and number of employees. As set forth in the following table, applying a range of multiples for these transactions to corresponding data for NetCore resulted in the following ranges of implied equity value.


                   Parameter                    Range of Implied Equity Values
                   ---------                    ------------------------------
         Next twelve months' revenues             $187 million - $374 million
                   Employees                      $401 million - $673 million

         All multiples for the Comparable Companies, the Comparable Transactions and the Selected Transactions were based on publicly available consensus research analyst estimates available at the time of the announcement of such transactions, without taking into account differing market and other conditions during the period in which the Comparable Companies, the Comparable Transactions and the Selected Transactions occurred. No company, transaction or business used in the Comparable Company Analysis or the Precedent Transaction Analysis as a comparison is identical to NetCore, Tellabs or the merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the Comparable Companies, the Comparable Transactions or the business segment, company or transactions to which they are being compared.

         Discounted cash flow analysis. BancBoston Robertson Stephens performed a discounted cash flow analysis of the unlevered (before interest expense) after-tax cash flows of NetCore based on NetCore management estimates for the fiscal years 1999 through 2004. In conducting its analysis, BancBoston Robertson
Stephens:

         - discounted the estimated, unlevered after-tax cash flows through December 31, 2004 using a range of discounts from 20% to 30%. NetCore's unlevered after-tax cash flows were calculated as the after-tax operating earnings of NetCore adjusted to add back non-cash expenses and deduct uses of cash not reflected in the income statement.

         - added to the present value of the cash flows the terminal value of NetCore in the fiscal year ending December 31, 2004, discounted back at the same range of discount rates. The terminal value was computed by multiplying NetCore's projected earnings before interest and taxes in fiscal 2004 by terminal multiples ranging from 16x to 20x.

The discounted cash flow valuation resulted in an implied equity value range of $411 million to $699 million.

         While the foregoing summary describes the material analyses and factors that BancBoston Robertson Stephens considered in rendering its opinion to the NetCore Board, it is not a complete description of all analyses and factors considered by BancBoston Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, BancBoston Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, BancBoston Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by BancBoston Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by BancBoston Robertson Stephens is based on all analyses and factors taken as a whole and also on application of BancBoston Robertson Stephens' own experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. BancBoston Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, BancBoston Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters many of which are beyond the control of NetCore or BancBoston Robertson Stephens. Any estimates contained in these analyses are not necessarily indicative of actual values or predicative of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which such businesses actually may be sold in the future, and such estimates are inherently subject to uncertainty.

         NetCore engaged BancBoston Robertson Stephens pursuant to a letter agreement dated June 29, 1999. The agreement provides that, for its services, BancBoston Robertson Stephens is entitled to receive a fee equal to $600,000 upon delivery of its opinion. NetCore has also agreed to reimburse BancBoston Robertson Stephens for its out-of-pocket expenses and to indemnify and hold harmless BancBoston Robertson Stephens and its affiliates and any other person, director, employee or agent of BancBoston Robertson Stephens or any of its affiliates, or any person controlling BancBoston Robertson Stephens or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by BancBoston Robertson Stephens as financial advisor to NetCore. The terms of the fee arrangement with BancBoston Robertson Stephens, which NetCore and BancBoston Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between NetCore and BancBoston Robertson Stephens, and the NetCore Board was aware of such fee arrangements. In the past, BancBoston Robertson Stephens has provided investment banking services to NetCore for which it has been paid fees, including acting as placement agent for the series D preferred stock offering. Certain employees of BancBoston Robertson Stephens own capital stock of NetCore, including certain employees of BancBoston Robertson Stephens who have provided advisory services to NetCore in connection with the merger. BancBoston Robertson Stephens was retained based on BancBoston Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as BancBoston Robertson Stephens' investment banking relationship and familiarity with NetCore. BancBoston Robertson Stephens may, from time to time, trade in the securities of Tellabs for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

         BancBoston Robertson Stephens is a nationally recognized investment banking firm. As part of its investment banking business, BancBoston Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

FORM OF THE MERGER

         If the holders of NetCore common stock and preferred stock approve and adopt the merger agreement and all other conditions to the merger are satisfied or waived, Blackhawk will be merged with and into NetCore. NetCore will be the surviving corporation after the merger and will become a wholly-owned subsidiary of Tellabs. Tellabs and NetCore anticipate that the merger will occur as promptly as practicable after the special meeting, with the filing of a Certificate of Merger with the Delaware Secretary of State.

MERGER CONSIDERATION

         The merger agreement provides that, upon consummation of the merger, as consideration for the merger, each share of NetCore common stock and preferred stock (other than shares owned by NetCore or its wholly-owned subsidiaries or by Tellabs, which will be canceled, or any shares for which appraisal rights have been validly asserted) will be converted into shares of Tellabs common stock according to the following formulas:

         (a) For each share of NetCore common stock, a fraction of a share of Tellabs common stock equal to

                   (i) $575,000,000 minus the Liquidation Preference (as defined below), divided by:

                           The number of shares of NetCore common stock outstanding, on a fully diluted basis, assuming the exercise of all outstanding NetCore stock options and the conversion of all shares of NetCore Series A preferred stock into shares of NetCore common stock

                            - The "Liquidation Preference" is calculated pursuant to the following formula:

                                   -      the number of shares of NetCore
                                          Series  B preferred stock outstanding
                                          multiplied by $5 plus

                                   -      the number of shares of NetCore
                                          Series C preferred stock outstanding
                                          multiplied by $7; plus


                                   -      the number of shares of NetCore
                                          Series D preferred stock outstanding
                                          multiplied by $15.24.

                  divided by:

                  (ii) the average Tellabs share price (as defined below).

                            - The "average Tellabs share price" will be the average of the last sale price per share of Tellabs common stock, as reported by Nasdaq, for the 15 trading days preceding the three trading days prior to the date on which the merger occurs. The merger agreement specifies that the average Tellabs share price may not be less than $52.80 or exceed $79.20.

         (b) For each share of NetCore Series A preferred stock, the fraction of a share of Tellabs common stock receivable in exchange for each share of NetCore common stock resulting from the conversion of such share of Series A preferred stock into NetCore common stock, at a conversion ratio of approximately
                  2.2 shares of NetCore common stock for each share of NetCore Series A preferred stock.

         (c) For each share of NetCore Series B preferred stock, the fraction of a share of Tellabs common stock equal to $5 divided by the average Tellabs share price.

         (d) For each share of NetCore Series C preferred stock, the fraction of a share of Tellabs common stock equal to $7 divided by the average Tellabs share price.

         (e) For each share of NetCore Series D preferred stock, the fraction of a share of Tellabs common stock equal to $15.24 divided by the average Tellabs share price.

         The merger consideration is generally intended to provide shares of Tellabs common stock with an aggregate value of $575 million, based upon the average Tellabs share price and the number of outstanding shares of NetCore common stock and preferred stock to be exchanged in the merger. Therefore, a higher average Tellabs share price would result in fewer shares of Tellabs common stock constituting the merger consideration, and a lower average Tellabs share price would result in more shares of Tellabs common stock constituting the merger consideration. Furthermore, a greater number of shares of NetCore stock to be exchanged in the merger will result in a lower exchange ratio and a lesser number of shares of NetCore stock to be exchanged in the merger will result in a greater exchange ratio.

         For example, if the average Tellabs share price were equal to $66 per share, the aggregate merger consideration would be equal to 8,712,121 shares of Tellabs common stock. If the aggregate merger consideration is equal to 8,712,121 shares of Tellabs common stock and the total number of shares of NetCore common stock to be exchanged in the merger is 19,923,439, assuming the exercise of all outstanding NetCore options and the conversion of all shares of NetCore preferred stock into shares of NetCore common stock prior to the merger, then the exchange ratio will be 0.43727 shares of Tellabs common stock for each share of NetCore common stock, plus cash in lieu of fractional shares. An average Tellabs share price greater than $66 would result in fewer than 8,712,121 shares of Tellabs common stock constituting the aggregate merger consideration and an average Tellabs share price less than $66 would result in more than 8,712,121 shares of Tellabs common stock constituting the aggregate merger consideration. If the aggregate number of shares of NetCore common stock to be exchanged in the merger is greater than 19,923,439, the exchange ratio in the merger will be less than 0.43727 shares of Tellabs common stock for each share of NetCore common stock. If the aggregate number of shares of NetCore common stock to be exchanged in the merger is less than 19,923,439, the exchange ratio in the merger will be greater than 0.43727 shares of Tellabs common stock for each share of NetCore common stock.

         Tellabs and NetCore expect that the holders of NetCore preferred stock will convert all of their shares of NetCore preferred stock into shares of NetCore common stock prior to the merger.

         The merger agreement provides that the period for determining the average Tellabs share price will end before the trading day which is three days prior to the merger closing date, and therefore the number of shares of Tellabs common stock constituting the merger consideration will be fixed at that time. The market price of Tellabs common stock is expected to fluctuate with the performance of Tellabs and general market conditions during the three-day period between the end of the period for determining the average Tellabs share price and the merger closing date. In addition, the average Tellabs sales price may not be higher than the maximum or lower than the minimum amounts provided for in the merger agreement. Thus, the last sale price of Tellabs common stock on the closing date may be higher or lower than the average Tellabs share price.

         If the special meeting occurs prior to the end of the period for determining the average Tellabs share price, the precise number of shares of Tellabs common stock constituting the merger consideration will not be known at the time the vote on the approval and adoption of the merger agreement is held. You may call, toll-free, (___) ___-____ for information concerning the estimated number of shares of Tellabs common stock that will be issued in exchange for each share of NetCore stock.

         If between the date of the merger agreement and the effective time of the merger Tellabs changes the outstanding shares of Tellabs common stock into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the merger agreement provides that the merger consideration paid to NetCore stockholders will be correspondingly adjusted to the extent appropriate to reflect these changes. In lieu of fractional shares of Tellabs common stock, Tellabs will pay to each holder who would otherwise be entitled to receive a fractional share an amount in cash equal to the product of (i) the last reported sale price per share of Tellabs common stock, as reported by Nasdaq, on the date of the effective time of the merger, and (ii) the fractional share interest to which such holder would otherwise be entitled.

ESCROW

         Under the merger agreement, Tellabs and its affiliates will be indemnified against losses and expenses incurred as a result of:

         - any failure of NetCore to perform or comply with any covenant contained in the merger agreement; and

         - any inaccuracy of a representation or breach of a warranty of NetCore contained in Article III of the merger agreement or in a certificate of NetCore delivered pursuant to Article VI of the merger agreement.

         With respect to inaccuracies of certain representations or breaches of certain warranties of NetCore, NetCore will indemnify Tellabs and its subsidiaries only in the event that the aggregate losses and expenses borne by Tellabs and its subsidiaries with respect to such inaccuracies and breaches exceeds $500,000 and only to the extent of such excess.

         Indemnity Fund. Tellabs and its affiliates will be indemnified from an indemnity fund. The indemnity fund will be governed by an indemnity agreement. The indemnity agreement is attached to this proxy statement and prospectus substantially in the form of Annex D. The stockholders will have no right of contribution from NetCore with respect to any losses or expenses claimed by Tellabs after the closing date. Nothing in the merger agreement limits the liability of NetCore for any breach of any representation, warranty or covenant if the merger is not consummated.

         Upon the surrender of a properly executed certificate representing shares of NetCore common stock or preferred stock to the exchange agent, 10% of the number of whole shares of Tellabs common stock into which such shares of NetCore common stock or preferred stock are convertible will be delivered to Harris Trust and Savings Bank, or its successor, as the indemnity agent and will comprise the indemnity fund. Any additional shares of Tellabs common stock resulting from a stock split affecting the Tellabs common stock in the indemnity fund will remain a part of the indemnity fund. All dividends or distributions, other than stock splits, will be distributed to the NetCore stockholders in accordance with the indemnity agreement. Under the indemnity agreement, the stockholders may, under certain circumstances, sell the shares of Tellabs common stock credited to them in the indemnity fund, but the proceeds of the sale must be maintained in the indemnity fund until it expires.

         Stockholder Representatives. The merger agreement establishes Ashraf M. Dahod and William J. Stuart as the initial stockholder representatives. The stockholder representatives are appointed to act as the agents of the stockholders whose shares of Tellabs common stock are held in the indemnity fund to take certain actions relating to the indemnity fund. The actions of the stockholder representatives will be considered the binding actions of the stockholders whose shares of Tellabs common stock are held in the indemnity fund. The holders of a majority in interest of the shares of Tellabs common stock held in the indemnity fund may change the stockholder representatives on ten days' prior written notice to Tellabs.

         Maximum Payments and Remedies. Following the merger, the amount held in the indemnity fund will provide the sole and exclusive remedy for any and all damages Tellabs may suffer as the result of any breach of the merger agreement or any claim of misrepresentation against NetCore in connection with the merger agreement or the merger.

PROCEDURES FOR EXCHANGE OF NETCORE COMMON AND PREFERRED STOCK CERTIFICATES

         Tellabs will authorize a commercial bank to act as exchange agent. As soon as practicable after the effective time of the merger, Tellabs will deposit with the exchange agent, into an exchange fund, for the benefit of holders of issued and outstanding shares of NetCore common stock and preferred stock, certificates representing the shares of Tellabs common stock issuable as a result of the merger and cash required to make payments in lieu of fractional shares.

         As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal, together with exchange instructions, to the holders of record of NetCore common stock and preferred stock. After receiving the letter of transmittal the NetCore stockholders will be able to surrender their certificates to the exchange agent, and will receive in exchange a certificate representing the number of whole shares of Tellabs common stock (and cash in lieu of any fractional shares) to which they are entitled, less any amounts distributed to the indemnity agent for deposit into the indemnity fund. The letter of transmittal will be accompanied by instructions specifying other details of the exchange. NETCORE STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

         After the effective time of the merger and until surrendered, each certificate representing shares of NetCore common stock or preferred stock will represent only the right to receive upon surrender a certificate representing shares of Tellabs common stock and cash in lieu of fractional shares. No dividends or other distributions declared or made on Tellabs common stock with a record date after the effective time will be paid to the holder of any unsurrendered NetCore stock certificate and no cash payment in lieu of fractional shares will be paid, until the holder of record surrenders his NetCore stock certificate. Subject to the effect of applicable laws, after a NetCore stockholder surrenders his NetCore stock certificate, he will be paid, without interest, (i) at the time of surrender, the amount of any cash payable in lieu of fractional shares of Tellabs common stock to which he is entitled and the amount of dividends or other distributions with a record date after the effective time of the merger previously paid with respect to whole shares of his Tellabs common stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the merger but prior to surrender and with a payment date after surrender payable with respect to whole shares of his Tellabs common stock.

         Tellabs and the exchange agent are entitled to deduct and withhold from the consideration otherwise payable such amounts as they are required to deduct and withhold under the Internal Revenue Code of 1986 or any provision of state, local or foreign tax law. Tellabs and NetCore will treat any amounts so withheld as having been paid to the person in respect of whom such deduction and withholding was made.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Generally

         The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion that follows is based on and subject to the Internal Revenue Code, Treasury Regulations under the Internal Revenue Code, existing administrative interpretations and court decisions as of the date of this proxy statement and prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The following discussion does not address the effects of the merger under any state, local or foreign tax laws.

         The tax treatment of a NetCore stockholder may vary depending upon the stockholder's particular situation, and certain NetCore stockholders (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, persons who do not hold NetCore stock as capital assets, employees of NetCore, and individuals who hold NetCore stock as part of a straddle or conversion transaction) may be subject to special rules not discussed below. Each NetCore stockholder is urged to consult its tax advisor with respect to the specific tax consequences of the merger, including the effect of United States federal, state, local, foreign and other tax rules, and the effect of possible changes in tax laws.

         It is a condition to the obligation of Tellabs to effect the merger that Tellabs receive an opinion from its counsel, Sidley & Austin, and it is a condition to the obligation of NetCore to effect the merger that NetCore receive an opinion from its counsel, Hale and Dorr LLP, in each case to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes, and in each case to the following effect:

         Tax Consequences to Tellabs, Blackhawk and NetCore. For federal income tax purposes, no gain or loss will be recognized by Tellabs, Blackhawk or NetCore as a result of the merger.

         Tax Consequences to NetCore Stockholders. For federal income tax purposes, (i) no gain or loss will be recognized by the stockholders of NetCore upon the conversion of their shares of NetCore stock into shares of Tellabs common stock pursuant to the merger, except with respect to cash, if any, received in lieu of fractional shares of Tellabs common stock, (ii) the aggregate tax basis of the shares of Tellabs common stock received in exchange for shares of NetCore stock pursuant to the merger (including a fractional share of Tellabs common stock for which cash is received) will be the same as the aggregate tax basis of such shares of NetCore stock, (iii) the holding period for shares of Tellabs common stock received in exchange for shares of NetCore stock will include the holder's holding period for such shares of NetCore stock, provided such shares of NetCore stock were held as capital assets by the holder at the effective time of the merger, and (iv) a stockholder of NetCore who receives cash in lieu of a fractional share of Tellabs common stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (ii) above) and the amount of cash received.

         The opinions described above may not apply to individuals who received NetCore stock as compensation or to stockholders who, for United States federal income tax purposes, are nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

         Moreover, the opinions described above will be based on certain assumptions, and both Sidley & Austin and Hale and Dorr LLP will receive and rely upon representations, unverified by counsel, contained in certificates of Tellabs, NetCore and possibly others. The inaccuracy of any of those assumptions or representations might jeopardize the validity of the opinions rendered. Those opinions will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that contrary positions will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues are litigated. Neither Tellabs nor NetCore intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

Taxation of Escrowed Shares

         Under the merger agreement, each NetCore stockholder (other than a stockholder validly asserting appraisal rights) will receive outright, upon surrender of its shares of NetCore stock, shares of Tellabs common stock equal to 90% of the number of whole shares of Tellabs common stock into which the shares of NetCore stock surrendered by the stockholder are to be converted. The remaining 10% of the number of whole shares of Tellabs stock into which the shares of NetCore stock are to be converted (and cash received in lieu of a fractional share of Tellabs stock) will be placed in escrow as security for indemnification obligations incurred by the NetCore stockholders pursuant to the merger agreement. Each NetCore stockholder will be credited with the number of shares (and the amount of cash) placed in escrow on its behalf. See "--Escrow."

         Each NetCore stockholder will allocate its basis in its shares of NetCore stock among all of the shares of Tellabs stock received by the stockholder as a result of the merger, including both shares of Tellabs stock received outright and shares of Tellabs stock placed in escrow on the stockholder's behalf.

         A NetCore stockholder that elects to have the indemnity agent sell any of the escrowed shares of Tellabs stock credited to that stockholder will recognize gain or loss at the time of sale in an amount equal to the difference, if any, between the stockholder's basis in the escrowed shares that are sold (determined under clause (ii) under the heading "--Tax Consequences to NetCore Stockholders," above) and the amount realized upon the sale, notwithstanding that the indemnity agent will retain the proceeds of the sale.

        The tax consequences to a NetCore stockholder are not clear where all or a portion of such stockholder's escrowed shares are distributed to Tellabs in satisfaction of indemnification claims. It is likely that the NetCore stockholder will recognize gain or loss at the time of the distribution to Tellabs in an amount equal to the difference, if any, between the stockholder's basis in the escrowed shares that are distributed (determined under clause (ii) under the heading "--Tax Consequences to NetCore Stockholders," above) and the stated value of such shares (as set forth in the indemnity agreement).

         In the event that some or all of the proceeds from the sale of escrowed shares (plus, if applicable, additional amounts required to be contributed by a stockholder as described under "--Escrow"), or shares of escrowed stock, or earnings on escrowed property, are distributed to Tellabs in satisfaction of an indemnification claim, the amount of the indemnification claim satisfied by the distribution will be allocated among, and added to the stockholder's basis in, the stockholder's remaining shares of Tellabs stock.

         Each NetCore stockholder will be subject to United States federal income tax on all amounts earned on property held by the indemnity agent and credited to that stockholder. Any dividends paid on the escrowed Tellabs stock will be distributed currently to the NetCore stockholders, subject to limited exceptions. Any other earnings with respect to property held in the escrow will be retained by the indemnity agent and will remain subject to indemnification claims, notwithstanding that the NetCore stockholders are subject to United States federal income tax on these amounts.

         No gain or loss will be recognized by a NetCore stockholder upon the receipt of escrowed shares of Tellabs stock, sales proceeds with respect to the escrowed shares or cash in lieu of a fractional share of Tellabs stock that are distributed to the stockholder upon termination of the escrow arrangement.

         WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, AS NOTED ABOVE, WE DO NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

ANTICIPATED ACCOUNTING TREATMENT

         The merger will be accounted for by Tellabs under the "pooling of interest" method of accounting in accordance with generally accepted accounting principles. Consummation of the merger is conditioned upon receipt at or prior to the closing of the merger by Tellabs and NetCore of pooling letters from their respective independent accountants, Ernst & Young LLP and Price Waterhouse Coopers LLP, that each is eligible to be a party to a business combination accounted for as a pooling of interests.

CERTAIN OTHER EFFECTS OF THE MERGER

         After the merger, stockholders of NetCore will become stockholders of Tellabs. Upon consummation of the merger, the rights of all former stockholders of NetCore will be governed by the certificate of incorporation and bylaws of Tellabs, in addition to the applicable provisions of Delaware law. For a description of the differences between the rights of Tellabs and NetCore stockholders, see "COMPARISON OF RIGHTS OF NETCORE STOCKHOLDERS AND TELLABS STOCKHOLDERS."

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         Tellabs and NetCore have made forward-looking statements, as such term is used in the Private Securities Litigation Reform Act of 1995, in this document and those documents to which we have referred you that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Tellabs and NetCore set forth under "--Reasons for the Merger; Recommendation of the NetCore Board of Directors," "--Fairness Opinion of BancBoston Robertson Stephens" and "INFORMATION ABOUT NETCORE -- Management's Discussion and Analysis of Financial Condition and Results of Operations" and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of NetCore and Tellabs, and could cause those results to differ materially from those expressed in the forward-looking statements of NetCore and Tellabs: materially adverse changes in economic conditions and in the markets served by NetCore and Tellabs; regulatory, legal, economic and other changes in the telecommunications industry environment generally; and a significant delay in the expected closing of the Merger.

                          TERMS OF THE MERGER AGREEMENT

         This section of the proxy statement and prospectus describes aspects of the merger, including the material provisions of the merger agreement. The following summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement. The merger agreement is attached as Annex A to this proxy statement and prospectus and is incorporated herein by reference. You are encouraged to read the merger agreement in its entirety for a fuller description of the merger. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the merger agreement.

THE MERGER

         The merger agreement provides that Blackhawk Merger Corp., a wholly-owned subsidiary of Tellabs, will be merged with and into NetCore at the effective time of the merger. Pursuant to the merger agreement, NetCore will be the surviving corporation and will become a wholly-owned subsidiary of Tellabs. THE NETCORE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER.

STRUCTURE OF THE MERGER

         According to the terms and conditions of the merger agreement and the Delaware corporation laws, at the effective time of the merger, Blackhawk will merge with and into NetCore. NetCore will continue to exist as the surviving corporation under the laws of the state of Delaware. At the effective time of the merger, Blackhawk will no longer exist as a separate corporation. At the effective time of the merger, the fourth Article of the certificate of incorporation of NetCore will be amended to authorize the issuance of a total of 1,000 shares of all classes of common stock, with a par value of $0.01 per share. After such amendment, the certificate of incorporation of NetCore will become the certificate of incorporation of the surviving corporation. The by-laws of Blackhawk will become the by-laws of the surviving corporation at the effective time of the merger.

CONVERSION AND EXCHANGE OF SECURITIES

         At the effective time of the merger, each issued and outstanding share of Blackhawk common stock will be converted into one share of common stock of the surviving corporation.

         At the effective time of the merger, each issued and outstanding share of NetCore common stock and preferred stock (other than any shares owned by NetCore or its wholly-owned subsidiaries or by Tellabs, which will be canceled, or any shares for which appraisal rights have been validly exercised), will be converted into shares of Tellabs common stock according to the formulas described below.

         (a) for each share of NetCore common stock, a fraction of a share of Tellabs common stock equal to

                  (i) $575,000,000 minus the Liquidation Preference (as defined below), divided by:

                           The number of shares of NetCore common stock outstanding, on a fully diluted basis, assuming the exercise of all outstanding NetCore stock options and the conversion of all shares of NetCore Series A preferred stock into shares of NetCore common stock.

                           - The "Liquidation Preference" is calculated pursuant to the following formula:

                                   - the number of shares of NetCore Series B preferred stock outstanding multiplied by $5; plus

                                   - the number of shares of NetCore Series C preferred stock outstanding multiplied by $7; plus

                                   - the number of shares of NetCore Series D preferred stock outstanding multiplied by $15.24.

                  divided by:

                  (ii) the average Tellabs share price (as defined below).

                                   -    The "average Tellabs share price" will
                                        be the average of the last sale price
                                        per share of Tellabs common stock, as
                                        reported by Nasdaq, for the 15 trading
                                        days preceding the three trading days
                                        prior to the date on which the merger
                                        occurs. The merger agreement specifies
                                        that the average Tellabs share price may not be less than $52.80 or exceed $79.20.

         (b) For each share of NetCore Series A preferred stock, the fraction of a share of Tellabs common stock receivable in exchange for each share of NetCore common stock resulting from the conversion of such share of Series A preferred stock into NetCore common stock, at a conversion ratio of approximately
                  2.2 shares of NetCore common stock for each share of NetCore Series A preferred stock.

         (c) For each share of NetCore Series B preferred stock, the fraction of a share of Tellabs common stock equal to $5 divided by the average Tellabs share price.

         (d) For each share of NetCore Series C preferred stock, the fraction of a share of Tellabs common stock equal to $7 divided by the average Tellabs share price.

         (e) For each share of NetCore Series D preferred stock, the fraction of a share of Tellabs common stock equal to $15.24 divided by the average Tellabs share price.

         In the event of any reclassification, stock split or stock dividend with respect to Tellabs common stock or any change or conversion of Tellabs common stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the effective time of the merger, appropriate and proportionate adjustments, if any, will be made to the foregoing formulas. In lieu of fractional shares of Tellabs common stock, Tellabs will pay to each holder who would otherwise be entitled to receive a fractional share an amount in cash equal to the product of (i) the last reported sale price per share of Tellabs common stock, as reported by Nasdaq, on the date of the effective time of the merger, and (ii) the fractional share interest to which such holder would otherwise be entitled.

         Tellabs and NetCore expect that the holders of NetCore preferred stock will convert all of their shares of NetCore preferred stock into shares of NetCore common stock prior to the merger.

EFFECTIVE TIME

         The merger will occur after all of the conditions in Article VI of the merger agreement have been fulfilled or, if permissible, waived. No later than the second business day after the satisfaction or waiver of the conditions in
Article VI of the merger agreement, or such later date as Tellabs and NetCore may agree, the parties will hold a scheduled closing. On the day the merger occurs, a certificate of merger will be filed with the Secretary of State of the State of Delaware. The effective time of the merger will be the date and time of the filing, unless both Blackhawk and NetCore mutually agree to designate a later date of effectiveness of the merger not more than 30 days after the date the certificate of merger is filed, in which case the later date designated in the certificate of merger will be the effective time.

         Tellabs and NetCore each anticipate that, if the merger is approved at the special meeting of NetCore stockholders, it will be consummated shortly thereafter. However, a delay in obtaining governmental consents required prior to consummation of the transactions contemplated in the merger agreement could delay the merger. There can be no assurances as to if or when the governmental consents will be obtained or that the merger will be consummated.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains various representations of Tellabs, Blackhawk and NetCore. Tellabs and Blackhawk have made representations and warranties to NetCore regarding, among other things, the following:

         - the due organization, valid existence and good standing of Tellabs and Blackhawk;

         -     the capital structure of Tellabs;

         - the authorization, execution, delivery and enforceability of the merger agreement and other agreements contemplated by the merger agreement and related matters;

         -     the compliance of the merger agreement and related documents with
               (1) Tellabs' certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Blackhawk, (2) any provision of comparable organizational documents of any of Tellabs' other subsidiaries, (3) certain material agreements applicable to Tellabs or any of its subsidiaries, and (4) any rule or regulation applicable to Tellabs or any of its subsidiaries;

         -     the required governmental filings;

         - SEC documents and other reports filed since January 1, 1999, including that such filings did not, at the time they were filed, contain material misstatements or omissions;

         -     the absence of material undisclosed liabilities;

         - the accuracy of information contained in the registration statement of which this proxy statement and prospectus is a part, including the absence of any untrue statement of material fact or omission of a material fact such that the statement is not misleading;

         - the absence of legal proceedings or governmental investigations relating to the merger agreement and related documents;

         - with certain exceptions, the absence of a material adverse change with respect to Tellabs since April 2, 1999;

         - with certain exceptions, the absence of a material revaluation by Tellabs of its assets since April 2, 1999;

         - the absence of any vote of the security holders of Tellabs being required by law or Tellabs' certificate of incorporation;

         - the lack of any knowledge as to actions that would jeopardize the treatment of the merger as a pooling of interests for accounting purposes;

         - the lack of any knowledge as to actions that would jeopardize the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

         - the absence of any broker's or finder's fee being paid, other than to Deutsche Bank Securities, Inc.; and

         -     the formation and operations of Blackhawk.

         NetCore has made representations and warranties to Tellabs and Blackhawk regarding, among other things, the following:

         - the due organization, valid existence and good standing of NetCore and its subsidiaries;

         - the capital structure of NetCore and its subsidiaries and the capital stock of its subsidiaries;

         - the authorization, execution, delivery and enforceability of the merger agreement, and other agreements contemplated by the merger agreement and related matters;

         - the requisite power of the stockholder representatives and authority to enter into the indemnity agreement and to fulfill its terms;

         -     the compliance of the merger agreement and related documents with
               (1) NetCore's certificate of incorporation and by-laws, (2) any provision of the comparable organizational documents of any subsidiary of NetCore, (3) certain material agreements of NetCore and its subsidiaries, (4) any rule or regulation applicable to NetCore or any of its subsidiaries;

         -     the required governmental filings;

         - NetCore's financial statements, including that the financial statements have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial position of NetCore and its subsidiaries;

         - the absence of any declaration of any payment of dividends or distributions to NetCore's stockholders or any purchase or redemption of any of NetCore's capital stock or other equity interests;

         - within the specified time period, the absence of any material adverse changes, material losses, material changes in business, and material undisclosed liabilities with respect to NetCore and its subsidiaries;

         - the possession and validity of all required licenses and governmental authorizations to use and operate NetCore's assets and to conduct business substantially as currently conducted;

         - the accuracy of information contained in the registration statement of which this proxy statement and prospectus is a part, including the absence of any untrue statement of material fact or omission of a material fact such that the statement is not misleading;

         - the filing and accuracy of NetCore's and its subsidiaries' tax returns;

         - the absence of any judgments or legal or administrative proceedings outstanding or threatened against NetCore or any of its subsidiaries;

         - the absence of changes in certain stock option and benefits plans as a result of the merger;

         - NetCore's employee benefit plans and related matters, including that each such plan has been operated and administered in accordance with applicable law;

         -     compliance with worker safety laws and environmental laws;

         - the absence of any collective bargaining agreement or labor contract and the absence of any unfair labor practice or material dispute with employees;

         - intellectual property and software, including the ownership of the intellectual property and software, the absence of the breach of any material provision of any intellectual property agreements and the absence of disclosure of trade secrets in violation of any non-disclosure or confidentiality agreement;

         -     the condition of the assets of NetCore and its subsidiaries;

         -     the real property owned by NetCore;

         -     real and personal property leases;

         -     title to assets;

         -     the absence of any contracts not disclosed by NetCore;

         -     the validity of the contracts to which NetCore is a party;

         -     insurance;

         - the lack of knowledge as to any state takeover statutes or charter or by-law provisions applicable to the merger, the merger agreement and related matters;

         - the vote of NetCore security holders required to adopt the merger agreement;

         - the lack of any knowledge as to actions that would jeopardize the treatment of the merger as a pooling of interests for accounting purposes;

         - the lack of any knowledge as to actions that would jeopardize the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

         - the absence of any broker's or finder's fee, except as disclosed by NetCore; and

         - the "ultimate parent entity" status of NetCore for purposes of federal antitrust law.

         Tellabs and its affiliates may make a claim for indemnification for breach of any of these representations and warranties until the end of one year after the effective time of the merger.

         NetCore's representations and warranties will survive until the end of one year after the effective time of the merger. After the effective time of the merger, a claim for a breach of a representation or warranty will be paid out of the indemnity fund. A claim will only be paid with respect to amounts exceeding $500,000 and then only to the extent of such excess, except with respect to certain representations and warranties where such deductible is not applicable. See "THE MERGER--Escrow"

BUSINESS OF NETCORE PENDING THE MERGER AND OTHER AGREEMENTS

         Under the terms of the merger agreement, NetCore has agreed in all material respects to carry on its business and the business of its subsidiaries in the ordinary course as currently conducted. From the date of signing the merger agreement until closing, unless Tellabs otherwise gives its written approval, neither NetCore nor any of its subsidiaries may:

         - declare, set aside or pay any dividend or other distribution with respect to any of its capital stock;

         - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of its capital stock;

         - purchase, redeem or otherwise acquire, shares of capital stock of NetCore or any rights, warrants or options to acquire any such shares;

         - issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or equity equivalents, except with respect to certain existing stock options and preferred stock rights;

         -     amend its charter or bylaws;

         - acquire or agree to acquire, by merger, consolidation or acquisition of stock or assets, any business organization or any division of such entity or any material amount of assets outside of the ordinary course inconsistent with past practice;

         - sell or otherwise dispose of its assets outside the ordinary course of business inconsistent with past practice;

         - incur any material indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions, other than those made in the ordinary course of business consistent with past practice;

         -     alter its corporate structure or ownership;

         - accelerate or delay collection of notes or accounts receivable or payment of any material account payable or other liability beyond or in advance of its due date or when it would be paid in the ordinary course of business consistent with past practice; enter into, adopt or amend any severance plan or agreement, stock option plan or employment or consulting agreement, including certain stock restriction agreements;

         - increase the compensation payable to its directors, officers or employees or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with any of its directors, officers or other employees, except, in the case of employees other than directors or officers, as may be consistent with past practice in connection with annual compensation reviews;

         - knowingly violate or fail to perform any obligation or duty imposed upon it by any applicable material federal, state or local law, rule or regulation;

         - make any change to accounting policies or procedures, other than actions required to be taken by generally accepted accounting principles;

         -     prepare or file any tax return inconsistent with past practice;

         - make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

         - with certain exceptions, enter into, amend or terminate (i) any agreement or contract material to NetCore and its subsidiaries, taken as a whole, (ii) any noncompetition agreement, (iii) agreements giving certain rights to third parties, (iv) certain contracts with suppliers, licensors and other third parties involving amounts in excess of $1,000,000 or for a period in excess of 180 days, or (v) any OEM contract;

         - make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $2,000,000;

         - waive or release any material right or claim, or pay, discharge or satisfy any material claims, liabilities or obligations other than in the ordinary course of business consistent with past practice;

         - initiate, settle or compromise any litigation or arbitration proceeding, other than to enforce the merger agreement; or

         - authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

NO SOLICITATION BY NETCORE

         Under the terms of the merger agreement, NetCore may not, nor may it permit any of its subsidiaries or any officer, director, employee, financial advisor, attorney or other advisor or representative of NetCore or its subsidiaries to:

         - solicit, initiate or encourage the submission of, any takeover proposal;

         -     enter into any agreement with respect to any takeover proposal;
               or

         - participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.

         NetCore must promptly advise Tellabs of any takeover proposal or inquiries with respect to any takeover proposal, and disclose the material terms of such takeover proposal and the identity of the person making any such takeover proposal. NetCore must also keep Tellabs informed of the status and details of any takeover proposal or inquiry. "Takeover proposal" means any proposal or offer, or any expression of interest, by any person or entity other than Tellabs or Blackhawk relating to NetCore's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving NetCore or any of its subsidiaries or any proposal or offer to acquire, directly or indirectly, a substantial portion of the voting securities or assets of NetCore or its subsidiaries.

ADDITIONAL AGREEMENTS OF TELLABS AND NETCORE

         Under the terms of the merger agreement, Tellabs and NetCore have also agreed to use their reasonable best efforts to take all actions necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement.

         Tellabs and NetCore have agreed to pay their respective costs and expenses in connection with the merger, except that they agree to divide equally the printing expenses and filing fees.

NETCORE STOCK OPTION PLAN

         At the effective time of the merger, each NetCore stock option issued pursuant to NetCore's 1997 Stock Option Plan outstanding immediately prior to the effective time shall become and represent an option to purchase the number of shares of Tellabs common stock determined by multiplying (i) the number of shares of NetCore common stock subject to such stock option immediately prior to the effective time by (ii) the exchange ratio, at an exercise price per share of Tellabs common stock equal to the exercise price per share of NetCore common stock immediately prior to the effective time divided by the exchange ratio. For a description of the exchange ratio, see "-- Conversion and Exchange of Securities."

DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION

         For a period of six years after the effective time of the merger, Tellabs must indemnify all past and present officers and directors of NetCore and its subsidiaries to the same extent they were indemnified as of the date of the merger agreement and must maintain in effect the current officers' and directors' liability insurance maintained by NetCore covering acts or omissions prior to the effective time.

LOANS TO NETCORE

         Tellabs and NetCore have agreed to negotiate, as soon as practicable following the date of the merger agreement, the terms of standard loan agreements providing for loans from Tellabs to NetCore of up to $3,000,000 in principal amount per month, for working capital purposes, commencing October 1, 1999, and ending no later than 70 days after the termination of the merger agreement. Any such loans will bear interest at the rate of 11% per annum, and will be due and payable on the earliest of 90 days following the termination of the merger agreement, March 15, 2000, or the occurrence of any bankruptcy or material default involving NetCore. Tellabs will not be obligated to lend NetCore more than $12,000,000 in the aggregate.

WHAT IS NEEDED TO COMPLETE THE MERGER

         Conditions Precedent to Each Party's Obligation to Effect the Merger. The following conditions must be satisfied before the merger can become effective:

         - the merger agreement must be approved by the requisite vote of stockholders of NetCore;

         - the common stock of Tellabs must have been authorized for quotation on Nasdaq;

         - the waiting period applicable to the merger under the Hart-Scott-Rodino Act must have expired or been terminated;

         - Tellabs and NetCore must have obtained all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any governmental entity, which the failure to obtain, make or occur would have the effect of making the merger or any of the transactions contemplated by the merger agreement illegal or would have an adverse effect on Tellabs;

         - the Form S-4 registration statement of which this proxy statement and prospectus is a part must have become effective under the Securities Act of 1933, and there must be no stop order or threat of proceedings by the Securities and Exchange Commission to suspend the effectiveness of such registration statement; and

         - no restraining order, injunction, or other order must have been enacted or issued which has the effect of making the merger or any of the transactions contemplated by the merger agreement illegal.

         Conditions Precedent to the Obligations of NetCore. NetCore's obligations to effect the merger depend upon the fulfillment, prior to or at the effective time of the merger, of the following additional conditions:

         - Tellabs and Blackhawk must have performed in all material respects each of their agreements contained in the merger agreement;

         - each of Tellabs' and Blackhawk's representations and warranties contained in the merger agreement must be true and correct in all material respects; and

         - NetCore must have received a tax opinion of Hale and Dorr LLP, counsel to NetCore, dated the effective time of the merger, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by Tellabs, Blackhawk or NetCore or by the stockholders of NetCore on the exchange of shares of NetCore common stock and preferred stock for shares of Tellabs common stock.

         Conditions Precedent to the Obligations of Tellabs and Blackhawk. Tellabs' and Blackhawk's obligations to effect the merger depend upon the fulfillment, prior to or at the effective time of the merger of the following additional conditions:

         - NetCore must have performed in all material respects each of its agreements contained in the merger agreement;

         - each of NetCore's representations and warranties contained in the merger agreement must be true and correct in all material respects;

         - Tellabs must have received a tax opinion of Sidley & Austin, counsel to Tellabs, dated as of the effective time of the merger, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by Tellabs, Blackhawk or NetCore or by the stockholders of NetCore on the exchange of shares of NetCore common stock and preferred stock for shares of Tellabs common stock;

         - NetCore must have received the written opinion, dated as of the effective time of the merger, of PricewaterhouseCoopers LLP that NetCore is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with generally accepted accounting principles;

         - Tellabs must have received the written opinion, dated as of the effective time of the merger, of Ernst & Young LLP that Tellabs is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with generally accepted accounting principles and that the merger will qualify for pooling of interests accounting;

         - NetCore must have obtained the required consents of non-governmental entities for any of its or its subsidiaries' material agreements;

         - no governmental entity must have instituted any suit relating to the merger agreement and related documents;

         - the indemnity agreement must have been duly executed and delivered to Tellabs;

         - NetCore must have delivered to Tellabs certain certificates as to its capital structure signed by its Chief Executive Officer and Chief Financial Officer;

         - the stock of those stockholders of NetCore validly exercising their appraisal rights must not include any shares of NetCore preferred stock and no more than five percent (5%) of the shares of NetCore common stock outstanding immediately prior to the effective time of the merger; and

         - the merger agreement must have been approved by the requisite number of holders of NetCore common stock and each series of NetCore preferred stock.

         Provided that NetCore has not breached or failed to perform any of its obligations in the merger agreement and has not breached any of its warranties or made any misrepresentations under the merger agreement or any certificates delivered thereunder, the results of beta or other deployment testing of NetCore's products or the failure of certain customers to have ordered or accepted NetCore's products or services prior to the effective time of the merger will not be a condition to Tellabs' obligation to effect the merger.

         The fact that certain of NetCore's representations and warranties related to its intellectual property and software contained in the merger agreement are not true and correct as of the effective time of the merger will not relieve Tellabs of its obligation to effect the merger unless: (i) NetCore had knowledge as of the date of the merger agreement that such representations and warranties were not true and correct; or (ii) NetCore or any of its subsidiaries or any of their respective employees or agents engaged, at any time, in willful or intentional acts or omissions resulting in such representations and warranties not being true and correct.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated at any time prior to the effective time of the merger:

         -     by the mutual written consent of Tellabs and NetCore;

         - by either Tellabs or NetCore if the other party has failed to comply in any material respect with any of its covenants or agreements contained in the merger agreement and has not cured such failure within 30 business days of receiving notice of it;

         - by either Tellabs or NetCore if the other party has materially breached any of its representations or warranties which has the effect of making such representation and warranty not true and correct in all material respects and has not cured such breach within 30 business days of receiving notice of it;

         - by either Tellabs or NetCore if the merger has not been effected on or prior to December 15, 1999;

         - by either Tellabs or NetCore if any court or governmental entity has issued an order restraining or otherwise prohibiting the transactions contemplated by the merger agreement;

         - by Tellabs if the stockholders of NetCore do not approve the merger agreement;

         - by Tellabs if any person (other than Tellabs or its affiliates) becomes the beneficial owner of 25% or more of NetCore common stock; or

         - by Tellabs if the Board of Directors of NetCore has recommended to the stockholders of NetCore any takeover proposal or has resolved to do so.

         In the event of termination of the merger agreement by either Tellabs or NetCore, the merger agreement will become void and there will be no liability under the merger agreement on the part of NetCore, Tellabs, or Blackhawk or their respective officers, directors or stockholders, except that there may still be liability if there is a willful breach of a representation or warranty or the breach of any covenant.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

         The merger agreement may be amended by the parties to the agreement at any time, but, after the stockholders of NetCore have approved any matters in connection with the merger agreement, no amendment may be made which by law requires further approval by such stockholders without such further approval.

         At any time prior to the effective time of the merger, Tellabs, NetCore, and Blackhawk may, if signed in writing by all parties:

         - extend the time for the performance of any of the obligations or other acts;

         - waive any inaccuracies in the representations and warranties contained in the merger agreement or any related document; or

         - waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

                                VOTING AGREEMENTS

         The following is a summary of certain provisions of the form of voting agreement entered into between Tellabs and certain stockholders of NetCore, a copy of which is attached to this proxy statement and prospectus as Annex C and is incorporated by reference into this proxy statement and prospectus. This summary is qualified in its entirety by reference to the voting agreement. Stockholders of NetCore are urged to read the form of voting agreement in its entirety.

         Stockholders of NetCore, owning approximately 65% of the common stock, 100% of the Series A preferred stock, 98% of the Series B preferred stock, 75% of the Series C preferred stock, and 73% of the Series D preferred stock, have signed voting agreements with Tellabs.

         The voting agreements provide, among other things, that each stockholder will:

         - at the special meeting, or in any other circumstance upon which approval of the merger or the merger agreement is sought, vote (or cause to be voted) his shares of NetCore stock in favor of the merger, the adoption of the merger agreement, the approval of its terms, and each of the other transactions contemplated by the merger agreement;

         - not (nor permit any affiliate, director, officer, employee or other representative to) directly or indirectly (i) solicit, initiate or knowingly encourage anyone to submit a takeover proposal (as defined in the merger agreement) or (ii) participate in any discussions or negotiations regarding, or furnish anyone with information with respect to, or take any other action to facilitate any inquiries or the making of, any takeover proposal; and

         - cooperate with Tellabs to support and to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement.

Any successor, assignee or transferee of the stockholder's shares of NetCore stock will be bound by the terms of the voting agreement.

         Termination. Each stockholder's obligations under the voting agreement will terminate upon the earlier of the termination of the merger agreement or the effective time of the merger. However, if the merger agreement is terminated by Tellabs because of a failure of NetCore's stockholders to approve and adopt the merger agreement, because another person becomes the beneficial owner of 25% or more of the outstanding NetCore common stock, or because the NetCore Board recommends a takeover proposal to the NetCore stockholders, then the obligations of each stockholder under the voting agreement will terminate 180 days following such termination of the merger agreement.

                               REGULATORY MATTERS

         Under the federal antitrust laws and the rules promulgated under those laws by the Federal Trade Commission (FTC), Tellabs and NetCore may not consummate the merger until they notify and give certain information to the FTC and the Antitrust Division of the U.S. Department of Justice and specified waiting periods have been terminated or have expired. NetCore and Tellabs each filed notification and report forms under the antitrust laws with the FTC and the Antitrust Division on __________, 1999. At any time before or after consummation of the merger, the Antitrust Division, the FTC, or a private person could seek under the antitrust laws, among other things, to enjoin the consummation of the merger or cause divestiture of substantial assets of NetCore or Tellabs.

         Tellabs and NetCore are not aware of any material governmental or regulatory approvals required to be obtained in order to consummate the merger, other than compliance with the antitrust laws and applicable federal and state securities and corporate laws.

                               BUSINESS OF TELLABS

         Tellabs designs, manufactures, markets and services data, voice and video transport and network access systems that are used worldwide by the providers of telecommunications services.

         Products provided by Tellabs include digital cross-connect systems, managed digital networks, network access and wireless system products. Digital cross-connect systems include Tellabs' TITAN (a registered trademark of Tellabs Operations, Inc.) 5500 and 5300 series of digital cross-connect systems. Managed digital networks include Tellabs' MartisDXX (a Finnish trademark of Tellabs Oy) integrated access and transport system, statistical multiplexers, packet switches, and T1 multiplexers, and network management systems. Network access products include digital signal processing products such as echo cancelers and T-coders; special service products such as voice frequency products; and local access products such as the CABLESPAN (a registered trademark of Tellabs Operations, Inc.) system.

         Tellabs' products are sold in both the domestic and international marketplaces (under the Tellabs name and trademarks and under private labels) through Tellabs' field sales force and selected distributors to a major customer base. This base includes Regional Bell Operating Companies, independent telephone companies, interexchange carriers, local telephone administrations, local exchange carriers, original equipment manufacturers, cellular and other wireless service companies, cable operators, alternate service providers, system integrators, government agencies, and business end-users ranging from small businesses to Fortune 500 companies.

         Tellabs was incorporated in Delaware in 1992 in connection with the reincorporation of its predecessor corporation from an Illinois corporation to a Delaware corporation. Tellabs' predecessor corporation began operations in 1975 and became a public company in 1980.

         Tellabs' principal executive offices are located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698 and its telephone number is (630) 378-8800. For further information concerning Tellabs, see "SUMMARY -- Selected Consolidated Financial Data of Tellabs" and "WHERE YOU CAN FIND MORE INFORMATION."

                            INFORMATION ABOUT NETCORE

BUSINESS OF NETCORE

         NetCore has developed high performance switching products for large Internet Service Providers (ISPs) and multi-service telecommunications carriers. NetCore's products classify, aggregate and direct customer traffic across high-speed fiber optic links. NetCore's Everest Integrated Switch (patent and trademark applications pending) combines the flexibility and feature richness of Internet Protocol (IP) routers with the explicit resource allocation and guaranteed performance of Asynchronous Transfer Mode (ATM) switches. This integration of IP and ATM technology enables a multi-service Internet, which is a high-speed network that supports voice, video, data and multimedia applications. NetCore believes its Everest Switch is the first product to simultaneously address the following key issues facing network service providers: (i) expandability for rapid growth; (ii) intelligent Quality of Service for business-class networking requirements; (iii) maintaining compatibility with existing technologies; and (iv) cost reduction through consolidation of separate network elements such as IP routers and ATM switches.

         NetCore's Everest Switch was launched in March 1998, accompanied by an extensive analyst and media tour and follow-on industry exhibitions and conferences. Everest was honored as a Best-of-Show Finalist at Networld+Interop and as an Editor's Choice Award by Communications News. Beta and lab trials of Everest commenced in the fourth quarter of 1998 and continue through the first two quarters of 1999.

         Demand for data services such as remote network access, Internet access and e-commerce has made data traffic the fastest growing segment of the carrier market. Network access speeds are increasing dramatically across large business, remote access and residential applications. This growth in the demand for data services has exceeded the capabilities of the present telephony network, and requires more flexible and cost-effective solutions. One such solution is "packet switching," which is gaining acceptance due to the emergence of Internet technologies.

         ISPs and carriers alike are now constructing new-generation networks that target the business communications market with virtual private network services implemented over high-speed packet networks. CIMI Corporation, an industry consultant, has estimated investments in these new-generation networks at approximately $380 billion over the next ten years. To build such networks, current ISP and carriers typically use a combination of IP routers and ATM switches. NetCore believes that routing and switching technologies will account for approximately $2.7 billion in sales to ISPs and carriers in 1999.


         Headquartered in Wilmington, Massachusetts, NetCore was founded in October 1996 by Ashraf M. Dahod, Kwabena D. Akufo, Steven R. Dunstan and Kenneth
E. Virgile. The founders have worked as a team for more than 12 years. Before founding NetCore, they helped found two other start-up companies, Sigma Network Systems Inc. and Applitek Corporation, that are now part of Cabletron Systems (Cabletron) and Nortel Networks Inc., respectively. Other members of the management team have experience from Amdahl Corporation, A T & T Paradyne, Cascade Communications Corporation, Cabletron, Newbridge Networks Corporation, NYNEX Corporation, Shiva Corporation, Standard Microsystems Corporation, Sun Microsystems Inc., Telco Systems and Wellfleet Communications.

         As of June 30, 1999, the Company had 85 employees and 13 contract engineers, which included a total of 75 engineers.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Overview. Since NetCore's inception, it has devoted substantially all of its efforts to research and development, business and financial planning, implementing strategic relationships and recruiting employees. Since its inception, NetCore has incurred significant losses and as of March 28, 1999, had an accumulated deficit of $20.3 million. As of _____, 1999, NetCore has not generated any revenue.

         Three Months Ended March 28, 1999 Compared to Three Months Ended March 29, 1998. Research and development expenses for the three months ended March 28, 1999 amounted to $1.5 million which was 7% higher than the $1.4 million for the three months ended March 29, 1998. Spending continued on development of the Everest Integrated Switch. Research and development expenses represented 58.8% and 79.4% of total operating expenses for the three months ended March 29, 1998, and the three months ended March 28,1999, respectively. During the three months ended March 28, 1999 $.5 million was included in fixed assets as beta units and lab equipment from prototype expenses. Costs in the areas of research and development are expensed as incurred. Costs associated with the development of computer software are expensed prior to establishing technological feasibility.

         Sales and marketing expense was $.7 million for the three months ended March 28, 1999 as compared to $.2 million for the three months ended March 29, 1998. This represented a 249% increase. Sales and marketing expense represented 11.1% and 26.8% of total operating expenses for the three months ended March 29, 1998 and the three months ended March 28, 1999, respectively. This spending increase represents the continued ramp-up of sales and marketing personnel and increased spending for advertising and participation in industry trade shows.

         Administration expense increased from $.2 million for the three months ended March 29, 1998 to $.4 million for the three months ended March 28, 1999 which represents a 100% increase. This represented 9.4% and 14.4 % of total operating expenses for the three months ended March 28,1999 and the three months ended March 28,1999, respectively. The increase represents an increase in spending on professional accounting services.

         Net interest income and expense increased from the three months ended March 29, 1998 to the three months ended March 28, 1999, from $.12 million to $.15 million. The primary component for the increase was higher investments in the three months ended March 28, 1999 due to completion of a preferred stock financing in December 1998. Interest expense was related to borrowings under the equipment line of credit with Silicon Valley Bank.

         1998 Compared with 1997. Research and development expenses for 1998 were $8.9 million, an increase of $5.6 million or 170% over 1997. Spending continued on development of the Everest Integrated Switch. Research and development expenses represented 81.3% and 78.7% of total operating expenses for 1997 and 1998, respectively. Research and development expenses consisted primarily of salaries and related personnel costs, fees paid to consultants and outside service providers, non-recurring engineering (NRE) charges and prototype costs related to the design, development, testing and enhancement of NetCore's software and system development. NetCore expenses its research and development costs as they are incurred. Several components of NetCore's research and development effort require significant expenditures, the timing of which can cause significant quarterly variability in its expenses. The number of prototypes required to build and test a complex product such as the Everest Integrated Switch is large and the building and testing process occurs over a short period of time. The increase in research and development expenses was due primarily to a significant increase in personnel and related costs to support the completion, bring-up, alpha test and beta test phases of the product development and the NRE and prototype expenses necessary to complete the product. Continued product development is essential to NetCore's future success and NetCore expects that research and development expenses will increase in absolute dollars in future periods.

         Sales and marketing expenses were $1.5 million in 1998, an increase of $1.3 million or 617% from 1997 to 1998. Sales and marketing expenses represented 5.3% and 13.7% of total operating expenses for 1997 and 1998, respectively. This increase represents the ramp-up of sales and marketing personnel and increased spending for advertising including industry trade shows.

         General and administration totaled $.9 million in 1998, an increase of $.3 million or 57% over 1997. This expense represented 13.4% and 7.6 % of total operating expenses for 1997 and 1998, respectively. The majority of the spending for both years was attributed to salaries, wages, and legal and accounting fees.

         Net interest income and expense increased from 1997 to 1998 from $.2 million to $.3 million. The primary component for the increase was higher investments in 1998 due to completing a preferred stock financing in December 1997. Interest expense was related to borrowings under an equipment line of credit with Silicon Valley Bank.

         Liquidity and Capital Resources. During fiscal 1998, cash and marketable securities increased by $6.0 million resulting in a year-end balance of $16.0 million compared with $10.0 million at the end of fiscal 1997. Cash of $9.9 million was used for operating activities. Cash was used for investing activities and for the purchase of $1.2 million of capital expenditures, which were principally related to new product development tools and improved manufacturing and product testing capabilities. $17.1 million net cash was provided by financing activities. $16.5 million represented the net proceeds from the issuance of NetCore Series D preferred stock. $.5 million represented the net proceeds provided by draws and payments under the equipment line of credit with Silicon Valley Bank.

         During the three months ended March 28, 1999 cash and marketable securities decreased by $.1 million resulting in a period end balance of $15.9 million compared with $8.3 million for March 29, 1998. Cash of $2.1 million was used for operating activities. Cash was used for investing activities and for the purchase of $1.6 million of capital expenditures, which were principally related to new product development tools and improved manufacturing and product testing capabilities. $3.7 million net cash was provided by financing activities. $3.25 million was net proceeds from the issuance of NetCore Series D preferred stock on March 16, 1999. $.4 million was the net proceeds provided by the net of the draws and payments of the equipment line of credit with Silicon Valley Bank.

         NetCore Systems maintains a $2 million equipment line of credit with Silicon Valley Bank. Payment on the draws will end on April 15, 2002.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The tables below set forth, as of June 28, 1999, the stock ownership of the directors, executive officers and principal stockholders of NetCore (including all holders of greater than 5% of NetCore common stock). The share ownership and percentage listed in the tables include any shares of NetCore common stock subject to options currently exercisable or exercisable within sixty days from the date of these tables held by the listed stockholders. The persons and entities listed have, to NetCore's knowledge, sale, vote and investment power with respect to all shares of NetCore stock shown as being beneficially owned by them, except as may otherwise be described in the footnotes to the tables. Beneficial ownership is determined in accordance with the rules and regulation of the Securities and Exchange Commission.

                                                                               Series A                       Series B
                                               Common Stock                 Preferred Stock               Preferred Stock
                                       ----------------------------  ----------------------------  -----------------------------
                                                                                   Percentage Of                  Percentage Of
                                         Number Of      Percentage    Number Of     Outstanding     Number Of      Outstanding
                                          Shares       Outstanding      Shares        Series A        Shares        Series B
                                       Beneficially       Common      Beneficially    Preferred     Beneficially    Preferred
                                           Owned        Stock (1)        Owned        Stock (2)         Owned        Stock (3)
                                       ----------------------------  ----------------------------  -----------------------------
PRINCIPAL HOLDERS
Cabletron Systems, Inc.                     --             --               157,895         100.0%      --              --
  35 Industrial Way
  Rochester, NH 03867

Matrix Partners (7)                         --             --             --             --             1,975,000           55.6%

North Bridge Venture Partners               --             --             --             --             1,500,000           42.3%
  3000 Sand Hill Road, Bldg. 2, Ste. 290
  Menlo Park, CA 94025

Institutional Venture Partners (8)          --             --             --             --             --              --

Worldview Technology Partners (9)           --             --             --             --             --              --
  435 Tasso Street, Ste. 120
  Palo Alto, CA 94301

Sprout Group (10)                           --             --             --             --             --              --

Mitsubishi International Corporation (11)   --             --             --             --             --              --
  850 Hansen Way #100
  Palo Alto, CA 94306

Utility Competitive Advantage Fund          --             --             --             --             --              --
  Two Wisconsin Circle, Suite 620
  Chevy Chase, MD 20815-7003

Ashraf M. Dahod                             2,912,206          46.1%      --             --             --              --

Kwabena D. Akufo                              553,846           8.8%      --             --             --              --

Steven R. Dunstan                             553,846           8.8%      --             --             --              --

Kenneth E. Virgile                            553,846           8.8%      --             --             --              --

OTHER DIRECTORS AND EXECUTIVE OFFICERS

Edward T. Anderson (12)                     --             --             --             --             1,500,000           42.3%
  c/o North Bridge Venture  Partners
  950 Winter Street suite 4600
  Waltham, MA 02451

Andrew Marcuvitz (13)                       --             --             --             --             1,975,000           55.6%
  c/o Matrix Partners
  1000 Winter Street Suite 4500
  Waltham, MA 02451

Ashraf M. Dahod (14)                        2,912,206          46.1%      --             --             --              --
  c/o NetCore Systems, Inc.
  187 Ballardvale Street
  Wilmington, MA 01887

Stephen M. Diamond (15)                     --             --             --             --             --              --
  c/o Sprout Group
  3000 Sand Hill Road, Bldg. 3,  Suite 170
  Menlo Park, CA 94025-7114

Hassan M. Ahmed (16)                           60,000           0.9%      --             --             --              --
  c/o Sonus Networks
  5 Carlisle Road
  Westford, MA 01886


Kwabena D. Akufo                              553,846           8.8%      --             --             --              --

Jane R. Brandt                                275,000           4.4%      --             --             --              --

John M. Shaw                                  175,000           2.8%      --             --             --              --

Mark T. Terenzoni (17)                        117,500           1.9%      --             --             --              --

William J. Stuart (18)                         70,000           1.1%      --             --             --              --

All executive officers and directors
as a group (10 persons)                     4,163,552            67%      --             --             3,475,000           97.9%


                                                 Series C                      Series D                      All Stock
                                             Preferred Stock                Preferred Stock                 As Converted
                                        ---------------------------   ---------------------------   ----------------------------
                                                      Percentage Of                 Percentage Of                  Percentage Of
                                         Number Of     Outstanding     Number Of     Outstanding     Number Of      Outstanding
                                          Shares         Series C        Shares        Series D        Shares           As
                                        Beneficially     Preferred     Beneficially    Preferred     Beneficially     Converted
                                           Owned        Stock (4)         Owned       Stock (5)         Owned        Stock (6)
                                        ------------  -------------   ------------- -------------   -------------  -------------
PRINCIPAL HOLDERS

Cabletron Systems, Inc.                     --             --             --             --               346,925            1.8%
  35 Industrial Way
  Rochester, NH 03867

Matrix Partners (7)                         1,142,857            24%        375,288           9.3%      3,493,145           18.4%

North Bridge Venture Partners                 702,063            15%        265,057           6.6%      2,467,120           13.0%
  3000 Sand Hill Road, Bldg. 2, Ste. 290
  Menlo Park, CA 94025

Institutional Venture Partners (8)          1,714,286            36%        314,961           7.8%      2,029.247           10.7%

Worldview Technology Partners(9)            1,142,857            24%        137,563           3.4%      1,280,420            6.8%
  435 Tasso Street, Ste. 120
  Palo Alto, CA 94301

Sprout Group (10)                           --             --             1,968,504          49.0%      1,968,504           10.4%

Mitsubishi International Corporation (11)   --             --               196,850           4.9%        196,850            1.0%
  850 Hansen Way #100
  Palo Alto, CA 94306

Utility Competitive Advantage Fund          --             --               590,552          14.7%        590,552            3.1%
  Two Wisconsin Circle, Suite 620
  Chevy Chase, MD 20815-7003

Ashraf M. Dahod                             --             --             --             --             2,912,206           15.4%

Kwabena D. Akufo                            --             --             --             --               553,846            2.9%

Steven R. Dunstan                           --             --             --             --               553,846            2.9%

Kenneth E. Virgile                          --             --             --             --               553,846            2.9%


DIRECTORS AND EXECUTIVE OFFICERS

Edward T. Anderson (12)                       702,063            15%        265,057           6.6%      2,467,120           13.0%
  c/o North Bridge Venture
  Partners
  950 Winter Street suite 4600
  Waltham, MA 02451

Andrew Marcuvitz (13)                       1,142,857            24%        375,288           9.3%      3,493,145           18.4%
  c/o Matrix Partners
  1000 Winter Street Suite 4500
  Waltham, MA 02451

Ashraf M. Dahod (14)                        --             --             --             --             2,912,206           15.4%
  c/o NetCore Systems, Inc.
  187 Ballardvale Street
  Wilmington, MA 01887

Stephen M. Diamond (15)                     --             --             1,968,504          49.0%      1,968,504           10.4%
  c/o Sprout Group
  3000 Sand Hill Road, Bldg. 3,
  Suite 170
  Menlo Park, CA 94025-7114

Hassan M. Ahmed (16)                        --             --             --             --                40,000            0.2%
  c/o Sonus Networks
  5 Carlisle Road
  Westford, MA 01886

Kwabena D. Akufo                            --             --             --             --               553,846            2.9%

Jane R. Brandt                              --             --             --             --               275,000            1.5%

John M. Shaw                                --             --             --             --               175,000             .9%

Mark T. Terenzoni (17)                      --             --             --             --               100,000             .6%

William J. Stuart (18)                      --             --             --             --                70,000              .3%

All executive officers and directors as     1,844,920          39.0%      2,608,849          65.0%     12,082,321             64%
a group(10 persons)

------------------------------------------------

(1) Based on 6,208,744 shares outstanding as of June 30, 1999 and 107,500 shares subject to options exercisable within 60 days of the date of this table.
(2)  Based on 157,895 shares outstanding as of June 30, 1999.
(3)  Based on 3,550,000 shares outstanding as of June 30, 1999.
(4)  Based on 4,728,571 shares outstanding as of June 30, 1999.
(5)  Based on 4,016,099 shares outstanding as of June 30, 1999.
(6) Based on 18,850,399 shares outstanding as of June 30, 1999, which represents all shares on an as converted basis.
(7) Includes shares held by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P.
(8) Includes shares held by Institutional Venture Partners VII, L.P., Institutional Venture Management VII, L.P., IVP Founders Fund I, L.P. and IVP Broadband Fund.
(9) Incudes shares held by Worldview Technology Partners I, L.P., Worldview Technology International I, L.P. and Worldview Strategic Partners I, L.P.
(10) Includes shares held by DLJ Capital Corp., DLJ ESC II, L.P. Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P.
(11) Includes shares held by Mitsubishi International Corporation and MC Silicon Valley, Inc.
(12) Mr. Anderson, a general partner of North Bridge Venture Partners is a director of NetCore. Mr. Anderson does not own any shares of NetCore in his individual capacity and disclaims beneficial ownership of the shares listed except to the extent of his pecuniary interest therein.
(13) Mr. Marcuvitz, a general partner of Matrix Partners IV. L.P. and Matrix IV Entrepreneurs Fund, L.P. is a director of NetCore. Mr. Marcuvitz does not own any shares of NetCore in his individual capacity and disclaims beneficial ownership of the shares listed except to the extent of his pecuniary interest therein.
(14) Mr. Dahod is President and Chief Executive Officer of NetCore.
(15) Mr. Diamond, a general partner of DLJ Capital Corp., DLJ ESC II, L.P. Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P. is a director of NetCore. Mr. Diamond does not own any shares of NetCore in his individual capacity and disclaims beneficial ownership of the shares listed except to the extent of his pecuniary interest therein.

(16) Mr. Ahmed is President and CEO of Sonus Networks and is a director of NetCore. Includes options to purchase 20,000 shares of common stock exercisable within 60 days of the date of this table.

(17) Includes 17,500 shares of stock subject to options exercisable within 60 days of the date of this table.

(18) Includes 70,000 shares of stock subject to options to purchase common stock exercisable within 60 days of the date of this table, and 60,000 of which become exercisable upon the consummation of the merger.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth certain information about the executive officers and directors of NetCore, as well as certain other members of its senior management, and their ages and positions as of June 30, 1999.


NAME                      Age       Position
----                      ---       --------
Ashraf M. Dahod           48        Founder, President and Chairman of Board of
                                    Directors

Kwabena D. Akufo          45        Founder and Vice President of Engineering

William J. Stuart         48        Chief Financial Officer

Jane R. Brandt            46        Vice President of Sales

John M. Shaw              43        Vice President of Marketing

Mark T. Terenzoni         36        Vice President of Manufacturing

Edward T. Anderson        50        Director

Andrew Marcuvitz          49        Director

Stephen M. Diamond        42        Director

Hassan M. Ahmed           41        Director

         Ashraf M. Dahod co-founded NetCore and has served as President and Chairman of the Board of Directors since October 1996. From 1993 to 1996, Mr. Dahod served as Vice President and General Manager of SMC Enterprise Networks, a business unit of Standard Microsystems Corporation, which was sold to Cabletron Systems, Inc. in 1996. In 1988, Mr. Dahod co-founded Sigma Network Systems, Inc. and served as its President until the business was sold to Standard Microsystems. In 1981, Mr. Dahod founded Applitek Corporation and, until 1987, served as its President. Mr. Dahod holds an M.B.A. from Harvard University, an M.S.E.M. from Northeastern University, an M.S.E.E. from Stanford University, a B.S.E.E. from the University of Michigan, and a B.Sc. in Physics from the University of Bombay.

         Kwabena D. Akufo co-founded NetCore and has served as Vice President of Engineering since October 1996. From 1993 to 1996, Mr. Akufo served as Director of Engineering and Manufacturing Engineering at SMC Enterprise Networks. In 1988, Mr. Akufo co-founded Sigma Network Systems, Inc. and served as its Vice President of Engineering and Manufacturing until the business was sold to Standard Microsystems, where he served as Director until 1996 when it was sold to Cabletron. From 1985 to 1987, Mr. Akufo was the Manager of Software Engineering at Applitek. Mr. Akufo holds an M.S.C.S. from Rensselaer Polytechnic Institute and a B.A.C.S. from Brandeis University.

         William J. Stuart has served as Vice President and Chief Financial Officer of NetCore since May 1999. From 1997 to 1999, Mr. Stuart served as Vice President and Chief Financial Officer of Telco Systems, Inc. From 1992 to 1997, Mr. Stuart served as Senior Vice President and Chief Financial Officer of AccessLine Technologies, Inc. From 1989 to 1992, Mr. Stuart was Vice President at AT&T Paradyne. Mr. Stuart holds an MBA from Northeastern University and a B.A. from Boston College.

         Jane R. Brandt has served as Vice President of Sales of NetCore since August 1997. From 1992 to 1997, Ms. Brandt served as Vice President of Eastern Region Sales at Cascade Communications Corporation. From 1987 to 1992, Ms. Brandt served as Director of Communications Systems at Amdahl Corporation. Ms. Brandt holds a B.A. in English from Boston College.

         John M. Shaw has served as Vice President of Marketing of NetCore since August 1997. From 1995 to 1997, Mr. Shaw served as Assistant Vice President of Marketing at Newbridge Networks Corporation. From 1985 to 1995, Mr. Shaw was employed by NYNEX Corporation where he served as Director of Product Management. From 1992 to 1994, Mr. Shaw served as Treasurer and Trustee of Frame Relay Forum. Mr. Shaw holds an M.B.A. from Boston University and a Bachelor of Music from the University of New Hampshire.

         Mark T. Terenzoni has served as Vice President of Manufacturing of NetCore since July 1998. From 1992 to 1998, Mr. Terenzoni served as Senior Director of Manufacturing at Shiva Corporation. From 1987 to 1992, Mr. Terenzoni served as Principal Engineer at Sun Microsystems Inc. From 1985 to 1987, Mr. Terenzoni served as Technical Lead at Eastman Kodak Co. Mr. Terenzoni holds a B.S.E.E. from Wentworth Institute of Technology.

         Edward T. Anderson has served as a Director of NetCore since December 1996. Mr. Anderson has served as a General Partner of North Bridge Venture Partners since inception. From 1985 until he joined North Bridge, Mr. Anderson served as a General Partner of ABS Ventures, a venture capital affiliate of Alex. Brown & Sons. From 1983 to 1984, Mr. Anderson served as Strategic Planning Consultant for The Michael Allen Company. Mr. Anderson holds an M.B.A. from Columbia University.

         Andrew Marcuvitz has served as a Director of NetCore since December 1996. Mr. Marcuvitz has served as a General Partner of Matrix Partners since 1990. Mr. Marcuvitz founded Apollo Computer and served as its Vice President of Research and Development from its formation until 1990. From 1977 to 1980, Mr. Marcuvitz served as Principal Engineer of Prime Computer. Mr. Marcuvitz holds an Sc.B. in Applied Mathematics from Brown University and is an M.S. and Ph.D. candidate in Applied Mathematics at Harvard University.

         Stephen M. Diamond has served as a Director of NetCore since December 1998. Since April 1998, Diamond has served as a General Partner of the Sprout Group, a venture capital affiliate of DLJ. From 1996 to 1998, Mr. Diamond served as Group Vice President and Worldwide Director of Telecommunications for Dataquest, a unit of Gartner Group, Inc. From 1995 to 1996, he served as Vice President of Worldwide Marketing for Retrix. From 1991 to 1993, Mr. Diamond served as Director of Product Planning, Group Director of Corporate Strategy and Vice President of Corporate Marketing of Ungermann-Bass, Inc. Mr. Diamond holds an A.B. from Boston College, a M.S. from Tufts University and a M.P.A from Northeastern University.

         Hassan M. Ahmed has served as a Director of NetCore since December 1998. Mr. Ahmed has served as President of Sonus Networks since 1998. From 1997 to 1998, Mr. Ahmed served as Executive Vice President and General Manager of the Core Systems Division of Ascend Communications. From 1995 to 1997, he served as Chief Technology Officer of Cascade Communications, Inc. From 1993 to 1995, Mr. Ahmed served as President and founder of WaveAccess, a high-speed wireless network products company. Previously, he served as Product Engineering Manager of Analog Devices and Director of VSLI Systems of Motorola Codex. Mr. Ahmed holds a B.S.E.E. and M.S.A.E. from Carleton University and PhD in Electrical Engineering from Stanford University.

         Each officer serves at the discretion of the NetCore Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers of NetCore.

         Directors do not currently receive any compensation for their services on the NetCore Board of Directors, other than reimbursement for out-of-pocket expenses.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded, earned, or paid for services rendered in all capacities to NetCore during each of 1997 and 1998 to (i) NetCore's Chief Executive Officer and (ii) each of the other executive officers who received annual compensation in excess of $100,000. NetCore does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.

                           SUMMARY COMPENSATION TABLE
                                                                             LONG-TERM
         NAME AND                                                           COMPENSATION
    PRINCIPAL POSITION                           ANNUAL COMPENSATION(1)        AWARDS
----------------------------                    ------------------------    ------------
                                                                                              ALL OTHER
                                                SALARY                       RESTRICTED      COMPENSATION
                                       YEAR       ($)          BONUS ($)    STOCK AWARDS          ($)
                                       ----     --------     -----------    ------------     ------------

Ashraf M. Dahod                        1998     $129,807       $--              --               $--
    President and Chief Executive      1997      125,000        --              --                --
    Officer

Kwabena D. Akufo                       1998      124,615        --              --                --
    Vice President of Engineering      1997      120,000        --              --                --

Jane R. Brandt                         1998      124,620      30,000            --                --
    Vice President of Worldwide        1997       32,711(2)    2,423         275,000              --
    Sales

John M. Shaw                           1998      109,038      20,000            --             23,215(4)
    Vice President of Marketing        1997       34,326(3)    2,308         175,000           10,980(4)



------------------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life or other benefits which are available to all salaried employees of NetCore, and certain perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

(2)  Ms. Brandt joined NetCore in August 1997.

(3)  Mr. Shaw joined NetCore in August 1997.

(4)  Represents reimbursement for relocation expenses.

Stock Options and Fiscal Year End Option Values

    None of the officers listed in the Summary Compensation Table holds any options to purchase common stock.

1997 Stock Option Plan

    A total of 1,250,000 shares of NetCore common stock have been reserved for issuance to employees, officers, directors, consultants and advisors upon exercise of incentive and non-statutory options granted under NetCore's 1997 Stock Option Plan. As of June 30, 1999, no shares of common stock had been issued upon exercise of options granted under the stock option plan, and options to purchase 1,073,100 shares of NetCore common stock are currently outstanding. Under the stock option plan, options may be granted to employees, officers, directors, consultants and advisors. Only employees may receive "incentive stock options," which are intended to qualify for certain tax treatment; nonemployees receive "nonstatutory stock options," which do not qualify for such treatment. The stock option plan is administered by NetCore's Board of Directors, which has the authority to grant options and determine the exercise price and duration of options granted. Options expire on the tenth anniversary of the date of grant, unless earlier terminated. Options generally vest as to 20 percent of the original number of shares on the first anniversary of the participant's employment by NetCore and then quarterly thereafter in installments of five percent. In the event of the acquisition of NetCore by a third party, whether by merger, sale of assets, sale of securities or otherwise, (including the merger involving Tellabs and Blackhawk) and the vesting schedule will be accelerated by 18 months. The Board of Directors may amend the Plan at any time. The stock option plan will terminate on July 16, 2007, unless sooner terminated by the Board of Directors.

Employment Agreement

     NetCore has an Employment Agreement with Mr. Ashraf Dahod, Chief Executive Officer of NetCore, which expires upon the termination of Mr. Dahod's employment with NetCore. This agreement establishes a base salary, subject to increase by the NetCore Board of Directors. Mr. Dahod's base salary is currently $160,000 per year.

CERTAIN TRANSACTIONS

    NetCore has an agreement with NuLink, Inc. (US), which contracts with Nu-Link (India) Pvt, Ltd., an India-based company jointly owned by Mr. Dahod, President and Chairman of the Board of NetCore, and his wife Dr. Shamim Dahod, to develop network management software for NetCore. Through June 30, 1999, NetCore paid NuLink an aggregate of $334,129 under this agreement.

    On October 16, 1996, NetCore issued an aggregate of 157,895 shares of Series A preferred stock to Cabletron Systems, Inc. at a purchase price of $12.67 per share.

    On November 27, 1996, NetCore issued an aggregate of 3,550,000 shares of Series B preferred stock at a purchase price of $1.00 per share to six purchasers. Matrix Partners IV, LP purchased an aggregate of 1,876,250 these shares, Matrix IV Entrepreneurs Fund, LP purchased an aggregate of 98,750 of these shares and North Bridge Venture Partners LP purchased an aggregate of 1,500,000 of these shares.

    On December 16, 1997, NetCore issued 4,728,571 shares of Series C preferred stock to eleven purchasers at a purchase price of $1.75 per share. Matrix Partners IV, LP purchased an aggregate of 1,085,714 of these shares, Matrix IV Entrepreneurs Fund, LP purchased an aggregate of 57,143 of these shares, North Bridge Venture Partners purchased an aggregate of 702,063 of these shares, Institutional Venture Partners purchased an aggregate of 1,714,286 of these shares and Worldview Technology Partners purchased an aggregate of 1,142,857 of these shares.

    On December 3, 1998 and March 16, 1999, NetCore issued an aggregate of 4,016,099 shares of Series D preferred stock to twenty-one purchasers at a purchase price of $5.08 per share. Matrix Partners IV, LP purchased 356,424 of these shares, Matrix IV Entrepreneurs Fund, LP purchased 18,746 of these shares, North Bridge Venture Partners, LP purchased 265,057 of these shares, Institutional Venture Partners purchased 314,916 of these shares, DLJ Capital Corp. purchased 26,181 of these shares, DLJ ESC II, LP purchased 167,028 of these shares, Sprout Capital VII, LP purchased 1,674,807 of these shares and Sprout Venture Capital LP purchased 100,488 of these shares.

                      DESCRIPTION OF TELLABS' CAPITAL STOCK

    The following summary description of the capital stock of Tellabs does not purport to be complete and is qualified in its entirety by the provisions of Tellabs' certificate of incorporation and by-laws and by the applicable provisions of Delaware corporate law. For information on how to obtain copies of Tellabs' certificate of incorporation and by-laws, see "WHERE YOU CAN FIND MORE INFORMATION."

CAPITAL STOCK

    Under Tellabs' certificate of incorporation, the Tellabs Board has the authority to issue a maximum of 500,000,000 shares of Tellabs common stock, par value $.01 per share, and 5,000,000 shares of Tellabs preferred stock, par value $.01 per share. As of June 4, 1999, there were issued or outstanding 392,156,296 shares of Tellabs common stock and no shares of Tellabs preferred stock. According to the Tellabs certificate of incorporation, the Tellabs Board may issue Tellabs preferred stock in one or more series and may determine the voting powers (if any) and the designations, preferences and special rights and qualifications of those series. Should Tellabs issue shares of preferred stock the relative rights of Tellabs common stock would be affected, depending upon the exact rights and powers the Tellabs Board confers on the preferred stock.

DIVIDEND RIGHTS

    The Tellabs Board may declare dividends on Tellabs common stock or any class of Tellabs preferred stock. Tellabs has never paid cash dividends and currently has no plans to pay cash dividends in the near future. See "SUMMARY -- Market Prices."

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
VOTING RIGHTS

    Each holder of Tellabs common stock is entitled to one vote for each share held on any matter submitted to a vote of Tellabs stockholders, including the election of directors. Tellabs stockholders do not have cumulative voting rights. See "-- Change of Control" for information regarding Tellabs' classified Board of directors. All elections and matters submitted to a vote of Tellabs stockholders are decided by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote, provided that a quorum is present, except as otherwise required by Delaware corporate law or the Tellabs certificate of incorporation. The Tellabs certificate of incorporation prohibits the holders of Tellabs common stock to act by written consent.

    Under Delaware law, a corporation's certificate of amendment may be amended by the affirmative vote of a majority of its outstanding shares, unless the certificate of incorporation specifies a higher percentage. Article Sixth of the Tellabs certificate of incorporation provides that the provisions of Article Fifth (relating to the vote required to amend the Tellabs by-laws) and Article Sixth (relating to provisions regarding the election of members to the Tellabs Board and meetings of stockholders) may not be repealed or amended without the approval of at least 75% of the voting power of the then outstanding shares of Tellabs common stock. Article Fifth of the Tellabs certificate of incorporation allows the Tellabs Board to amend or repeal the Tellabs by-laws.

CHANGE OF CONTROL

    The Delaware corporation statute, the Tellabs certificate of incorporation and the Tellabs by-laws contain provisions that could discourage or make more difficult a change of control of Tellabs.

    Charter and By-law Provisions. Under the Tellabs by-laws, only the President may call a special meeting of stockholders. A majority of the Tellabs Board may request that the President call such a special meeting. Tellabs stockholders are not entitled to request a special meeting.

    Under the Tellabs by-laws, the Tellabs Board or a committee appointed by the Tellabs Board nominates persons to be elected as directors. Generally, any stockholder entitled to vote in the election of directors may also nominate persons to be elected as directors. To do so, the Tellabs by-laws require that a stockholder deliver written notice of his intent to make such a nomination, by personal delivery or by mail, to Tellabs. If the nomination is to be made at an annual meeting of stockholders, the stockholder's notice must be delivered at least 120 days in advance of the date of the proxy statement sent in connection with the previous year's annual meeting. If the nomination is to be made at a special meeting of stockholders, the stockholder's notice must be sent at least 15 days before the mailing date of the proxy statement for such meeting. Each notice must set forth:

     - the name and address of the stockholder making the nomination and the persons to be nominated;

     - a representation that the stockholder is a holder of record of Tellabs common stock entitled to vote at the meeting and that he intends to appear at the meeting (in person or by proxy) to nominate the persons specified;

     - a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming such person or persons) pursuant to which the stockholder is to make the nominations;

     - all other information regarding each proposed nominee as required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Tellabs Board; and

     -   the consent of each nominee to serve as a director if elected.

The presiding officer at any stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

    Under the Tellabs by-laws, the Tellabs Board is currently fixed at eight members. In addition, the Tellabs Board is divided into three classes, as nearly equal in number as possible, serving staggered three-year terms. Thus, at each annual meeting of stockholders, the directors elected succeed those in the class whose terms then expire. The Tellabs Board fills any vacancies that occur on the Tellabs Board. The directors elected to fill a vacancy will hold office for the remainder of the term of the class to which they have been elected. Any increase or decrease in the number of directorships is apportioned among the classes so as to make all classes as nearly equal in number as possible. These staggered terms for directors extend the time required to elect a majority of directors from one to



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

two years. It would be impossible, assuming no resignations or removals of directors, for the stockholders of Tellabs to change a majority of the directors of Tellabs at any annual meeting should they consider such a change desirable, unless Article Sixth of the Tellabs certificate of incorporation is amended by action of at least 75% of the voting power of the then outstanding shares of voting stock of Tellabs. The stockholders of Tellabs may remove directors only for cause, and only by the vote of at least 75% of the then outstanding shares of voting stock of Tellabs.

    The Tellabs certificate of incorporation provides that the Tellabs Board may give due consideration to all relevant factors when evaluating any offer of another person to:

     -   make a tender or exchange offer for any equity security of Tellabs,

     -   merge or consolidate Tellabs with another corporation, or

     - purchase or otherwise acquire all or substantially all of the properties and assets of Tellabs.

    Among the relevant factors the Tellabs Board may consider are the social and economic effects on the employees, customers, suppliers and other constituencies of Tellabs and its subsidiaries and in the communities in which Tellabs and its subsidiaries operate or are located.

    Delaware General Corporation Law. As a Delaware corporation, Tellabs is subject to the provisions of Section 203 of the Delaware corporation statute. Generally, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" (as defined in the statute) with an "interested stockholder" (as defined in the statute) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

    - prior to that date, the corporation's board of directors has approved either the business combination or the transaction that resulted in his becoming an interested stockholder,
    - upon consummation of the transaction that resulted in his becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced (excluding certain specified shares), or
    - on or after the date he became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock of the corporation (excluding the stock owned by the interested stockholder).

    The statute generally defines a "business combination" to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. The statute generally defines an "interested stockholder" as a person or entity, other than the corporation and any direct or indirect wholly owned subsidiary of the corporation, who, together with its affiliates and associates, owns (or within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors. Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by that corporation's board of directors.

LIQUIDATION RIGHTS

    Upon the liquidation, dissolution or winding up of the affairs of Tellabs, the holders of Tellabs common stock are entitled to share ratably in all assets of Tellabs available for distribution to such holders after the payment of all debts and other liabilities, subject to the prior rights of the holders of any outstanding series of Tellabs preferred stock.

PREEMPTION, SUBSCRIPTION, REDEMPTION AND CONVERSION

    The holders of Tellabs common stock have no preemptive or subscription rights to purchase additional securities issued by Tellabs nor any rights to convert their Tellabs common stock into other securities of Tellabs or to have their shares redeemed by Tellabs.

MISCELLANEOUS

    The outstanding shares of Tellabs common stock are, and the shares of Tellabs common stock to be delivered pursuant to the merger upon delivery will be, duly authorized, validly issued, fully paid and nonassessable. The outstanding shares of Tellabs common stock are, and the shares of Tellabs common stock to be delivered pursuant to the merger upon notice of issuance will be, listed on Nasdaq. Harris Trust and Savings Bank is the transfer agent and registrar for Tellabs common stock.

                  COMPARISON OF RIGHTS OF NETCORE STOCKHOLDERS
                            AND TELLABS STOCKHOLDERS

    After consummation of the merger, the holders of NetCore common stock and NetCore preferred stock who receive Tellabs common stock under the terms of the merger agreement will become stockholders of Tellabs. Because NetCore and Tellabs are both Delaware corporations, the rights of NetCore stockholders will continue to be governed by the Delaware corporations statute. Additionally, the rights of stockholders of NetCore are presently governed by the NetCore certificate of incorporation and the NetCore by-laws. As stockholders of Tellabs, their rights following the consummation of the merger will instead be governed by the Tellabs certificate of incorporation and the Tellabs by-laws. Certain differences between the rights of Tellabs stockholders and NetCore stockholders, under their respective charters, are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the Tellabs certificate of incorporation and by-laws, the NetCore certificate of incorporation and by-laws, and the Delaware corporation statute. See "DESCRIPTION OF TELLABS CAPITAL STOCK."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    Tellabs. Tellabs' certificate of incorporation and by-laws provide that its Board of Directors be comprised of three classes, each class elected for a term of three years each and a different class of directors standing for election each year. Tellabs' by-laws provide that the number of directors shall be eight, which number may be changed by amendment of the by-laws.

    NetCore. NetCore's by-laws provide that the number of directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than one nor more than six. The number of directors may be decreased either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more of the directors. NetCore does not have a classified board of directors.

REMOVAL OF DIRECTORS

    Tellabs. Tellabs' certificate of incorporation and by-laws provide that a director may be removed only for cause and only by the affirmative vote of (1) the holders of at least 75% of the voting power of the shares then entitled to vote at an election of directors, voting together as a single class, or (2) by a majority of the Board of Directors.

    NetCore. NetCore's by-laws provide that a director may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

BY-LAW AMENDMENTS

    Tellabs. Tellabs' by-laws may be amended by the Board of Directors or by the affirmative vote of the holders of 75% or more of the voting power of the then outstanding shares of capital stock of Tellabs entitled to vote at an election of directors.

    NetCore. NetCore's by-laws may be amended by its Board of Directors or by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation entitled to vote.

CERTIFICATE OF INCORPORATION AMENDMENTS

    Tellabs. Tellabs' certificate of incorporation may be amended by the corporation or, for matters regarding the amendment of the by-laws or the Board of Directors, by the affirmative vote of not less than 75% of the voting power of the then outstanding shares of capital stock of Tellabs entitled to vote in the election of directors.

    NetCore. NetCore's certificate of incorporation may be amended by the corporation, except that an affirmative vote of at least a majority of the holders of the outstanding shares of preferred stock is required for changes that may adversely affect the rights, preferences or special powers of preferred stockholders.

ACTION BY WRITTEN CONSENT

    Tellabs. Tellabs' certificate of incorporation provides that any action by the stockholders may only be taken at an annual or special meeting and may not be taken by written consent.

    NetCore. NetCore's by-laws provide that any action to be taken by the stockholders may be taken by written consent.

TRANSACTIONS WITH INTERESTED STOCKHOLDERS

    Tellabs. As a publicly held corporation, Tellabs is subject to Section 203 of the Delaware corporation statute. For more information on Section 203 of the Delaware corporation statute see "DESCRIPTION OF TELLABS CAPITAL STOCK -- Delaware General Corporation Law."

    NetCore. NetCore is not publicly held and accordingly is not subject to
Section 203 of the Delaware corporation statute.

             APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS OF NETCORE

    If the merger is consummated, a holder of record of NetCore stock on the date of making a demand for appraisal, as described below, will be entitled to have those shares appraised by the Delaware Court of Chancery under Section 262 of the Delaware corporation statute and to receive payment for the "fair value" of those shares instead of the consideration provided for in the merger agreement. In order to be eligible to receive this payment, however, a stockholder must (1) continue to hold his shares through the time of the merger;
(2) strictly comply with the procedures discussed under Section 262; and (3) not vote in favor of the merger. Shares of NetCore common stock and preferred stock outstanding immediately prior to the effective time of the merger, with respect to which appraisal shall have been properly demanded in accordance with Section 262, will not be converted into the right to receive shares of Tellabs common stock in the merger at or after the effective time of the merger unless and until the holder of such shares withdraws his demand for such appraisal or becomes ineligible for such appraisal.

    Holders of Tellabs common stock and holders of NetCore options outstanding at the effective time of the merger are not entitled to appraisal rights in connection with the merger.

    This proxy statement and prospectus is being sent to all holders of record of NetCore stock on the record date for the NetCore special meeting and constitutes notice of the appraisal rights available to those holders under
Section 262. THE STATUTORY RIGHT OF APPRAISAL GRANTED BY SECTION 262 IS COMPLEX AND REQUIRES STRICT COMPLIANCE WITH THE PROCEDURES IN SECTION 262. FAILURE TO FOLLOW ANY OF THESE PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF DISSENTERS' RIGHTS UNDER SECTION 262. THE FOLLOWING IS A SUMMARY OF THE PRINCIPAL PROVISIONS OF SECTION 262.

    The following summary is not a complete statement of Section 262 of the Delaware corporation statute, and is qualified in its entirety by reference to
Section 262 which is incorporated herein by reference, together with any amendments to the laws that may be adopted after the date of this proxy statement and prospectus. A copy of Section 262 is attached as Annex E to this registration statement and prospectus.

    A holder of NetCore stock who elects to exercise appraisal rights under
Section 262 must deliver a written demand for appraisal of his shares of NetCore prior to the vote on the merger. The written demand must identify the stockholder of record and state the stockholder's intention to demand appraisal of his shares. Voting against approval of the merger, abstaining from voting or failing to vote with respect to approval of the merger will not constitute a demand for appraisal within the meaning of Section 262. All demands should be delivered to: President, NetCore Systems, Inc., 187 Ballardvale Street, Wilmington, MA 01887.

    Only a holder of shares of NetCore stock on the date of making a written demand for appraisal who continuously holds those shares through the time of the merger is entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates representing shares of NetCore stock. If NetCore stock is owned of record in a fiduciary capacity by a trustee, guardian or custodian, the demand should be made in that capacity. If NetCore stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; that agent, however, must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares.

    A record holder such as a broker who holds shares of NetCore stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares of NetCore stock held for those beneficial owners. In that case, the written demand for appraisal should state the number of shares of NetCore stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of NetCore stock held in the name of the record owner.

    BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE EXERCISE OF APPRAISAL RIGHTS BEFORE THE DATE OF THE NETCORE SPECIAL MEETING.

    Within 10 days after the merger, the surviving corporation in the merger is required to send notice of the effectiveness of the merger to each stockholder who prior to the time of the merger has complied with the requirements of
Section 262.

    Within 120 days after the merger, the surviving corporation in the merger or any stockholder who has complied with the requirement of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NetCore stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on NetCore, as the surviving corporation in the merger. If no petition is filed by either Tellabs or any dissenting stockholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation to and has no present intention to take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. FAILURE TO FILE THE PETITION ON A TIMELY BASIS WILL CAUSE THE STOCKHOLDER'S RIGHT TO AN APPRAISAL TO CEASE.

    Within 120 days after the time of the merger, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation in the merger a statement setting forth the total number of shares of NetCore stock not voted in favor of the merger with respect to which demands for appraisal have been received and the number of holders of those shares. The statement must be mailed within 10 days after Tellabs has received the written request or within 10 days after the time for delivery of demands for appraisal under subsection (d) of Section 262 has expired, whichever is later.

    If a petition for an appraisal is filed in a timely manner, at the hearing on that petition the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of NetCore stock owned by those stockholders. The court will determine the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, to be paid, if any, upon the fair value. The Delaware Court of Chancery may require the stockholders who have demanded appraisal rights for their shares of NetCore stock and who hold certificates representing such shares to submit such certificates to the Register in Chancery for notation thereon during the pendency of any hearing. The Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with any such directions.

    Stockholders who consider seeking appraisal should consider that the fair value of their shares under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the Court deems equitable. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) be charged pro rata against the value of all shares of NetCore stock entitled to appraisal. In the absence of a court determination or assessment, each party bears its own expenses.

    Any stockholder who has demanded appraisal in compliance with Section 262 will not, after the merger, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the NetCore stock, except for dividends or distributions, if any, payable to stockholders of record at a date prior to the merger.

    A stockholder may withdraw a demand for appraisal and accept the Tellabs common stock at any time within 60 days after the effective date of merger, or thereafter may withdraw a demand for appraisal with the written approval of the surviving corporation in the merger. If an appraisal proceeding is properly instituted, it may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery's deeming the terms to be just. If, after the merger, a holder of NetCore stock who had demanded appraisal for his shares fails to perfect or loses his right to appraisal, those shares will be treated under the merger agreement as if they were converted into Tellabs common stock at the time of the merger.

    IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF THE DELAWARE CORPORATION STATUTE, ANY NETCORE STOCKHOLDER WHO IS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT A LEGAL ADVISOR.

                                     EXPERTS

    The consolidated financial statements and schedule of Tellabs for January 1, 1999 and January 2, 1998 and for each of the two years in the period ended January 1, 1999, incorporated by reference in Tellabs' Annual Report on Form 10-K for the year ended January 1, 1999, which is referred to and made a part of this registration statement of which this proxy statement and prospectus is a part, were audited by Ernst & Young LLP, independent auditors, as set forth in their reports and are incorporated by reference in this proxy statement and prospectus in reliance upon reports given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Tellabs incorporated by reference in the Annual Report on Form 10-K of Tellabs for the period ended December 27, 1996 was audited by Grant Thornton LLP, independent auditors, as stated in their report, which is incorporated by reference into this proxy statement and prospectus, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of NetCore included in this registration statement, of which this proxy statement and prospectus is a part, are from the report of PricewaterhouseCoopers LLP, independent certified public accountants and are included in this proxy statement and prospectus in reliance upon said firm as experts in accounting and auditing.

    Representatives of Ernst & Young LLP and PricewaterhouseCoopers LLP, are expected to be present at the NetCore special meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

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

                                 LEGAL OPINIONS

    The validly of the shares of Tellabs Common Stock being offered hereby is being passed upon for Tellabs by James M. Sheehan, Assistant General Counsel of Tellabs. Mr. Sheehan is a stockholder of Tellabs and holds options to purchase shares of Tellabs common stock.

    It is a condition to the consummation of the merger that Sidley & Austin, counsel to Tellabs, and Hale and Dorr LLP, counsel to NetCore, each deliver opinions concerning certain federal income tax consequences of the merger, dated as of the effective time of the merger.

                       WHERE YOU CAN FIND MORE INFORMATION

    Tellabs files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). NetCore is not required to file annual, quarterly or other reports with the SEC. You may read and copy any reports, statements or other information filed by Tellabs at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Tellabs' SEC filings are also available to the public from commercial document retrieval services. The website maintained by the SEC is "http://www.sec.gov". You may also access Tellabs' SEC filings through the website maintained by Tellabs, which is "http://www.tellabs.com".

    Tellabs has filed with the SEC a registration statement on Form S-4 to register the Tellabs common stock to be issued pursuant to the merger agreement. This proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of Tellabs in addition to being a proxy statement of NetCore for the special meeting. As allowed by SEC rules, this proxy statement and prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement.

    The SEC allows Tellabs to "incorporate by reference" information into this proxy statement and prospectus, which means that Tellabs can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement and prospectus, except for any information superseded by information in this proxy statement and prospectus. This proxy statement and prospectus incorporates by reference the documents set forth below that Tellabs has previously filed with the SEC. These documents contain important information about Tellabs and its finances.

TELLABS SEC FILINGS
-------------------
(FILE NO. 0-9692)                            PERIOD
-----------------                            ------

Annual Report on Form 10-K            Year ended January 1, 1999
Report on Form 11-K                   Fiscal Year ending December 31, 1998
Quarterly Reports on Form 10-Q        Fiscal Quarter ended April 2, 1999
Current Reports on Form 8-K           Filed on July 7, 1999, April 29, 1999
                                      and April 22, 1999


    We have enclosed copies of the Tellabs documents referred to above with this proxy statement and prospectus. Tellabs also hereby incorporates by reference all additional documents that Tellabs files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and prospectus and the date of the special meeting.

    If you are a stockholder of Tellabs, Tellabs may have sent you some of the documents incorporated by reference, but you can obtain any of them through Tellabs or the SEC. Documents incorporated by reference are available from Tellabs without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement and prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement and prospectus by requesting them in writing or by telephone from Tellabs at the following address:

                                  Tellabs, Inc.
                              Attention: Secretary
                               4951 Indiana Avenue
                           Lisle, Illinois 60532-1698
                                 (630) 378-8800

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM TELLABS, PLEASE DO SO BY __________, 1999 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

    The Board of Directors of NetCore does not intend to bring any other matters, and does not know of any other matters to be brought, before the special meeting.

    THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. BY DELIVERING THIS PROXY STATEMENT AND PROSPECTUS OR DISTRIBUTING ANY SECURITIES PURSUANT TO IT, NEITHER TELLABS NOR NETCORE INTENDS TO CREATE ANY IMPLICATION THAT THERE HAVE BEEN NO CHANGES IN THEIR RESPECTIVE AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS OR THAT THE INFORMATION CONTAINED IN IT IS CORRECT AS OF ANY SUBSEQUENT DATE.

    YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND PROSPECTUS. NEITHER TELLABS NOR NETCORE HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS WITH RESPECT TO NETCORE AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY NETCORE, AND ALL INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) IN THIS PROXY STATEMENT AND PROSPECTUS WITH RESPECT TO TELLABS AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY TELLABS. NEITHER TELLABS NOR NETCORE WARRANTS THE ACCURACY OF INFORMATION RELATING TO THE OTHER PARTY. THIS PROXY STATEMENT AND PROSPECTUS IS DATED __________, 1999.

                              NETCORE SYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)


                      INDEX TO NETCORE FINANCIAL STATEMENTS


                                                                                                                Page
                                                                                                                ----
Report of Independent Accounts..................................................................................F-2

Balance Sheet as of December 31, 1998 and 1997 and March 28, 1999 (unaudited)...................................F-3

Statement of Operations for the quarters ended March 28, 1999 (unaudited) and
March 29, 1998 (unaudited), years ended December 31, 1998 and 1997 and the periods
from inception (October 15, 1996) through December 31, 1996 and 1998............................................F-4

Statement of Redeemable Convertible Preferred Stock and Stockholders' Equity
(Deficit) for the period from inception (October 15, 1996) through
December 31, 1996, the years ended December 31, 1997 and 1998 and the quarter ended March 28, 1999 (unaudited)..F-5

Statement of Cash Flows for the quarters ended March 28, 1999 (unaudited) and
March 29, 1998 (unaudited), years ended December 31, 1998 and 1997 and the periods from inception (October 15, 1996) through December 31, 1996 and 1998................................F-6

Notes to Financial Statements...................................................................................F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of NetCore Systems, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable convertible preferred stock and stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of NetCore Systems, Inc. (a development stage enterprise) at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998 and for each of the periods from inception (October 15, 1996) through December 31, 1996 and 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 1999

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
--------------------------------------------------------------------------------


ASSETS                                                                               MARCH 28,              DECEMBER 31,
                                                                                   ------------    ----------------------------
                                                                                        1999           1998            1997
                                                                                   ------------    ------------    ------------
                                                                                   (UNAUDITED)
Current assets:
    Cash and cash equivalents                                                      $  4,231,859    $  4,574,377    $  9,311,138
    Marketable securities                                                            11,701,086      11,467,162         693,333
    Prepaid expenses and other current assets                                           548,337         140,487          97,813
                                                                                   ------------    ------------    ------------
       Total current assets                                                          16,481,282      16,182,026      10,102,284
Fixed assets, net                                                                     2,740,794       1,295,538         573,810
Other assets                                                                             66,150          56,000          56,000
                                                                                   ------------    ------------    ------------
       TOTAL ASSETS                                                                $ 19,288,226    $ 17,533,564    $ 10,732,094
                                                                                   ============    ============    ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of notes payable                                               $    558,294    $    391,627    $    135,570
    Accounts payable                                                                  1,188,878         869,848         313,297
    Accrued employee compensation and benefits                                          504,145         447,839         167,178
    Other accrued expenses                                                              189,161          50,168         154,888
                                                                                   ------------    ------------    ------------

    Total current liabilities                                                         2,440,478       1,759,482         770,933

Notes payable                                                                           734,517         499,090         237,249
                                                                                   ------------    ------------    ------------
    TOTAL LIABILITIES                                                                 3,174,995       2,258,572       1,008,182
                                                                                   ------------    ------------    ------------

Redeemable convertible preferred stock:
    Redeemable convertible preferred stock, $.001 par value; 15,000,000 shares authorized:
     Series B mandatorily redeemable convertible preferred stock, 3,550,000 shares issued and outstanding at March 28, 1999 (unaudited) and at
      December 31, 1998 and 1997, stated at redemption value plus accrued
      dividends                                                                       4,251,693       4,168,325       3,859,560
     Series C mandatorily redeemable convertible preferred
       stock, 4,728,571 shares issued and outstanding at March 28, 1999
       (unaudited) and at December 31, 1998 and 1997, stated at
       redemption value plus accrued dividends                                        9,147,708       8,968,341       8,304,019
     Series D mandatorily redeemable convertible preferred stock 4,016,099 issued and outstanding at March 28, 1999 (unaudited), 3,376,334 actual shares issued and outstanding at December 31, 1998, stated at
       redemption value plus accrued dividends                                       20,853,716      17,249,676
                                                                                   ------------    ------------    ------------

       Total redeemable convertible preferred stock                                  34,253,117      30,386,342      12,163,579
                                                                                   ------------    ------------    ------------

 Stockholders' equity (deficit):
     Series A convertible preferred stock, 157,895 shares issued and outstanding
     at March 28, 1999 (unaudited) and at December 31, 1998 and 1997                        158             158             158

     Undesignated preferred stock, 3,187,200 shares authorized,
     no shares issued or outstanding at December 31, 1998 and 1997                           --              --              --

     Common stock, $.001 par value, 25,000,000 shares authorized, 6,123,744 issued and outstanding at March 28, 1999 (unaudited), 6,076,244 and
     5,877,538 and shares issued and outstanding at  December 31, 1998
     and 1997, respectively                                                               6,124           6,076           5,877

     Additional paid-in capital                                                       2,113,367       2,081,540       2,044,377
     Deficit accumulated during the development stage                               (20,259,535)    (17,199,124)     (4,490,079)
                                                                                   ------------    ------------    ------------
           Total stockholder's deficit                                              (18,139,886)    (15,111,350)     (2,439,667)
                                                                                   ------------    ------------    ------------
Commitments (Note 10)                                                                        --              --              --
         Total liabilities, redeemable convertible                                 ------------    ------------    ------------
              preferred stock and stockholders' deficit                            $ 19,288,226    $ 17,533,564    $ 10,732,094
                                                                                   ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                                                                           Period from inception
                                                                                Year ended                   (October 15,1996)
                                       Quarter ended                            December 31,                 through December 31,
                               ---------------------------------      ------------------------------    --------------------------
                               March, 28, 1999   March, 29, 1998            1998            1997          1996            1998
                               ---------------  ----------------      ---------------   ------------    ----------   -------------
                                         (unaudited)
Costs and expenses
   Research and development      $ 1,538,633    $   1,376,510             $  8,891,517    $ 3,302,483   $    172,486   $ 12,366,486
   Marketing and sales               689,195          226,713                1,548,672        216,011           --        1,764,683
   General and administrative        370,047          166,636                  855,256        544,932        117,135      1,517,323
                                 -----------    -------------             ------------    -----------    -----------   -------------

                                   2,597,875        1,769,859               11,295,445      4,063,426        289,621     15,648,492
                                 -----------    -------------             ------------    -----------    -----------   -------------

Loss from operations              (2,597,875)      (1,769,859)             (11,295,445)    (4,063,426)      (289,621)   (15,648,492)

Interest income, net                 154,233          116,709                  266,384        181,562         19,985        467,931
                                 -----------    -------------             ------------    -----------    -----------   -------------

   Net loss                       (2,443,642)      (1,653,150)             (11,029,061)    (3,881,864)      (269,636)   (15,180,561)

Preferred stock dividends and
stock issuance costs                (616,769)        (243,271)              (1,679,984)      (314,912)       (23,667)    (2,018,563)
                                 -----------    -------------             ------------    -----------    -----------   -------------
Net loss attributable to
common stockholders              $(3,060,411)   $  (1,896,421)            $(12 709,045)   $(4,196,776)   $  (293,303)  $(17,199,124)
                                 -----------    -------------             ------------    -----------    -----------   ------------

Basic and diluted net loss per
share attributable to common
stockholders                     $     (0.78)   $       (0.62)            $      (3.74)   $     (1.56)   $     (0.12)  $      (5.78)

Shares used in computing
basic and diluted net loss per
share attributable to common
stockholders                       3,943,835        3,072,533                3,393,953      2,687,966      2,347,443      2,974,787



   The accompanying notes are an integral part of these financial statements.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDER'S EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 15, 1996) THROUGH DECEMBER 31, 1996, THE YEARS ENDED DECEMBER 31, 1997 AND 1998 AND THE QUARTER ENDED MARCH 28, 1999 (UNAUDITED)
--------------------------------------------------------------------------------

                                                              MANDATORILY
                                                               REDEEMABLE
                                                              CONVERTIBLE                      CONVERTIBLE
                                                            PREFERRED STOCK                 PREFERRED STOCK
                                                        SHARES          AMOUNT          SHARES            PAR VALUE
Issuance of common stock
Issuance of Series A convertible
  preferred stock                                                                          157,895     $       158
Issuance of Series B mandatorily
  redeemable convertible
  preferred stock                                       3,550,000    $    3,550,000

Accrual of cumulative dividends                                              23,667
Net loss
                                                      -----------    --------------     ----------     -----------
Balance at December 31, 1996                            3,550,000    $    3,573,667        157,895     $       158

Issuance of Series C mandatorily
  redeemable convertible
  preferred stock                                       4,728,571         8,275,000
Issuance of common stock
Common stock repurchases
  and retirements

Accrual of cumulative dividends                                             314,912
Net loss
                                                      -----------    --------------     ----------     -----------
Balance at December 31, 1997                            8,278,571    $   12,163,579        157,895     $       158
Issuance of Series D mandatorily
  redeemable convertible
  preferred stock, net of issuance
  costs of $609,000                                     3,376,334        17,151,779
Issuance of common stock

Common stock repurchases and
  retirements
Accrual of cumulative dividends                                           1,070,984
Net loss
                                                      -----------    --------------     ----------     -----------
Balance at December 31, 1998                           11,654,905    $   30,386,342        157,895     $       158
                                                      -----------    --------------     ----------     -----------

Issuance of Series D mandatorily
  redeemable convertible
  preferred stock (unaudited)                             639,765         3,250,006
Issuance of common stock (unaudited)

Common stock repurchases and
  retirements (unaudited)
Accrual of cumulative dividends
 (unaudited)                                                                616,769
Net loss (unaudited)
                                                      -----------    --------------     ----------     -----------
Balance at March 29, 1999
   (Unaudited)                                         12,294,670    $   34,253,117        157,895     $       158
                                                      -----------    --------------     ----------     -----------




                                                                                         ADDITIONAL
                                                             COMMON STOCK                 PAID-IN
                                                       SHARES          PAR VALUE          CAPITAL
Issuance of common stock                              4,661,538     $     4,661
Issuance of Series A convertible
  preferred stock                                                                   $      1,999,842
Issuance of Series B mandatorily
  redeemable convertible
  preferred stock

Accrual of cumulative dividends
Net loss
                                                     ----------     -----------     ----------------
Balance at December 31, 1996                          4,661,538     $     4,661     $      1,999,842

Issuance of Series C mandatorily
  redeemable convertible
  preferred stock
Issuance of common stock                              1,321,000           1,321               46,680
Common stock repurchases
  and retirements                                      (105,000)           (105)              (2,145)

Accrual of cumulative dividends
Net loss
                                                     ----------     -----------     ----------------
Balance at December 31, 1997                          5,877,538     $     5,877     $      2,044,377
Issuance of Series D mandatorily
  redeemable convertible
  preferred stock, net of issuance
  costs of $609,000
Issuance of common stock                                374,500             375               39,075

Common stock repurchases and
  retirements                                          (175,794)           (176)              (1,912)
Accrual of cumulative dividends
Net loss
                                                     ----------     -----------     ----------------
Balance at December 31, 1998                          6,076,244          $6,076     $      2,081,540
                                                     ----------     -----------     ----------------

Issuance of Series D mandatorily
  redeemable convertible
  preferred stock (unaudited)
Issuance of common stock (unaudited)                     85,000              85               33,665

Common stock repurchases and
  retirements (unaudited)                               (37,500)            (37)              (1,838)
Accrual of cumulative dividends
 (unaudited)
Net loss (unaudited)
                                                     ----------     -----------     ----------------
Balance at March 29, 1999
   (Unaudited)                                        6,123,744     $     6,124     $      2,113,367
                                                     ----------     -----------     ----------------


                                                          DEFICIT
                                                       ACCUMULATED
                                                        DURING THE              TOTAL
                                                        DEVELOPMENT          STOCKHOLDERS'
                                                           STAGE           (EQUITY (DEFICIT)
Issuance of common stock                                                   $          4,661
Issuance of Series A convertible
  preferred stock                                                                 2,000,000
Issuance of Series B mandatorily
  redeemable convertible
  preferred stock

Accrual of cumulative dividends                      $       (23,667)               (23,667)
Net loss                                                    (269,636)              (269,636)
                                                     ----------------      -----------------
Balance at December 31, 1996                         $      (293,303)      $      1,711,358

Issuance of Series C mandatorily
  redeemable convertible
  preferred stock
Issuance of common stock                                                             48,001
Common stock repurchases
  and retirements                                                                    (2,250)

Accrual of cumulative dividends                             (314,912)              (314,912)
Net loss                                                  (3,881,864)            (3,881,864)
                                                     ----------------      -----------------
Balance at December 31, 1997                         $    (4,490,079)      $     (2,439,667)
Issuance of Series D mandatorily
  redeemable convertible
  preferred stock, net of issuance
  costs of $609,000                                         (609,000)              (609,000)
Issuance of common stock                                                             39,450

Common stock repurchases and
  retirements                                                                        (2,088)
Accrual of cumulative dividends                           (1,070,984)            (1,070,984)
Net loss                                                 (11,029,061)           (11,029,061)
                                                     ----------------      -----------------
Balance at December 31, 1998                         $   (17,199,124)      $    (15,111,350)
                                                     ----------------      -----------------

Issuance of Series D mandatorily
  redeemable convertible
  preferred stock (unaudited)
Issuance of common stock (unaudited)                                                 33,750

Common stock repurchases and
  retirements (unaudited)                                                            (1,875)
Accrual of cumulative dividends
 (unaudited)                                                (616,769)              (616,769)
Net loss (unaudited)                                      (2,443,642)            (2,443,642)
                                                     ----------------      -----------------
Balance at March 29, 1999
   (Unaudited)                                       $   (20,259,535)      $    (18,139,886)
                                                     ----------------      -----------------


   The accompanying notes are an integral part of these financial statements.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                             YEARS ENDED
                                                            QUARTER ENDED                    DECEMBER 31,
                                                    ------------------------------   ----------------------------
                                                    MARCH 28,1999    MARCH 29,1998        1998            1997
                                                    -------------    -------------   ------------    ------------
                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $ (2,443,642)   $ (1,653,150)   $(11,029,061)   $ (3,881,864)
Adjustment to reconcile net loss to net
cash used in operating activities:
  Depreciation and amortization                           181,409          76,139         432,585         148,731
Changes in assets and liabilities:
    Prepaid expenses and other current assets            (407,850)        (41,823)        (42,674)        (84,898)
    Other assets                                          (10,150)           --              --           (43,888)
    Accounts payable                                      319,030         (49,099)        556,551         217,098
    Accrued employee compensation and
        benefits                                           56,306          34,886         280,661         167,178
     Accrued expenses                                     138,993         (50,423)       (104,720)         99,200
                                                     ------------    ------------    ------------    ------------



         Net cash used in operating activities         (2,165,904)     (1,683,470)     (9,906,658)     (3,378,443)
                                                     ------------    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets                              (1,626,665)       (253,069)     (1,154,313)       (584,971)
Purchase of marketable securities                      (6,833,924)     (7,965,657)    (27,223,740)     (5,949,627)
Proceeds from maturities of marketable securities       6,600,000       2,520,000      16,449,911       5,256,294
                                                     ------------    ------------    ------------    ------------

         Net cash used in investing activities         (1,860,589)     (5,698,726)    (11,928,142)     (1,278,304)
                                                     ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock             3,250,006            --        16,542,779       8,275,000
  Proceeds from issuance of common stock                   33,750          13,762          39,450          48,001
  Proceeds from the issuance of notes payable             500,000         370,415         768,170         406,711
  Repurchase of common stock                               (1,875)           --            (2,088)         (2,250)
  Principal payments of notes payable                     (97,906)        (33,894)       (250,272)        (33,892)
                                                     ------------    ------------    ------------    ------------

         Net cash provided by financing activities      3,683,975         350,283      17,098,039       8,693,570
                                                     ------------    ------------    ------------    ------------

Net (decrease) increase in cash and cash
equivalents                                              (342,518)     (7,031,913)     (4,736,761)      4,036,823

Cash and cash equivalents, beginning of period          4,574,377       9,311,138       9,311,138       5,274,315
                                                     ------------    ------------    ------------    ------------

Cash and cash equivalents, end of period             $  4,231,859    $  2,279,225    $  4,574,377    $  9,311,138
                                                     ------------    ------------    ------------    ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for interest                               $     25,193    $      5,638    $     65,990    $     19,000
                                                     ------------    ------------    ------------    ------------


                                                         PERIOD FROM INCEPTION
                                                           (OCTOBER 15, 1996)
                                                          THROUGH DECEMBER 31,
                                                     -----------------------------
                                                         1996             1998
                                                     -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $   (269,636)   $(15,180,561)
Adjustment to reconcile net loss to net
cash used in operating activities:
  Depreciation and amortization                             2,984         584,300
Changes in assets and liabilities:
    Prepaid expenses and other current assets             (12,915)       (140,487)
    Other assets                                          (12,112)        (56,000)
    Accounts payable                                       96,199         869,848
    Accrued employee compensation and
        benefits                                             --           447,839
     Accrued expenses                                      55,688          50,168
                                                     ------------    ------------



         Net cash used in operating activities           (139,792)    (13,424,893)
                                                     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets                                (140,554)     (1,879,838)
Purchase of marketable securities                            --       (33,173,367)
Proceeds from maturities of marketable securities            --        21,706,205
                                                     ------------    ------------

         Net cash used in investing activities           (140,554)    (13,347,000)
                                                     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock             5,550,000      30,367,779
  Proceeds from issuance of common stock                    4,661          92,112
  Proceeds from the issuance of notes payable                --         1,174,881
  Repurchase of common stock                                 --            (4,338)
  Principal payments of notes payable                        --          (284,164)
                                                     ------------    ------------

         Net cash provided by financing activities      5,554,661      31,346,270
                                                     ------------    ------------

Net (decrease) increase in cash and cash
equivalents                                             5,274,315       4,574,377

Cash and cash equivalents, beginning of period               --              --
                                                     ------------    ------------

Cash and cash equivalents, end of period             $  5,274,315    $  4,574,377
                                                     ------------    ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for interest                               $       --      $     84,990
                                                     ------------    ------------



   The accompanying notes are an integral part of these financial statements.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.       ORGANIZATION AND BASIS OF PRESENTATION

         NATURE OF THE BUSINESS
         NetCore Systems, Inc. (the "Company"), a Delaware Corporation, was incorporated on October 15, 1996. The Company is engaged in the development and marketing of hardware and software equipment to be used by telecommunication companies and internet service providers to move and direct data traffic.

         Since its inception, the Company has devoted substantially all of its efforts to research and development, business and financial planning, raising capital and recruiting new employees. Accordingly, the Company is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES
         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company invests excess cash primarily in fixed income securities with maturities of less than one year. These investments are subject to minimal credit and market risks. At December 31, 1998 and 1997, the Company classified these securities as "available-for-sale", in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Available-for-sale securities are recorded at cost plus accrued interest, which approximates fair market value. For the periods ended December 31, 1998 and 1997, there were no significant realized gains or losses on marketable securities.

         RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS
         Costs incurred in the research and development of the Company's products are expensed as incurred. Costs associated with the development of computer software are expensed prior to establishing technological feasibility. Capitalization of software development costs, if material, will begin upon the establishment of technological feasibility as defined by SFAS No. 86, "Accounting for the Cost of Computer Software to Be Sold, Leased, or Otherwise Marketed" and continue until the product is released for sale. To date, the Company has incurred no software development costs that are eligible for capitalization.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, marketable securities, notes payable and redeemable preferred stock approximate their fair value at December 31, 1998 and 1997.

         FIXED ASSETS
         Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Repair and maintenance costs are expensed as incurred.

         ACCOUNTING FOR STOCK-BASED COMPENSATION
         The Company accounts for stock-based awards to its employees using the intrinsic value based method as prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and has adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note 7). Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
         NET LOSS PER SHARE
         Net loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share." Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding, excluding shares of common stock subject to repurchase. Diluted net loss per share does not differ from basic net loss per share since potential common shares from conversion of preferred stock and exercise of stock options and warrants are anti-dilutive for all periods presented. Had the Company included convertible preferred stock in the computation of weighted number of common shares outstanding and assuming conversion of preferred stock into common upon issuance, the number of shares used in computing diluted net loss per share would be as follows:


                                                                                           PERIOD FROM INCEPTION
                                                         YEAR ENDED                         (OCTOBER 15, 1996)
               QUARTER ENDED                             DECEMBER 31                       THROUGH DECEMBER 31,

   MARCH 28, 1999         MARCH 29, 1998          1998               1997                1996                 1998

     16,056,432             11,698,473         12,269,649          6,688,974           4,190,164            8,974,647


         COMPREHENSIVE INCOME
         NetCore adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. This statement requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. During the years ended December 31, 1998 and 1997 and for each of the periods from inception (October 15, 1996) through December 31, 1996 and 1998, NetCore had no items qualifying as other comprehensive income; accordingly, the adoption of SFAS No. 130 had no impact on NetCore's financial statements.

         SEGMENT REPORTING
         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." This statement changes the way public business enterprises report segment information, including financial and descriptive information about their selected segment information in interim and annual financial statements. Under SFAS No. 131, operating segments are defined as revenue - producing components of the enterprise which are generally used internally for evaluating segment performance. SFAS No. 131 is effective for NetCore's fiscal year ended December 31, 1998 and had no effect on NetCore's financial position or results of operations. NetCore operates in one segment, which is developing and marketing of hardware and software equipment to be used by telecommunication companies and internet service providers. NetCore did not generate any revenue since its inception (October 15, 1996). Substantially all of NetCore's long-lived assets were located in the United States for all periods presented.

         UNAUDITED INTERIM FINANCIAL DATA
         Effective January 1, 1998 the Company adopted a fiscal quarter end date, changing from calendar quarter end to the Sunday nearest the end of a calendar quarter. The interim financial data as of March 28, 1999 and for the quarter ended March 29, 1998 and March 28, 1999 have been derived from unaudited financial statements of NetCore. Management believes NetCore's unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations in such periods. Results for the quarter ended March 29, 1998 and March 28, 1999 have not been audited and are not necessarily indicative of results to be expected for the full fiscal year.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard establishes accounting and reporting standards for derivative instruments,

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities SFAS No. 133 is effective for fiscal quarters of fiscal years beginning after June 15, 2000. NetCore does not expect SFAS No. 133 to have a material effect on its financial positions or results of operations.

         ADVERTISING COSTS
         Advertising costs are charged to operations as incurred. Advertising costs were approximately $106,086, and $18,000 in the years ended December 31, 1998 and 1997, respectively.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       FIXED ASSETS

         Fixed assets consist of the following:


                                       ESTIMATED
                                      USEFUL LIFE      MARCH 28,                DECEMBER 31,
                                        (YEARS)           1999              1998             1997
                                                      (UNAUDITED)
Software                                   3        $         631,861     $     420,498    $    310,465
Computer equipment                         3                2,836,161         1,420,859         398,875
Furniture and fixtures                     5                   38,481            38,481          16,185
                                                   ------------------     -------------    ------------

                                                            3,506,503         1,879,838         725,525
Less - accumulated depreciation                               765,709           584,300         151,715
                                                    -----------------    --------------    ------------

                                                      $     2,740,794     $   1,295,538    $    573,810
                                                      ---------------     -------------    ------------


         Depreciation and amortization expense for 1998, 1997 and 1996 was $432,585, $148,731 and $2,984, respectively, and $181,409 (unaudited)
         and $76,139 (unaudited) for the quarter ended March 28, 1999 and March 29, 1998, respectively.


4.       BORROWINGS

         In March 1997, the Company obtained a $1,000,000 line of credit for equipment purchases ("Equipment Line"), which bears interest at the bank's prime rate plus 1.0% (8.75% at December 31, 1998) and is secured by all assets of the Company. The equipment line was made available to the Company in two six-month draw periods, which may aggregate up to $500,000 in each period. On September 19, 1997 and March 19, 1998, borrowings under the draw periods were converted into three year term loans payable in 36 monthly installments of principal in the amount of $11,298 and $10,289, respectively, plus interest.

         In April 1998, the Company obtained an additional $1,000,000 line of credit for equipment purchases ("1998 Equipment Line"), which bears interest at the bank's prime rate plus .5% (8.25% at December 31, 1998) and is secured by all assets of the Company. The equipment line was made available to the Company in two six-month draw periods, which may aggregate up to $500,000 in each period. On October 15, 1998, borrowings under the first draw period were converted into a three year term loan payable in 36 monthly installments of principal in the amount of $11,049, plus interest. The second draw period began on October 16, 1998 and ended on April 15, 1999.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Both equipment lines require the Company to satisfy certain financial covenants. As of December 31, 1998, the Company was in compliance with these covenants. As of December 31, 1998, total borrowings under the equipment lines were $890,717, of which $391,627 is included in current portion of notes payable and $499,090 is included in long-term notes payable.


5.       PREFERRED STOCK

         The preferred stock has the following characteristics:

         CONVERSION RIGHTS
         The Series A preferred stock is convertible, at the option of the holder, into common stock of the Company based upon a formula which currently would result in a 1-for-2.20 exchange. The Series A preferred stock will automatically convert into common stock upon the closing of an initial public offering, from which net proceeds equal or exceed $10,000,000.

         The Series B, Series C and Series D preferred stock are convertible, at the option of the holder, into common stock of the Company based upon a formula which currently would result in a 1-for-1 exchange. Series B and Series C preferred stock will automatically convert into common stock upon the closing of an initial public offering, from which net proceeds equal or exceed $7,500,000 at a price per share equal to or greater than $5.00 per share and $5.25 per share, respectively. Series D preferred stock will automatically convert into common stock upon the closing of an initial public offering, from which gross proceeds equal or exceed $20,000,000 at a price per share equal to or greater than $10.16 per share.

         DIVIDEND RIGHTS
         The holders of shares of preferred stock shall receive dividends, when and if declared by the Board of Directors. In the event of a declaration and payment of dividends on common stock, dividends on the preferred stock (determined by the number of common shares into which the preferred shares are convertible) are payable in an amount equal to the per share amount of the dividend to common stockholders.

         VOTING RIGHTS
         Holders of the preferred stock are entitled to vote upon any matter submitted to the common stockholders for a vote. Each share of preferred stock shall have one vote for each full share of common stock into which the respective share of preferred stock would be convertible on the record date of the vote.

         LIQUIDATION RIGHTS
         In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series B, Series C and Series D preferred stock are entitled to receive, prior and in preference to the holders of Series A preferred stock and the holders of common stock, an amount equal to $1.00 per share, $1.75 per share and $5.08 per share, respectively, plus a compounded annual rate of return of 8%, and any declared but unpaid dividends. After all such payments have been made, the holders of the outstanding Series A preferred shares are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $12.66665 per share and any declared but unpaid dividends.

         REDEMPTION RIGHTS
         Based upon the following schedule, each holder of shares of Series B, Series C and Series D preferred stock shall have the right to cause the Company to redeem the then outstanding Series B, Series C and Series D preferred stock at a price currently equal to $1.00 per share, $1.75 per share and $5.08 per share, respectively, plus a compounded annual rate of return of 8% and any declared but unpaid dividends.

         As of December 31, 1998, the cumulative redemption amounts are as follows:

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                  CUMULATIVE
                                                   REDEMPTION
REDEMPTION DATE                                       AMOUNT
December 31, 2002                              $   13,503,915
December 31, 2003                              $   29,168,456
December 31, 2004                              $   47,252,898

         Cumulative and unpaid dividends on Series B, Series C and Series D preferred stock have been charged to accumulated deficit and are included in the carrying value of the Series B, Series C and Series D preferred stock. The Series A preferred stock is not redeemable.

         PROTECTION OF PREFERRED STOCK
         The Company must first obtain approval of the majority of Series A, Series B, Series C and Series D preferred stockholders to amend the Articles of Incorporation of the Company if such amendment would adversely affect any of the rights, preferences or privileges of shares of Series A, Series B, Series C and Series D preferred stock.


6.       COMMON STOCK

         Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders.

         At December 31, 1998, the Company has 12,265,300 shares of its common stock reserved for issuance upon conversion of the preferred stock and the issuance of common stock in connection with the Company's equity incentive program (Note 7).

         RESTRICTED STOCK AGREEMENTS
         The Company has executed stock restriction agreements with certain common stockholders. Pursuant to these agreements, the Company has an option to purchase the unvested shares of common stock at the original purchase price per share in the event of termination of the stockholders employment by the Company. Certain shares subject to these agreements vested 70% upon issuance and 1.67% quarterly thereafter commencing on November 1, 1996 through February 1, 2001. Certain other shares subject to these agreements vest 10% upon issuance and 5% quarterly thereafter commencing on November 1, 1996 through February 1, 2001, while other shares subject to this agreement vest 20% upon the first year anniversary of issuance and 5% quarterly thereafter commencing on January 21, 1998 through September 23, 2003. At December 31, 1998, the aggregate number of unvested common shares is 1,824,640.


7.       EQUITY INCENTIVE PROGRAM

         During 1996, the stockholders approved an equity incentive program which provides for the sale of the Company's common stock to employees at the fair market value of the common stock on the date of grant. The program is administered by the Board of Directors, who determines the fair market value of the common stock at the date of grant and the vesting period for the shares issued under the program. There are 1,508,000 shares reserved for issuance under the program. The shares issued under the program are subject to repurchase, whereby the Company may repurchase the unvested shares at their original purchase price upon termination of the stockholders' employment by the Company. As of December 31, 1998, 1,502,500 shares of common stock were issued under the program.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         In July 1997, the Company adopted the 1997 Stock Option Plan (the "Plan") which provides for the granting of both incentive stock options and non-qualified stock options to employees and consultants of the Company. The Board of Directors is responsible for administration of the Plan. The Board determines the term of each option, the option exercise price, the number of shares for which each option is exercisable and the vesting period (generally ratably over five years). Options granted under the Plan generally expire ten years from the date of the grant. The Plan allows for the issuance of up to 1,250,000 stock options to purchase shares of common stock to be issued prior to July 2007.

         For the year ended December 31, 1998 and 1997, no compensation expense has been recognized for options granted under the Plan. Had compensation cost for these awards been determined based on the fair value at the date of grant consistent with the method prescribed by SFAS No. 123, the Company's net loss would not have been materially different from the amount reported. However, because options vest over several years and because additional option grants are expected to be made in future years, the pro forma effects of applying the fair value method may be material to reported net income or loss in future years.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1998 and 1997: no dividend yield, no volatility, risk-free interest rate of 5.0% and 6.0%, respectively, and expected option term of 5 years.

         During 1998, the Company granted options in the amount of 80,000 to nonemployees under the Plan. The estimated fair value of these options at December 31, 1998 was not significant. In November 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board finalized Issue No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"). Under EITF 96-18, the compensation expense that will ultimately be recognized for options issued to nonemployees in 1998 will be measured at the vesting dates of the underlying options. As these options vest over periods of one to five years, the Company will be required to remeasure the fair value of these options at each reporting period prior to vesting and then finally at the vesting date of the option. Changes in the estimated fair value of these options will be recognized as compensation expense in the period of the change.

         A summary of the status of the Company's option plan as of December 31, 1998, 1997 and 1996 changes during the year is presented below:


                                            1998                             1997                  1996
                                   ----------------------          --------------------------    -------
                                                  WEIGHTED-                    WEIGHTED-
                                                  AVERAGE                      AVERAGE
                                      SHARES      EXERCISE PRICE    SHARES    EXERCISE PRICE     SHARES

Outstanding at beginning of year        58,500    $       .06          --             --           --
Granted                                396,000            .13      58,500       $    .06           --

Exercised                                   --             --          --             --           --
Forfeited                              (2,000)            .05          --             --           --
                                    ----------                   --------

Outstanding at end of year             452,500    $       .12      58,500       $    .06
                                    ----------                   --------

Options exercisable at year-end         13,250    $       .06          --                          --
                                    ----------                   --------                        -----

Weighted-average fair value of
options granted during the yea$     $      .03                   $    .01                        $ --
                                    ----------                   --------                        -----

Options available for future grant     174,500                    568,500
                                    ----------                   --------                        -----

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------


    The following table summarizes information about stock options outstanding at December 31, 1998:


                                                                              VESTED AND EXERCISABLE
                                                    WEIGHTED-            -------------------------------
                                                     AVERAGE                                  WEIGHTED-
                               NUMBER             REMAINING               NUMBER OF            AVERAGE
                             OF OPTIONS          CONTRACTUAL               OPTIONS             EXERCISE
      EXERCISE PRICE         OUTSTANDING         LIFE (YEARS)            EXERCISABLE            PRICE
      --------------         -----------         ------------            -----------          ----------
           $.05                   46,500                 8.61                11,250            $   0.05
           $.10                  301,000                 9.45                 2,000            $   0.10
           $.15                   82,500                 9.81                   --                  --
           $.50                   22,500                 9.96                   --                  --
                             -----------             --------               -------            -------

                                 452,500                 9.45                13,250
                             -----------             --------               -------            --------


8.       INCOME TAXES

         The Company's net deferred tax asset consists of the following:


                                                            DECEMBER 31,
                                                    1998                    1997
Net operating loss carryforwards                    $   6,066,000       $   1,531,000
Tax credit carryforwards                                  419,000             373,000
Other                                                     157,000              67,000
                                                    -------------      --------------

Net deferred tax asset                                  6,642,000           1,971,000
Deferred tax asset valuation allowance                 (6,642,000)         (1,971,000)
                                                    -------------      --------------
                                                    $          --      $           --
                                                    -------------      --------------


         The Company has generated taxable losses from operations since inception and, accordingly, has no taxable income available to offset the carryback of net operating losses. Based upon the weight of all available evidence, the Company has provided a full valuation allowance for its deferred tax asset since, in the opinion of management, realization of these future benefits is not sufficiently assured (defined as a likelihood of slightly more than 50 percent).

         At December 31, 1998, the Company had available federal net operating loss carryforwards and research and development tax credit carryforwards available to reduce future tax liabilities, of $14,849,000 which expire at various dates through 2018. Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss and research and development tax credit carryforwards which could be utilized in future years.


9.       401(k) PLAN

         In 1997 the Company established a defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis.

NETCORE SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Company contributions to the plan may be made at the discretion of the Board of Directors. There have been no contributions made by the Company since inception of the plan.


10.      COMMITMENTS

         LEASES
         The Company leases office space under two noncancelable operating leases. The future minimum lease commitments under these leases are as follows:

          1999                    $  324,889
          2000                        32,658
                                  ----------
                                  $  357,547
                                  ==========

         Rent expense under noncancelable operating leases was approximately $271,800, $114,000 and $8,000 for the periods ended December 31, 1998,
         1997 and 1996, respectively.


11.      SUBSEQUENT EVENTS

         During March 1999, the Company issued 639,765 shares of Series D preferred stock for total proceeds of approximately $3,250,000. This sale and net proceeds have been reflected in the unaudited March 28, 1999 balance sheet and the related statements of cash flows and redeemable convertible preferred stock and stockholders' equity (deficit) for the quarter ended March 28, 1999.

                                                                         ANNEX A











                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                                 TELLABS, INC.,



                             BLACKHAWK MERGER CORP.



                                       AND



                              NETCORE SYSTEMS, INC.



                           DATED AS OF JUNE 29, 1999*





------------------
* Reflects changes effected pursuant to an Amendment Agreement dated as of July 21, 1999.

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                                               PAGE

                                                     ARTICLE I
                                                    THE MERGER

Section 1.1       The Merger....................................................................................A-1
Section 1.2       Effective Time................................................................................A-2
Section 1.3       Effects of the Merger.........................................................................A-2
Section 1.4       Charter and Bylaws; Directors and Officers....................................................A-2
Section 1.5       Conversion of Securities......................................................................A-2
Section 1.6       Delivery of Certificates and Payment of Cash..................................................A-4
Section 1.7       Dividends; Transfer Taxes; Withholding........................................................A-4
Section 1.8       No Fractional Securities......................................................................A-5
Section 1.9       Abandoned Property............................................................................A-5
Section 1.10      No Further Ownership Rights in Company Common Stock...........................................A-5
Section 1.11      Closing of Company Transfer Books.............................................................A-5
Section 1.12      Lost Certificates.............................................................................A-5
Section 1.13      Further Assurances............................................................................A-6
Section 1.14      Closing.......................................................................................A-6

                                                    ARTICLE II
                                 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Section 2.1       Organization, Standing and Power..............................................................A-6
Section 2.2       Capital Structure.............................................................................A-6
Section 2.3       Authority.....................................................................................A-6
Section 2.4       Consents and Approvals; No Violation..........................................................A-7
Section 2.5       SEC Documents and Other Reports...............................................................A-8
Section 2.6       Registration Statement and Proxy Statement....................................................A-8
Section 2.7       Actions and Proceedings.......................................................................A-8
Section 2.8       Operations and Obligations....................................................................A-9
Section 2.9       Required Vote of Parent Stockholders..........................................................A-9
Section 2.10      Pooling of Interests; Reorganization..........................................................A-9
Section 2.11      Brokers.......................................................................................A-9
Section 2.12      Operations of Sub.............................................................................A-9

                                                   ARTICLE III
                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1       Organization, Standing and Power..............................................................A-9
Section 3.2       Capital Structure.............................................................................A-9
Section 3.3       Authority....................................................................................A-11
Section 3.4       Consents and Approvals; No Violation.........................................................A-11
Section 3.5       Financial Statements.........................................................................A-12
Section 3.6       No Dividends; Absence of Certain Changes or Events...........................................A-12
Section 3.7       Governmental Permits.........................................................................A-14
Section 3.8       Registration Statement and Proxy Statement...................................................A-14
Section 3.9       Tax Matters..................................................................................A-14
Section 3.10      Actions and Proceedings......................................................................A-15
Section 3.11      Certain Agreements...........................................................................A-15
Section 3.12      ERISA........................................................................................A-16

Section 3.13      Worker Safety and Environmental Laws.........................................................A-16
Section 3.14      Labor Matters................................................................................A-17
Section 3.15      Intellectual Property; Software..............................................................A-17
Section 3.16      Availability of Assets and Legality of Use...................................................A-19
Section 3.17      Real Property................................................................................A-19
Section 3.18      Real Property Leases.........................................................................A-19
Section 3.19      Personal Property Leases.....................................................................A-19
Section 3.20      Title to Assets..............................................................................A-20
Section 3.21      Contracts....................................................................................A-20
Section 3.22      Status of Contracts..........................................................................A-20
Section 3.23      Insurance....................................................................................A-21
Section 3.24      Takeover Statutes and Charter Provisions.....................................................A-21
Section 3.25      Required Vote of Company Stockholders........................................................A-21
Section 3.26      Pooling of Interests; Reorganization.........................................................A-21
Section 3.27      Brokers......................................................................................A-21
Section 3.28      Hart-Scott-Rodino............................................................................A-21

                                                    ARTICLE IV
                                     COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1       Conduct of Business Pending the Merger.......................................................A-21
Section 4.2       No Solicitation..............................................................................A-23
Section 4.3       Third Party Standstill Agreements............................................................A-24
Section 4.4       Pooling of Interests; Reorganization.........................................................A-24

                                                     ARTICLE V
                                               ADDITIONAL AGREEMENTS

Section 5.1       Stockholder Meeting..........................................................................A-24
Section 5.2       Preparation of the Registration Statement and the Proxy Statement............................A-24
Section 5.3       Access to Information........................................................................A-25
Section 5.4       Compliance with the Securities Act...........................................................A-25
Section 5.5       Fees and Expenses............................................................................A-25
Section 5.6       Company Stock Plan...........................................................................A-25
Section 5.7       Reasonable Best Efforts; Pooling of Interests................................................A-26
Section 5.8       Public Announcements.........................................................................A-26
Section 5.9       Real Estate Transfer and Gains Tax...........................................................A-27
Section 5.10      State Takeover Laws..........................................................................A-27
Section 5.11      Indemnification of Directors and Officers....................................................A-27
Section 5.12      Notification of Certain Matters..............................................................A-27
Section 5.13      Employee Benefit Plans.......................................................................A-27
Section 5.14      Stock Exchange Listing.......................................................................A-28
Section 5.15      Loans to Company.............................................................................A-28
Section 5.16      Interim Report...............................................................................A-28
Section 5.17      Tax Matters..................................................................................A-28
Section 5.18       Indemnity Agreement.........................................................................A-28

                                                    ARTICLE VI
                                        CONDITIONS PRECEDENT TO THE MERGER

Section 6.1       Conditions to Each Party's Obligation to Effect the Merger...................................A-28
Section 6.2       Conditions to Obligation of the Company to Effect the Merger.................................A-29
Section 6.3       Conditions to Obligations of Parent and Sub to Effect the Merger.............................A-30
Section 6.4        Customers and Products......................................................................A-31
Section 6.5        Intellectual Property and Software..........................................................A-32

                                                    ARTICLE VII
                                         TERMINATION, AMENDMENT AND WAIVER

Section 7.1       Termination..................................................................................A-32
Section 7.2       Effect of Termination........................................................................A-33
Section 7.3       Amendment....................................................................................A-33
Section 7.4       Waiver.......................................................................................A-33

                                                   ARTICLE VIII
                                                  INDEMNIFICATION

Section 8.1       Indemnity Fund...............................................................................A-33
Section 8.2       Indemnification from Indemnity Fund..........................................................A-34
Section 8.3       Termination of Indemnity Fund................................................................A-34
Section 8.4       Notice and Determination of Claims...........................................................A-34
Section 8.5       Resolution of Conflicts; Arbitration.........................................................A-35
Section 8.6       Stockholder Representatives..................................................................A-36
Section 8.7       Actions of the Stockholder Representatives...................................................A-36
Section 8.8       Third-Party Claims...........................................................................A-36

                                                    ARTICLE IX
                                                GENERAL PROVISIONS

Section 9.1       Survival of Representations and Warranties...................................................A-37
Section 9.2       Notices......................................................................................A-37
Section 9.3       Interpretation...............................................................................A-37
Section 9.4       Counterparts.................................................................................A-38
Section 9.5       Entire Agreement; No Third-Party Beneficiaries...............................................A-38
Section 9.6       Governing Law................................................................................A-38
Section 9.7       Assignment...................................................................................A-38
Section 9.8       Severability.................................................................................A-38
Section 9.9       Enforcement of this Agreement................................................................A-38

                             TABLE OF DEFINED TERMS

Defined Term                                      Section
------------                                      -------

Affiliate                                         Section 3.16
Agreement                                         Introduction
Audited Financial Statements                      Section 3.5
Average Closing Price                             Section 1.5(g)(iii)
Balance Sheet                                     Section 3.5
Balance Sheet Date                                Section 3.5
Benefits Date                                     Section 5.13
Blue Sky Laws                                     Section 2.4
Certificates                                      Section 1.6
Certificate of Merger                             Section 1.2
Claim Notice                                      Section 8.4(a)
Claiming Party                                    Section 8.4(a)
Closing                                           Section 1.14
Code                                              Recitals
Company                                           Introduction
Company Affiliate Letter                          Section 5.4(a)
Company Agreements                                Section 3.22
Company Ancillary Agreements                      Section 3.3(a)
Company Business Personnel                        Section 3.14
Company Bylaws                                    Section 3.2(a)
Company Charter                                   Section 1.4
Company Common Stock                              Recitals
Company Group                                     Section 3.9(e)
Company Letter                                    Section 3.2(c)
Company Multiemployer Plan                        Section 3.12(c)
Company Permits                                   Section 3.7
Company Plan                                      Section 3.12(c)
Company Preferred Stock                           Recitals
Company Series A Preferred Stock                  Section 3.2(a)
Company Series B Preferred Stock                  Section 3.2(a)
Company Series C Preferred Stock                  Section 3.2(a)
Company Series D Preferred Stock                  Section 3.2(a)
Company Stockholders                              Section 1.6
Company Stock Options                             Section 3.2(a)
Company Stock Plan                                Section 3.2(a)
Company Value                                     Section 1.5(g)(ii)
Confidentiality Agreement                         Section 5.3
Constituent Corporations                          Introduction
Copyrights                                        Section 3.15(a)(iii)
DGCL                                              Section 1.1
Dissenting Shares                                 Section 1.5(e)
Domain Names                                      Section 3.15(a)(iv)
Effective Time                                    Section 1.2
Encumbrance                                       Section 3.6(c)(vi)
Environmental Laws                                Section 3.13
ERISA                                             Section 3.12
ERISA Affiliate                                   Section 3.12(c)
Exchange Act                                      Section 2.4
Exchange Agent                                    Section 1.6
Exchange Ratio                                    Section 1.5(g)(i)

Expense                                           Section 8.1(c)
Financial Statements                              Section 3.5
GAAP                                              Section 2.5
Gains Taxes                                       Section 5.9
Governmental Entity                               Section 2.4
Indemnity Agent                                   Section 8.1(a)
Indemnity Agreement                               Recitals
Indemnity Shares                                  Section 1.6
Intellectual Property                             Section 3.15(a)
Joint Venture                                     Section 3.2(d)
Knowledge of Parent                               Section 2.7
Knowledge of the Company                          Section 3.7
Leased Real Property                              Section 3.18
Liquidation Preference Amount                     Section 1.5(g)(iv)
Loss                                              Section 8.1(c)
Material Adverse Change                           Section 2.4
Material Adverse Effect                           Section 2.4
Merger                                            Recitals
Merger Consideration                              Section 1.5(f)
Nasdaq                                            Section 1.5(g)(iii)
Objection                                         Section 8.4(c)
Parent                                            Introduction
Parent Affiliate Letter                           Section 5.4(b)
Parent Ancillary Agreements                       Section 2.3
Parent Bylaws                                     Section 2.4
Parent Common Stock                               Recitals
Parent Group Members                              Section 8.1(c)
Parent Letter                                     Section 2.4
Parent Preferred Stock                            Section 2.2
Parent SEC Documents                              Section 2.5
Parent Stock Plans                                Section 2.2
Patent Rights                                     Section 3.15(a)(i)
Permitted Encumbrance                             Section 3.6(c)(vi)
Person                                            Section 3.16
Proxy Statement                                   Section 2.6
Remaining Shares                                  Section 5.2(b)
Reference Price                                   Section 1.5(g)(v)
Registration Statement                            Section 2.3
Rule 145 Affiliates                               Section 5.4(a)
Securities Act                                    Section 2.3
Share Issuance                                    Section 2.3
Software                                          Section 3.15(b)
State Takeover Approvals                          Section 2.4
Stock Restriction Agreements                      Section 3.2(c)
Stockholder Meeting                               Section 5.1
Stockholder Representatives                       Section 8.6(a)
Sub                                               Introduction
Subsidiary                                        Section 2.2
Substitute Option                                 Section 5.6(a)
Surviving Corporation                             Section 1.1
Takeover Proposal                                 Section 4.2(a)
Taxes                                             Section 3.9(e)
Tax Return                                        Section 3.9(e)
Tax Sharing Arrangement                           Section 3.9(e)
Trade Secrets                                     Section 3.15(a)(v)

Trademarks                                        Section 3.15(a)(ii)
Transmittal Letter                                Section 1.6
Unaudited Financial Statements                    Section 3.5
Voting Agreements                                 Recitals
Worker Safety Laws                                Section 3.13

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of June 29, 1999 (this "Agreement"), among Tellabs, Inc ., a Delaware corporation ("Parent"), Blackhawk Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and NetCore Systems, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, $.001 par value, of the Company ("Company Common Stock"), and each issued and outstanding share of preferred stock, $.001 par value, of the Company ("Company Preferred Stock"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, $.01 par value, of Parent ("Parent Common Stock");

         WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

         WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith certain stockholders of the Company are entering into agreements with Parent dated as of the date hereof (the "Voting Agreements"), in the form of the attached Exhibit A, pursuant to which, among other things, each such stockholder has agreed to vote in favor of this Agreement and the Merger;

         WHEREAS, in order to induce Parent and Sub to enter into this Agreement, before the Closing Parent, the Indemnity Agent (as hereinafter defined) and the Stockholder Representatives (as hereinafter defined) shall enter into the Indemnity Escrow Agreement (the "Indemnity Agreement") substantially in the form of the attached Exhibit B;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

         NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a Constituent Corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this

Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

         Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that Article Fourth reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share". As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation.

         (b) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

         (a) Each issued and outstanding share of common stock, $.01 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) All shares of Company Common Stock or Company Preferred Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock or Company Preferred Stock owned by Parent shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Subject to the provisions of Section 1.8 hereof, (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined) and shares to be canceled in accordance with Section 1.5(b)) shall be converted into such number of validly issued, fully paid and nonassessable shares of Parent Common Stock as shall equal the Exchange Ratio (as hereinafter defined) times 1 and (ii) each share of Company Series A Preferred Stock shall be converted into such number of validly issued, fully paid and nonassessable shares of Parent Common Stock as shall equal the Exchange Ratio times the number of shares of Common Stock into which such share of Company Series A Preferred Stock is convertible immediately prior to the Effective Time. Such shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive: (i) subject to Section 1.6, certificates representing the shares of Parent Common Stock into which such shares are converted, (ii) dividends and other distributions in accordance with
Section 1.7, and (iii) any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor in accordance with Section 1.8.

         (d) Subject to the provisions of Section 1.8 hereof, each share of Company Preferred Stock (other than the Series A Preferred Stock) issued and outstanding immediately prior to the Effective Time (other than Dissenting

Shares and shares to be canceled in accordance with Section 1.5(b)) shall be converted into such number of validly issued, fully paid and nonassessable shares of Parent Common Stock as shall equal(i) in the case of each share of the Company Series B Preferred Stock, the quotient, rounded down to the nearest thousandth, of $5.00 divided by the Average Closing Price (as hereinafter defined), (ii) in the case of each share of the Company Series C Preferred Stock, the quotient, rounded down to the nearest thousandth, of $7.00 divided by the Average Closing Price and (iii) in the case of each share of the Company Series D Preferred Stock, the quotient, rounded down to the nearest thousandth, of $15.24 divided by the Average Closing Price. Such shares when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive: (i) subject to Section 1.6, certificates representing the shares of Parent Common Stock into which such shares are converted, (ii) dividends and other distributions in accordance with Section 1.7, and (iii) any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor in accordance with Section 1.8.

         (e) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time which are held of record by stockholders who shall not have voted such shares in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive Parent Common Stock and cash as set forth in Section 1.5(c) or Section 1.5(d), as the case may be, but the holders thereof instead shall be entitled to, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of his or its shares in accordance with Section 262(d) of the DGCL or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his or its entitlement to appraisal rights as provided in
Section 262 of the DGCL, if so required, or (ii) if a court shall determine that such holder is not entitled to receive payment for his or its shares or such holder shall otherwise lose his or its appraisal rights, then, in any such case, each share of Company Common Stock or Company Preferred Stock, as the case may be, held of record by such holder or holders shall automatically be converted into and represent only the right to receive Parent Common Stock and cash as set forth in Section 1.5(c) or Section 1.5(d), as the case may be, upon surrender of the certificate or certificates representing such Dissenting Shares.

         (f) In calculating the consideration payable under this Section 1.5, Parent shall be entitled to rely on the representations and warranties contained herein and the information supplied by the Company, and the Company hereby agrees promptly to deliver all information requested by Parent so as to enable Parent to make such calculations in a timely fashion prior to the Closing. If such representations, warranties and information are not correct, Parent shall have the right to adjust the Exchange Ratio accordingly and notwithstanding anything else to the contrary contained in this Agreement, in no event shall the aggregate merger consideration payable by Parent, Sub or the Surviving Corporation to the holders of equity interests in the Company (including, without limitation, holders of options) in connection with the Merger or the transactions contemplated hereby exceed such consideration payable assuming such representation, warranties and information are correct (such consideration as calculated based on such assumption is referred to herein as the "Merger Consideration").

         (g) For purposes of this Agreement:

         (i) "Exchange Ratio" shall mean the quotient, rounded down to the nearest one hundred thousandth, of the Company Value divided by the Average Closing Price;

         (ii) "Company Value" shall mean the quotient, rounded down to the nearest thousandth, of (A) $575,000,000 minus the Liquidation Preference Amount (as hereinafter defined), divided by (B) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully-diluted basis (assuming the exercise of all Company Stock Options (as hereinafter defined) and the conversion of all shares of the Company Series A Preferred Stock to shares of the Company Common Stock);

         (iii) "Average Closing Price" shall mean the average, rounded down to the nearest cent, of the last reported sales price per share of Parent Common Stock on The Nasdaq National Market

     ("Nasdaq") for the fifteen trading days immediately preceding the three trading days immediately preceding the date of the Closing, provided, however, that in the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) during such fifteen trading days, appropriate adjustments, if any, shall be made to the Average Closing Price; provided, further, that the Average Closing Price may not be less than eighty percent (80%) of the Reference Price nor more than one-hundred twenty percent (120%) of the Reference Price;

         (iv) "Liquidation Preference Amount" shall mean an amount equal to the sum of (a) the number of Company Series B Preferred Stock outstanding immediately before the Effective Time multiplied by $5.00 plus (b) the number of Company Series C Preferred Stock outstanding immediately before the Effective Time multiplied by $7.00 plus (c) the number of Company Series D Preferred Stock outstanding immediately before the Effective Time multiplied by $15.24; and

         (v) "Reference Price" shall mean $66.

         (h) In the event the Merger Consideration is not sufficient to deliver to the holders of Company Common Stock (assuming the exercise of all Company Stock Options) and the holders of Company Preferred Stock the consideration they would be entitled to under Section 2 of Article FOURTH of the Company Charter, then the payments contemplated by this Section 1.5 shall be adjusted so as to be in accordance with the payments provided for in such Section 2. In doing so, it shall be assumed that all Company Stock Options have been exercised and all shares of Company Series A Preferred Stock have been converted to shares of Company Common Stock.

         Section 1.6 Delivery of Certificates and Payment of Cash. At or after the Effective Time, each holder of record of a certificate or certificates (collectively, the "Certificates") representing shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Company Stockholders"), may surrender such Certificate or Certificates to Parent's designee as the exchange agent (the "Exchange Agent"), together with a letter of transmittal in the form prepared by Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of such Certificates in exchange for the property described in the next sentence) (the "Transmittal Letter"). Parent shall promptly deliver or cause to be delivered upon surrender for cancellation to the Exchange Agent of all Certificates held by any Company Stockholder, together with the Transmittal Letter, duly executed, in exchange therefor (i) to such Company Stockholder, (x) one or more certificates representing ninety percent (90%) of the aggregate number of whole shares of Parent Common Stock into which the Company Common Stock or the Company Preferred Stock represented by the Certificate or Certificates so surrendered shall have been converted pursuant to Section 1.5(c) or Section 1.5(d), as the case may be, and (y) cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7; and (ii) in accordance with
Section 8.1, to the Indemnity Agent, for deposit in the Indemnity Fund (as defined in the Indemnity Agreement), one or more certificates representing the remaining ten percent (10%) of such number of whole shares of Parent Common Stock (all such shares held by the Indemnity Agent being collectively referred to as the "Indemnity Shares"), and any Certificate so surrendered shall forthwith be canceled.

         Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person (as hereinafter defined) entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such Person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such Person pursuant to Section 1.8 until such Person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, ninety percent (90%) of the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, ninety percent (90%) of the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. The remaining ten percent (10%) of the amount of dividends or other distributions described in clauses (i) and (ii) of the immediately preceding sentence, in each case relating to stock splits or other similar events, shall be deposited by Parent with the Indemnity Agent and shall be included in the Indemnity Fund in accordance with the Indemnity Agreement. In no event shall the Person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent.

         Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded down to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on Nasdaq on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on Nasdaq on such date, the first date of trading of shares of Parent Common Stock on Nasdaq after the Effective Time) by
(ii) the fractional interest to which such holder would otherwise be entitled.

         Section 1.9 Abandoned Property. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock or Company Preferred Stock for any shares of Parent Common Stock, cash and dividends and distributions payable in accordance with this Article I which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 1.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock represented by such Certificates.

         Section 1.11 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

         Section 1.12 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Parent will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.


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         Section 1.13  Further Assurances. If at any time after the Effective
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

         Section 1.14 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

         Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

         Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, $.01 par value (the "Parent Preferred Stock"). At the close of business on June 4, 1999, (i) 392,156,296 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in the treasury of Parent or by Subsidiaries of Parent, (iii) no shares of Parent Preferred Stock were issued or outstanding, (iv) 21,117,985 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options, warrants or other rights to purchase or otherwise acquire shares of Parent Common Stock under Parent's benefit plans or other arrangements or pursuant to any plans or arrangements assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "Parent Stock Plans"), and (v) 158,478 stock appreciation rights granted pursuant to the Parent Stock Plans were outstanding. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable upon conversion of Company Common Stock and Company Preferred Stock at the Effective Time in accordance with Section 1.5(c) or Section 1.5(d) of this Agreement, as the case may be, will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

         For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

         Section 2.3 Authority. The Boards of Directors of Parent and Sub have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, and approved and adopted this Agreement in accordance with the DGCL. The Board of Directors of Parent has approved the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance") and has approved the other

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agreements to be entered into by it as contemplated hereby (such other agreements, the "Parent Ancillary Agreements"). Parent has the requisite corporate power and authority to enter into this Agreement and the Parent Ancillary Agreements, to effect the Share Issuance, and to consummate the transactions contemplated hereby and thereby. Sub has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the Parent Ancillary Agreements by Parent, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub. The Parent Ancillary Agreements executed as of the date hereof have been duly executed and delivered by Parent. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, and each of the Parent Ancillary Agreements, upon execution and delivery thereof by Parent, will constitute the valid and binding obligation of Parent enforceable against it in accordance with its terms, except to the extent as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

         Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, except as set forth in Section 2.4 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), the execution and delivery of this Agreement by Parent and Sub, and the Parent Ancillary Agreements by Parent, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or the Amended and Restated Bylaws of Parent (the "Parent Bylaws") or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, guaranty, permit, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iv) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or, in the case of Parent, under the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or the Parent Ancillary Agreements by Parent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Parent Ancillary Agreements, except for (i) in connection, or in compliance, with the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.9, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and Nasdaq,(vi) filings required by the HSR Act, (vii) applicable requirements, if any, under foreign laws and (viii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or, in the case of Parent, under the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby.

         For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, prospects, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be.

         Section 2.5 SEC Documents and Other Reports. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC between January 1, 1999 and the date hereof (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles("GAAP"), Parent has not, since January 1, 1999, made any change in the accounting practices or policies applied in the preparation of financial statements included in Parent SEC Documents. Except for liabilities (i) reflected in the Parent SEC Documents, (ii) incurred in the ordinary course of business consistent with past practices since April 2, 1999, (iii) incurred in connection with this Agreement or the transactions contemplated hereby or in connection with other acquisitions or business combinations involving Parent or any of its Subsidiaries, or (iv) disclosed in the Parent Letter, neither the Parent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent.

         Section 2.6 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein relating to the Stockholder Meeting (as hereinafter defined) (together with any amendments or supplements thereto, the "Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meeting any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act.

         Section 2.7 Actions and Proceedings. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any

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of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Parent Ancillary Agreements. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.7 of the Parent Letter.

         Section 2.8 Operations and Obligations. Except as described in the Parent SEC Documents and except in connection with matters publicly announced by Parent, between April 2, 1999 and the date hereof, (i) except as a result of the transactions contemplated by this Agreement or in connection with other acquisitions or business combinations involving Parent or any of its Subsidiaries, there has been no Material Adverse Change with respect to Parent; and (ii) except as a result of the transactions contemplated by this Agreement or in connection with other acquisitions or business combinations involving Parent or any of its Subsidiaries, there has not been any material revaluation by Parent of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, in each of the foregoing cases which would have a Material Adverse Effect.

         Section 2.9 Required Vote of Parent Stockholders. No vote of the security holders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

         Section 2.10 Pooling of Interests; Reorganization. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

         Section 2.11 Brokers. Other than Deutsche Bank Securities Inc., with respect to which the fees due by Parent shall be paid by Parent, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         Section 2.12 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as follows:

         Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

         Section 3.2 Capital Structure. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 15,000,000 shares of Company Preferred Stock, of which 157,895 shares have been designated as Series A Convertible Preferred Stock (the "Company Series A Preferred Stock"), 3,550,000 shares have been designated as Series B Convertible Preferred Stock (the "Company Series B Preferred Stock"), 4,728,571 shares have been designated as Series C Convertible Preferred Stock (the "Company Series C

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



Preferred Stock"), and 4,016,099 shares have been designated as Series D Convertible Preferred Stock (the "Company Series D Preferred Stock"). At the close of business on June 28, 1999, (i) 6,336,538 shares of Company Common Stock, 157,895 shares of Company Series A Preferred Stock, 3,550,000 shares of Company Series B Preferred Stock, 4,728,571 shares of Company Series C Preferred Stock and 4,016,099 shares of Company Series D Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 147,794 shares of Company Common Stock, no shares of Company Series A Preferred Stock, no shares of Company Series B Preferred Stock, no shares of Company Series C Preferred Stock and no shares of Company Series D Preferred Stock were held in the treasury of the Company or by Subsidiaries of the Company and (iii) 1,073,100 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock pursuant to the 1997 Stock Option Plan (the "Company Stock Plan"). The Company Stock Plan is the only benefit plan of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. Since June 28, 1999 except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options or upon the conversion of shares of Company Preferred Stock, in each case, in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth in Section 3.2(a) of the Company Letter (as hereinafter defined), there will be no acceleration in the vesting of the Company Stock Options as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as set forth in Section 3.2(a) of the Company Letter and except for (i) the Company Stock Options and (ii) upon conversion of the outstanding shares of Company Preferred Stock, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. Except as set forth in Section 3.2(a) of the Company Letter, the Company is not a party to, or otherwise have any Knowledge of the current existence of, any stockholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding relating to the voting, dividend, ownership or transfer rights of any shares of capital stock of the Company. True and complete copies of the Company Charter, Bylaws of the Company, as amended (the "Company Bylaws"), the Company Stock Plan, and the agreements and other instruments referred to in Section 3.2(a) of the Company Letter have been delivered to Parent.

         (b) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         (c) Section 3.2(c)(i) of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter") sets forth the name and address of each holder of record of shares of capital stock of the Company outstanding on the date hereof, together, in each case, with the number of shares of Company Common Stock and the number of shares of each outstanding series of Company Preferred Stock held by such holder. Section 3.2(c)(ii) of the Company Letter sets forth each share of Company Common Stock issued pursuant to a Stock Restriction Agreement, together with the grant date, the date on which such share ceases to be subject to the terms and restrictions of such agreement and the name and address of the record holder thereof. Section 3.2(c)(iii) of the Company Letter also sets forth each option to purchase Company Common Stock issued by the Company, together, in each case, with the number of shares issuable upon exercise thereof, the grant date, the exercise price, the expiration date and the name and address of the record owner thereof. Section 3.2(c) (iv) of the Company Letter sets forth the number of shares of Company Common Stock issuable upon conversion of a share of each series of Company Preferred Stock. True and complete copies of (i) the Company Stock Plan, (ii) each Stock Restriction Agreement to which the Company is a party (the "Stock Restriction Agreements"), and (iii) each instrument governing any Company Stock Options has been delivered by the Company to Parent.


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         (d) Section 3.2(d) of the Company Letter sets forth a list of all
Subsidiaries and Joint Ventures of the Company and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section 3.2(d) of the Company Letter also sets forth the nature and extent of the ownership and voting interests held by the Company in each such Joint Venture. The Company has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture. For purposes of this Agreement, "Joint Venture" means, any corporation, limited liability company, partnership, joint venture, trust, association or other entity which is not a Subsidiary of the Company, as the case may be, and in which (a) the Company, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests, or (b) the Company or one of its Subsidiaries is a general partner.

         Section 3.3 Authority. (a) The Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, approved the Voting Agreements and approved the other agreements to be entered into by it as contemplated hereby (such other agreements, the "Company Ancillary Agreements"), resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has the requisite corporate power and authority to enter into this Agreement and the Company Ancillary Agreements, to consummate the transactions contemplated by the Company Ancillary Agreements and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company. The Company Ancillary Agreements executed as of the date hereof have each been duly executed and delivered by the Company and no other corporate action on the part of the Company is necessary in connection therewith. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms and each of the Company Ancillary Agreements upon execution and delivery thereof by the Company will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (b) Upon the execution and delivery by the Stockholder Representatives of the Indemnity Agreement, the Indemnity Agreement will constitute the valid and binding obligation of the Company Stockholders and Stockholder Representatives, enforceable against the Company Stockholders and Stockholder Representatives, in accordance with its terms. The Stockholder Representatives have the requisite power and authority to enter into the Indemnity Agreement and to fulfill the terms thereof contemplated thereby.

         Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any material violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organizational documents of any of the Company's Subsidiaries, (iii) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company or its Subsidiaries is bound, (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Ancillary Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Ancillary Agreements, except for
(i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (ii) such filings, authorizations, orders and approvals as may be required by state takeover laws, (iii) such filings as may be required in connection with the taxes described in Section 5.9, (iv) applicable requirements, if any, of Blue Sky Laws, (v)filings required by the HSR Act and
(vi) applicable requirements, if any, under foreign laws.

         Section 3.5 Financial Statements. Section 3.5 of the Company Letter contains (i) the balance sheet (the "Balance Sheet") of the Company and its subsidiaries as of December 31, 1998 (the "Balance Sheet Date") and the related statement of income, stockholders' equity and cash flows for the year then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon of PricewaterhouseCoopers LLP, independent public accountants (the "Audited Financial Statements"), and (ii) the unaudited balance sheet of the Company and its subsidiaries as of April 4, 1999 and the related unaudited statement of income, stockholders' equity and cash flows for the year then ended, together with the appropriate notes to such financial statements (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Except as disclosed in the notes thereto, the Financial Statements have been prepared in conformity with GAAP consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries at the dates of such balance sheets and the results of its operations and cash flows for the respective periods indicated (subject, in the case of the Unaudited Financial Statements, to normal year end audit adjustments and to any other adjustments described therein).

         Section 3.6   No Dividends; Absence of Certain Changes or Events.

         (a) The Company has never declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders (and no record date with respect to any of the foregoing has occurred) or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest.

         (b) Except as set forth in Section 3.6(b) of the Company Letter:

         (i) between the Balance Sheet Date and the date of this Agreement there has been no Material Adverse Change with respect to the Company; and

         (ii) since the Balance Sheet Date, there has been no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any material assets or business of the Company or any of its Subsidiaries.

         (c) Except as set forth in Section 3.6(c) of the Company Letter, since the Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in Section 3.6(c) of the Company Letter, neither the Company nor any of its Subsidiaries has:

         (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

         (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities;

         (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

         (iv) undertaken or committed to undertake capital expenditures exceeding $500,000 for any single project or related series of projects or $2,000,000 in the aggregate;

         (v) made charitable donations in excess of $20,000 in the aggregate;

         (vi) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company or any of its Subsidiaries to any of the stockholders of the Company or any of their respective Affiliates (as hereinafter defined)), or mortgaged or pledged, or imposed or suffered to be imposed any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind (an "Encumbrance"), on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company or any of its Subsidiaries after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for (A) liens for taxes and other governmental charges and assessments which are not yet due and payable, (B) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (C) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by the consummation of the transactions contemplated by, this Agreement, and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection (each, a "Permitted Encumbrance");

         (vii) canceled any debts owed to or claims held by the Company or any of its Subsidiaries (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

         (viii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

         (ix) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

         (x) delayed or accelerated payment of any material account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

         (xi) instituted any increase in any compensation payable to any employee, director or consultant of the Company or any of its Subsidiaries or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the Company or any of its Subsidiaries except, in case of employees other than directors or officers, salary increases consistent with the Company's past practice in connection with annual or periodic compensation reviews;

         (xii) made any tax election or settled or compromised any material federal, state, local or foreign income tax liability;

         (xiii) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Financial Statements; or

         (xiv) entered into or become committed to enter into any other material transaction except in the ordinary course of business.

         (d) Except as set forth in Section 3.6(d) of the Company Letter, neither the Company nor any of its Subsidiaries is subject to any material liability (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance

Sheet and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the Balance Sheet Date.

         Section 3.7 Governmental Permits. Each of the Company and its Subsidiaries owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Entities which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Company Permits"), except such Company Permits, the failure to own, hold or possess which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Complete and correct copies of all of the Company Permits have been delivered by the Company to Parent.

         Each of the Company and its Subsidiaries has fulfilled and performed its obligations under each of the material Company Permits, and each of the Company Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Effective Time, in each case without
(x) the occurrence of any breach, default or forfeiture of rights thereunder, or
(y) the consent, approval, or act of, or the making of any filing with, any Governmental Entity, except, in each case, for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.7 of the Company Letter.

         Section 3.8 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meeting any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Proxy Statement or the Registration Statement, the Company shall deliver to Parent a description of such event in order to permit Parent promptly to file an appropriate amendment or supplement with the SEC and, as required by law, disseminate an appropriate amendment or supplement to the stockholders of the Company. The Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the DGCL.

         Section 3.9 Tax Matters. (a) Except as set forth in Section 3.9(a) of the Company Letter, (i) each of the Company, each Subsidiary of the Company and each Company Group(as hereinafter defined) has timely filed all Tax Returns(as hereinafter defined) required to have been filed;(ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company, each Subsidiary of the Company and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid;
(iii) all Taxes (whether or not shown on any Tax Return) owed by the Company, any Subsidiary of the Company or any Company Group have been timely paid; (iv) none of the Company, any Subsidiary of the Company or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes, which waiver or request is currently in effect; (v) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company, any Subsidiary of the Company or any Company Group and no basis exists therefor; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) all Tax Sharing Arrangements(as hereinafter defined) and Tax indemnity arrangements will terminate prior to the Effective Time and neither the Company nor any Subsidiary of the Company will have any liability thereunder on or after the Effective Time; (viii) there are no liens for Taxes upon the assets of the Company or any Subsidiary of the Company except liens relating to current Taxes not yet due; and (ix) all Taxes which the Company, any Subsidiary of the Company or any Company Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; and (x) the charges, accruals and reserves in respect of Taxes on the Balance Sheet is adequate to provide for all unpaid Taxes as of the Balance Sheet Date.

         (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

         (c) Except as set forth in Section 3.9(c) of the Company Letter, as a result of the transactions contemplated by this Agreement, none of the Company, any Subsidiary of the Company, or Parent has made, or will be obligated to make, a payment to an individual that would be an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (d) None of the Company, any predecessor of the Company or any Subsidiary of the Company is (and none thereof has ever been), a member of (i) any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or (ii) any other group of corporations or entities which files or has filed Tax Returns on a combined, consolidated or unitary basis.

         (e) For purposes of this Agreement: (i) "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor), or any other group of corporations which, at any time on or before the Effective Time, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor), (ii) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, (iii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax, and (iv) "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any Subsidiary of the Company.

         Section 3.10  Actions and Proceedings. Except as set forth in Section
3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, or, to the Knowledge of the Company, employees of the Company or any of its Subsidiaries, in each case in their capacity as the Company's or its Subsidiary's directors, officers or employees, or Nu-Link India, or any of the Company's or its Subsidiaries' properties, assets or business or any Company Plan (as hereinafter defined). As of the date hereof, except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, or, to the Knowledge of the Company, employees of the Company or any of its Subsidiaries, in each case in their capacity as the Company's or its Subsidiary's directors, officers or employees, or Nu-Link India, or any of the Company's or its Subsidiaries' properties, assets or business or any Company Plan. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former directors, officers, or, to the Knowledge of the Company, employees of the Company or any of its Subsidiaries, in each case in their capacity as the Company's or its Subsidiary's directors, officers or employees, or Nu-Link India, or any of the Company's or its Subsidiaries' properties, assets or business relating to the transactions contemplated by this Agreement and the Company Ancillary Agreements. Between the date hereof and the Effective Time there will not be any such matters that are material to the Company.

         Section 3.11 Certain Agreements. Except as set forth in Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares.

         Section 3.12 ERISA. (a) Each Company Plan(as hereinafter defined) is listed in Section 3.12(a) of the Company Letter, true and complete copies of which have heretofore been delivered or made available to Parent. Except as set forth in Section 3.12(a) of the Company Letter, (i) each Company Plan complies in all material respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan. Neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Plan or Company Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. No action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

         (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any material liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

         (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to
Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

         (d) Section 3.12(d) of the Company Letter contains a list, and the Company has heretofore provided to Parent a true and complete copy, of all (i) severance, employment and consulting agreements with employees and consultants of the Company and each of its ERISA Affiliates and (ii) severance programs and policies of the Company and each of its ERISA Affiliates with or relating to its employees.

         Section 3.13 Worker Safety and Environmental Laws. The properties, assets and past and present operations of the Company and its Subsidiaries have been and are in all material respects in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of

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



the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws").

         Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries.

         Section 3.15 Intellectual Property; Software. (a) For purposes of this Agreement, the term "Intellectual Property" means Patent Rights, Trademarks, Copyrights, Domain Names, and Trade Secrets, as defined below, which are owned by, licensed to, or used by the Company or any Subsidiary of the Company that are material to the conduct of the Company's and such Subsidiary's business as presently conducted:

         (i) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto ("Patent Rights");

         (ii) all United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company or any Subsidiary of the Company is conducting its business or has within the previous five years conducted its business), and any other source-identifying designations or devices, including any combinations and variations thereof, and associated goodwill, whether registered or unregistered, and pending applications to register the foregoing("Trademarks");

         (iii) all United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same ("Copyrights");

         (iv) all Internet domain names and registrations thereof
     ("Domain Names"); and

         (v) all confidential ideas, trade secrets, computer software, including source code, know-how, works-in-progress, concepts, methods, processes, inventions, invention disclosures, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information ("Trade Secrets").

         Section 3.15(a) of the Company Letter sets forth all material Patent Rights, Trademarks, Copyrights and Domain Names that are included in the Intellectual Property.

         (b) For purposes of this Agreement, the term "Software" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or proprietary languages, related documentation and materials, whether in source code, object code or human readable form, owned by, licensed to, or used by the Company and any Subsidiary of the Company that are material to the conduct of the Company's and such Subsidiary's business as presently conducted. Section 3.15(b) of the Company Letter sets forth such Software.

         (c) Section 3.15(c) of the Company Letter contains a list and description of all material agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any Intellectual Property or Software, to which the Company or such Subsidiary is a party, showing in each case the parties thereto.

         (d) Except for the ISR Global Telecom, Inc. agreement as disclosed in
Section 3.15(c) of the Company Letter, either the Company or a Subsidiary of the
Company: (i) owns the entire right, title and interest in and to the Intellectual Property and Software, free and clear of any Encumbrance; or
(ii) has the perpetual, unrestricted and royalty-free right to use the same.

         (e) Except as disclosed in Section 3.15(e) of the Company Letter, neither the Company nor any Subsidiary of the Company is in breach of or is aware of any allegation (communicated orally or in writing) that the Company or any Subsidiary of the Company is in breach of any material provision of any material agreement, commitment, contract, understanding, license, sublicense, assignment or indemnity which relates to any of the Intellectual Property or Software. The transactions contemplated by this Agreement and the Company Ancillary Agreements shall have no adverse effect on the validity and enforceability of any of the Intellectual Property, Software or materials identified in Sections 3.15(a) and (b) of the Company Letter, and right, title and interest thereto of the Company or any Subsidiary of the Company immediately after the Effective Time shall be identical to that of the Company or such Subsidiary immediately prior to the Effective Time.

         (f) Section 3.15(a) of the Company Letter includes a complete list of all issued patents, pending patent applications, trademark registrations, pending trademark registration applications, registered copyrights and pending copyright registration applications owned by the Company or any Subsidiary (collectively, the "Registered Intellectual Property"). Except as disclosed in
Section 3.15(a) of the Company Letter: (i) the Registered Intellectual Property has not been sold, assigned or transferred to a third party, or abandoned or permitted to lapse, and is not the subject of any pending opposition proceedings, office actions, pending cancellation proceedings, pending interference proceedings, pending lawsuit naming the Company or any Subsidiary as a party, or other pending challenges or proceedings of which the Company or any Subsidiary has knowledge; and (ii) each of the Company and its Subsidiaries has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by the Company and such Subsidiaries, and to the Knowledge of the Company, there is no basis for any such action.

         (g) Except as disclosed in Section 3.15(g) of the Company Letter, each of the employees, agents, consultants, contractors or others who have contributed to or participated in the discovery, creation or development of any Intellectual Property on behalf of the Company or its Subsidiaries: (i) has executed an assignment or an agreement to assign to the Company of all right, title and interest in such Intellectual Property; (ii) is a party to a valid "work-for-hire" agreement under which the Company or any Subsidiary is deemed to be the original owner/author of all copyrightable subject matter included in such Intellectual Property; or (iii) is otherwise deemed by operation of law to have vested in the Company or any Subsidiary all right, title and interest in such Intellectual Property by virtue of his employment relationship with the Company or any such Subsidiary.

         (h) Except as disclosed in Section 3.15(h) of the Company Letter, no infringement of any copyright, trademark, service mark, trade name, patent, patent right or trade secret of any third party has occurred or results in any way, no claim of any such infringement has been made or asserted against the Company or any Subsidiary of the Company, and neither the Company nor any Subsidiary has had notice of, or Knowledge of any basis for such a claim, in connection with the operations, products (including software, equipment, machinery or other devices), processes, methods or activities of the business of the Company or any Subsidiary of the Company as presently conducted.

         (i) Except as disclosed in Section 3.15(i) of the Company Letter, no infringement of any copyright, trademark, service mark, trade name, patent, patent right or trade secret of any third party has occurred or results in any way, no claim of any such infringement has been made or asserted against the Company or any Subsidiary of the Company, and neither the Company nor any Subsidiary has had notice of, or Knowledge of any basis for such a claim, in connection with the operations, products (including software, equipment, machinery or other devices), processes, methods or activities of the business of the Company or any Subsidiary of the Company as hereafter conducted pursuant to product road maps, existing as of the date hereof, for the Q3 and Q4 releases, under the current method of development. "Q3" and "Q4" releases are defined in the Everest road map summary entitled "Vision Road Map and Product Positioning Document" presented in the due diligence meeting the week of June 21, 1999, but excluding third party OEM XBOX and third-party management applications. For purposes of this Section, "Release Q3" contains:

         -    VPN
         -    Traffic engineering
         -    PPP-ATM termination

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



         -    RADIUS
         -    ATM channelized OC-12/DS3

For purposes of this Section, "Release Q4" contains:


         -    MPLS ATM LSR
         -    POS OC-48c/STM-16
         -    IP Multicast
         -    CORBA API

         (j) Except as disclosed in Section 3.15(j) of the Company Letter, neither the Company nor any Subsidiary of the Company, nor their respective employees or agents, have taken any of the following actions such that a material adverse affect on its rights in the Intellectual Property or Software would result: disclosing or providing access to source code for the Software except to employees of the Company or its Subsidiaries bound by confidentiality obligations to the Company or its Subsidiaries, or to third party consultants bound by confidentiality agreements; disclosing any Trade Secrets without an appropriate non-disclosure agreement; providing access to the Software without restrictions on use (including against copying, sale, transfer, decompilation, disassembly or reverse-engineering); or embedding, incorporating or modifying third-party software or other material without adequate permission.

         (k) Except as disclosed in Section 3.15(k) of the Company Letter, the Software is or will be Year 2000 compliant, in that such Software will not fail to correctly process date fields and related logic or lose functionality due solely to the change in century.

         Section 3.16 Availability of Assets and Legality of Use. Except as set forth in Section 3.16 of the Company Letter, the assets owned or leased by the Company and its Subsidiaries constitute all the assets used in its business (including, but not limited to, all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage) and serviceable condition and are generally suitable for the uses for which intended. There are no material services provided by any of the stockholders of the Company or any of their Affiliates to the Company or any Subsidiary of the Company utilizing either (i) assets not owned by the Company or its Subsidiaries as of the Effective Time or (ii) Persons not employed by the Company or its Subsidiaries. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this Agreement, "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization.

         Section 3.17 Real Property. Neither the Company nor any Subsidiary owns any real property or holds any option to acquire any real property.

         Section 3.18 Real Property Leases. Section 3.18 of the Company Letter sets forth a list and brief description of each lease or similar agreement under which the Company or any Subsidiary of the Company is lessee of, or holds or operates, any real property owned by any third Person (the "Leased Real Property"). Except as set forth in Section 3.18 of the Company Letter each of the Company and its Subsidiaries has the right to quiet enjoyment of all the real property described in such Schedule of which it is the lessee for the full term of each such lease or similar agreement (and any related renewal option) relating thereto, and the leasehold or other interest of the Company or any Subsidiary in such real property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of each such lease or similar agreement has been delivered by the Company to Parent.

         Section 3.19 Personal Property Leases. Section 3.19 of the Company Letter contains a brief description of each lease or other agreement or right, whether written or oral, under which the Company or any Subsidiary of the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party, except for any such lease, agreement or right that is terminable by the Company or any Subsidiary of the Company without penalty or payment on notice of 30 days or less, or which involves the payment by the Company or any Subsidiary of the Company of rentals of less than $50,000 per year.


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         Section 3.20  Title to Assets. Each of the Company and its Subsidiaries
has good title to all of its assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Section 3.20 of the Company Letter.

         Section 3.21 Contracts. Except as set forth in Section 3.21 of the Company Letter, neither the Company nor any Subsidiary of the Company is a party to or bound by:

         (i) any contract for the purchase, sale or lease of real property;

         (ii) any contract for the purchase of raw materials;

         (iii) any contract for the sale of goods or services;

         (iv) any contracts relating to the marketing, distribution or manufacturing of products, services, processes or technology, or any OEM contract.

         (v) any contract for the purchase, licensing or development of software to be used by the Company or any Subsidiary of the Company;

         (vi) any guarantee of the obligations or liabilities of customers, suppliers, officers, directors, employees, Affiliates of the Company or its Subsidiaries, or any other Persons;

         (vii) any agreement which provides for, or relates to, the incurrence by the Company or any Subsidiary of the Company of debt for borrowed money or the extension of credit by the Company or any Subsidiary of the Company to any other Person;

         (viii) any agreement or understanding with a third party that restricts the Company or any Subsidiary from carrying on its business anywhere in the world;

         (ix) any contract which provides for, or relates to, any confidentiality arrangement entered into in connection with any possible business combination involving the Company or any non-competition arrangement with any Person, including any current or former officer or employee of the Company or any Subsidiary;

         (x) any contract or group of related contracts for capital expenditures in excess of $100,000 for any single project or related series of projects;

         (xi) any partnership, joint venture or other similar arrangement or agreement involving a sharing of profits or losses;

         (xii) any contract which involves payments or receipts by the Company or any Subsidiary of the Company of more than $100,000; or

         (xiii) any contract for any purpose (whether or not made in the ordinary course of the business or otherwise not required to be listed or described in Section 3.21 of the Company Letter) which is material to the Company, any Subsidiary of the Company or their respective businesses.

         Section 3.22 Status of Contracts. Except as set forth in Section 3.22 of the Company Letter, each of the leases, contracts and other agreements listed in Sections 3.12, 3.15, 3.18, 3.19 and 3.21 of the Company Letter (collectively, the "Company Agreements") constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and (except as set forth in Section 3.4 of the Company Letter and except for those Company Agreements which by their terms will expire prior to the Effective Time or are otherwise terminated prior to the Effective Time in accordance with the provisions hereof) will continue in

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full force and effect after the Effective Time, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each of the Company Agreements, and neither the Company nor any Subsidiary of the Company is in, or alleged to be in, breach or default under, nor, to the Knowledge of the Company, is there or is there alleged to be any basis for termination of, any of the Company Agreements and, to the Knowledge of the Company, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or any Subsidiary of the Company, to the Knowledge of the Company, by any such other party. Complete and correct copies of each of the Company Agreements have heretofore been delivered to Parent.

         Section 3.23 Insurance. Each of the Company and its Subsidiaries maintain policies of fire and casualty, liability (general, products and other liability), workers' compensation and other forms of insurance and bonds in such amounts and against such risks and losses as are insured against by companies engaged in the same or a similar business. Section 3.23 of the Company Letter sets forth a list of insurance maintained, owned or held by the Company or any Subsidiary as of the date hereof. The Company and its Subsidiaries shall keep or cause such insurance or comparable insurance in full force and effect through the Effective Time.

         Section 3.24 Takeover Statutes and Charter Provisions. To the Knowledge of the Company, no state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Voting Agreements, the Parent Ancillary Agreements and the Company Ancillary Agreements, and the transactions contemplated hereby and thereby.

         Section 3.25 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of each series of the Company Preferred Stock, voting as separate classes, is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Parent Ancillary Agreements and the Company Ancillary Agreements.

         Section 3.26 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

         Section 3.27 Brokers. Except as set forth in Section 3.27 of the Company Letter, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Any such fee or commission shall be paid by the Company.

         Section 3.28 Hart-Scott-Rodino. The Company is its own sole "ultimate parent entity" (as defined in 16 C.F.R. ss. 801.1(a)(3) (1995)).


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1 Conduct of Business Pending the Merger. Except as expressly permitted by clauses (i) through (xvii) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

         (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding as of the date of this Agreement, in each case, in accordance with their current terms, (B) the issuance of shares of Company Common Stock upon conversion of shares of Company Preferred Stock in accordance with their current terms and (C) as set forth in
     Section 4.1(ii) of the Company Letter;

         (iii) amend its charter or bylaws or other comparable charter or organizational documents;

         (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

         (v) sell, lease, license, mortgage, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice;

         (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or cash management activities carried on in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole, and except for advances to employees for travel and related business expenses consistent with Company policies and past practices;

         (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

         (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Company Plan or employment or consulting agreement, including, without limitation, the Stock Restriction Agreements;

         (ix) increase the compensation payable or to become payable to its directors, officers or employees or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of the Company or any of its Subsidiaries, except, in case of employees other than directors or officers, as may be consistent with the Company's past practice in connection with annual compensation reviews, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or, except as provided in Section 4.1(ix) of the Company Letter, accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan,

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     agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

         (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

         (xi) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

         (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

         (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

         (xiv) enter into, amend or terminate (a) any agreement or contract material to the Company and its Subsidiaries, taken as a whole, (b) any noncompetition agreement, other than noncompetition agreements with employees for the benefit of the Company, (c) any agreement pursuant to which any third party is granted marketing, distribution or manufacturing rights or license rights with respect to any Company product, services, processes or technology, (d) (1) any agreement with a supplier,
     (2) any agreement pursuant to which the Company is granted any license rights, or (3) any agreement pursuant to which any third party is granted any rights (other than marketing, distribution or manufacturing rights or any licenses) with respect to any Company product, services, processes or technology, in each case covered by clauses (1), (2) or (3), involving an amount in excess of $1,000,000 or for a period in excess of 180 days or (e) any OEM contract; or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $2,000,000;

         (xv) waive or release any material right or claim, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice;

         (xvi) initiate, settle or compromise any litigation or arbitration proceeding (other than to enforce this Agreement); or

         (xvii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         Section 4.2 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer, or any expression of interest, by any Person other than Parent or Sub relating to the Company's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.


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



         (b) The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the Person making any such Takeover Proposal or inquiry. The Company will keep Parent informed of the status and details of any such Takeover Proposal or inquiry.

         Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, seeking to obtain injunctions to prevent any breaches of such agreements and seeking to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

         Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take, or cause to be taken, all actions reasonably necessary in order for the Merger to be treated as a pooling of interests for accounting purposes.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1 Stockholder Meeting. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and shall use all reasonable efforts to solicit such approval by its stockholders and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation; provided, however, that the Board of Directors may withdraw or modify such recommendation if in the reasonable good faith judgment of such Board of Directors, after considering the advice of outside corporate counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law. The Company agrees to submit this Agreement to its stockholders for approval whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it. The Company agrees to deliver to the holders of Company Preferred Stock all notices required to be delivered to them in connection with the Merger.

         Section 5.2 Preparation of the Registration Statement and the Proxy Statement. (a) Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and the holders of Company Preferred Stock as may be reasonably requested in connection with any such action.

         (b) In the event any of the shares of Parent Common Stock to be issued pursuant to Section 1.5(c) or Section 1.5(d) shall not be registered under the Registration Statement (the "Remaining Shares"), then as soon as practicable after the Effective Time and after Parent and the holders of the Remaining Shares enter into a customary agreement relating to registration of such shares for resale by such holders, Parent shall file with the SEC a registration

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



statement on Form S-3 with respect to such resale. Parent shall use its reasonable best efforts to cause such registration statement to become effective as soon as practicable following such filing and shall not terminate such registration until the earlier of the first anniversary of the Effective Time or the date all Remaining Shares shall have been transferred by the initial holders thereof. Parent may delay or suspend such effectiveness or filing if Parent determines that the absence of such delay or suspension would be detrimental to Parent; provided, that following such filing Parent shall use its reasonable best efforts to cause such registration statement (i) to be effective for not less than a total of 60 days, (ii) to be effective no later than the 91st day following the Effective Time for no less than 30 consecutive days, and (iii) to be effective for no less than 30 consecutive days no later than 240 days following the Effective Time.

         Section 5.3 Access to Information. The Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its employees, customers, properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as the other may reasonably request. Parent shall afford to the accountants, counsel, financial advisors and other representatives of the Company reasonable access to the executive officers of Parent during normal business hours during the period from the date of this Agreement through the Effective Time. No investigation pursuant to this Section
5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated June 23, 1999 between Parent and the Company (the "Confidentiality Agreement").

         Section 5.4 Compliance with the Securities Act. (a) Section 5.4(a) of the Company Letter contains a list identifying all Persons who, at the time of the Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each Person who is identified in such list to execute and deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit C hereto (the "Company Affiliate Letter"). Prior to the Effective Time, the Company shall amend and supplement Section 5.4(a) of the Company Letter and use its reasonable best efforts to cause each additional Person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by affiliates of the Company pursuant to this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Letter.

         (b) Section 5.4(b) of the Parent Letter contains a list identifying those Persons who may be, at the time of the Stockholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit D hereto (the "Parent Affiliate Letter") within 30 days of the date hereof with each of such Persons identified in the foregoing list. Prior to the Effective Time, Parent shall amend and supplement Section 5.4(b) of the Parent Letter and use its reasonable best efforts to cause each additional Person who is identified therein as an affiliate of Parent to execute the Parent Affiliate Letter.

         Section 5.5 Fees and Expenses. Except as provided in this Section 5.5 and Section 5.9, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Securities
Act) shall be divided equally between Parent and the Company.

         Section 5.6 Company Stock Plan. (a) At the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Plan shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per

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share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the judgment of Parent such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.6(a), each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. The Company shall take all necessary action to implement the provisions of this Section 5.6. As soon as reasonably practicable, and in no event later than twenty days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Common Stock subject to such Substitute Options, or shall cause such Substitute Options to be deemed to be issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form.

         (b) Following the Effective Time, each share of Company Common Stock (as converted into Parent Common Stock pursuant to this Agreement) subject to the Stock Restriction Agreements shall continue to be subject to the terms and restrictions thereof as in effect on the date hereof. The Company shall take all necessary action to implement the provisions of this Section 5.6(b).

         Section 5.7 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the taking, together with their respective accountants, of all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with GAAP and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

         (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

         (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or that otherwise would have an adverse effect on Parent or the Company.

         Section 5.8 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with Nasdaq.


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         Section 5.9   Real Estate Transfer and Gains Tax. Parent and the
Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

         Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Company Ancillary Agreements, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

         Section 5.11 Indemnification of Directors and Officers. (a) For six years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter and the Company Bylaws for acts or omissions occurring at or prior to the Effective Time.

         (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by the Company, a summary of which has been provided to Parent, with respect to the officers and directors (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to the officers and directors than such existing insurance) covering acts or omissions prior to the Effective Time, and provided further, that in no event shall Parent be required pursuant to this Section 5.11(b) to pay a premium for coverage in any one year in excess of $11,000, but shall, in such event, maintain all coverage that can be purchased for such amount.

         (c) This Section 5.11 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the indemnified parties under
Section 5.11 and their respective heirs and personal representatives (each of which shall be entitled to enforce this Section 5.11 against the Parent and the Surviving Corporation, as the case may be, as a third-party beneficiary hereof).

         Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company shall use its reasonable best efforts to give prompt notice to Parent of any change or event which would be reasonably likely to have a Material Adverse Effect on the Company. The delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.13 Employee Benefit Plans. As soon as practicable after the Effective Time (the "Benefits Date"), Parent shall provide, or shall cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are substantially similar to those made generally available to similarly situated employees of the Parent. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company), Parent shall provide,

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



or cause to be provided, substantially the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

         Section 5.14 Stock Exchange Listing. Parent shall make reasonable efforts to have authorized for quotation on Nasdaq, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger and upon exercise of the Substitute Options.

         Section 5.15 Loans to Company. As soon as practicable following the date hereof, Parent and the Company shall negotiate in good faith the terms of standard loan agreements providing for the following: (i) commencing October 1, 1999, and ending no later than 70 days after the termination of the Merger Agreement, Parent shall loan to the Company up to $3,000,000 in principal amount per month to the extent needed for working capital,(ii) Parent shall not be obligated to lend to the Company more than $12,000,000 in the aggregate, (iii) any such loan shall bear interest at the rate of 11% per annum and shall be due and payable on the earlier of (A) 90 days following the termination of the Merger Agreement, (B) March 15, 2000, or (C) the occurrence of any bankruptcy or material default involving the Company. In the event of any material breach by the Company of this Agreement, Parent shall not have any obligation to make any additional loans to the Company and all outstanding loans shall become payable 90 days following such breach.

         Section 5.16 Interim Report. Parent shall publish results covering at least 30 days of combined operations in the form of a filing with the SEC or other public announcement no later than the later of (i) 30 days after the first full fiscal month of such combined operations and (ii) 15 days after Parent receives written notice from the Stockholder Representatives requesting it to publish such results.

         Section 5.17 Tax Matters. Parent represents that neither Parent nor any corporation affiliated with Parent has any present plan or intention (i) to liquidate the Company; ( ii) to merge the Company with or into another corporation (except pursuant to the Merger); (iii) to sell or otherwise dispose of any shares of Company stock, except for any transfer to a corporation controlled by Parent in accordance with Treas. Reg. ss. 1.368-2(k)(2); or (iv) to cause the Company or any corporation affiliated with the Company immediately prior to the Effective Time to sell, distribute, transfer or otherwise dispose of any of its assets or any assets acquired from Sub, except for any such disposition in the ordinary course of its business or any transfer of assets to a corporation controlled by the Company in accordance with Treas. Reg. ss. 1.368-2(k)(2). Assuming the correctness of paragraph 17 of the Company Tax Certificate referred to elsewhere, following the Merger, Parent will cause the Company to continue its "historic business" or to use a "significant portion" of its "historic business assets" in a business, as each such term is used in Treas. Reg. ss. 1.368-1(d).

         Section 5.18 Indemnity Agreement. No later than immediately prior to the Effective Time, the Company will cause the Stockholder Representatives to execute and deliver the Indemnity Agreement to Parent and the Indemnity Agent, with such changes thereto as may be requested by the Indemnity Agent that are acceptable to Parent.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law.

         (b) Quotation of Stock. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

         (c) Certain Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

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         (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, an adverse effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

         (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

         (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

         Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Tax Opinion. The Company shall have received an opinion of Hale and Dorr LLP in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

         (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

         (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

         (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock or Company Preferred Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

         (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock or Company Preferred Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock or Company Preferred Stock, respectively;

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




         (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock or Company Preferred Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock or Company Preferred Stock, respectively, provided such shares of Company Common Stock or Company Preferred Stock, respectively, were held as capital assets by the holder at the Effective Time; and

         (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Hale and Dorr LLP may rely upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

         Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

         (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

         (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

         (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock or Company Preferred Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

         (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock or Company Preferred Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock or Company Preferred Stock, respectively;


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



         (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock or Company Preferred Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock or Company Preferred Stock, respectively, provided such shares of Company Common Stock or Company Preferred Stock, respectively, were held as capital assets by the holder at the Effective Time; and

         (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

         (c) Accounting. The Company shall have received the written opinion, dated as of the Effective Time, of PricewaterhouseCoopers LLP that the Company is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with GAAP and applicable published rules and regulations of the SEC. Parent shall have received the written opinion, dated as of the Effective Time, of Ernst & Young LLP that Parent is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with GAAP and applicable published rules and regulations of the SEC, and that the Merger will qualify for pooling of interests accounting. Each of such written opinions will be in form and substance reasonably satisfactory to the Parent.

         (d) Consents. The Company shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any material loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound.

         (e) No Litigation or Injunction. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, any of the Company Ancillary Agreements or Parent Ancillary Agreements or any of the transactions contemplated herein or therein. No action or proceeding shall have been commenced seeking any temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing the consummation of the Merger other than any of the foregoing which shall have been dismissed with prejudice.

         (f) Ancillary Agreements. The Indemnity Agreement shall have been executed by the Stockholder Representatives and the Indemnity Agent and delivered to Parent and shall be in full force and effect.

         (g) Capital Structure Certificate. The Company shall have delivered a certificate of its Chief Executive Officer and its Chief Financial Officer setting forth all of the information that would have been required to have been included in Section 3.2(c) of the Company Letter if the Agreement were dated as of the Effective Time.

         (h) Dissenting Stockholders. The Dissenting Shares shall include (i) no shares of Company Preferred Stock and (ii) no more than five percent (5%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (i) Stockholder Approval. This Agreement shall have been duly approved by holders of a majority of the shares of the Company Common Stock, a majority of the shares of the Company Series A Preferred Stock, a majority of the shares of the Company Series B Preferred Stock, a majority of the shares of the Company Series C Preferred Stock and a majority of the shares of the Company Series D Preferred Stock, each acting as a separate class.

         Section 6.4 Customers and Products. Provided that (i) there is no breach or failure to perform by the Company of any of its agreements, convents or obligations in this Agreement and (ii) there is no breach of any warranty or inaccuracy of any representation of the Company contained in Article III or in any certificate delivered by or

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



on behalf of the Company pursuant to Article VI of this Agreement, the results of beta or other deployment testing of products of the Company or the failure of certain customers to order or accept products or services of the Company, in each case between the date of this Agreement and the Effective Time, shall not be a condition to Parent's obligation to effect the Merger.

         Section 6.5   Intellectual Property and Software. Notwithstanding
Section 6.3(a), the fact that any of the representations and warranties contained in Sections 3.15(i), (j) or (k) are not true and correct on and as of the Effective Time shall not relieve the Parent of its obligation to effect the Merger unless: (i) the Company had Knowledge as of the date hereof that any of the representations and warranties contained in Sections 3.15(i), (j) or (k) are not true and correct; or (ii) at any time the Company or any Subsidiary or any of their respective employees or agents engaged in willful or intentional acts or omissions resulting in the representations and warranties contained in Sections 3.15(i), (j) or (k) not being true and correct.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or
Parent:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

         (c) by either Parent or the Company if there has been (i) a material breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

         (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 15, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or
(ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (e) by Parent if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof;

         (f) by Parent if (i) any Person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 25% or more of the outstanding shares of Company Common Stock, or (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so.

         The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person

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controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers, directors or stockholders (except for the last sentence of Section 5.3 and the entirety of Section 5.5, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Indemnity Fund. (a) Promptly after the Effective Time, the Indemnity Shares shall be registered in the name of, and be deposited with, Harris Trust and Savings Bank (or other institution selected by Parent with the reasonable consent of the Company as Indemnity Fund and collateral agent (the "Indemnity Agent"). Such deposit shall constitute the initial Indemnity Fund and shall be governed by the terms set forth herein and in the Indemnity Agreement. All dividends and distributions in respect of the Indemnity Shares, whether in cash, additional Parent Common Stock or other property, received by the Indemnity Agent shall be distributed currently to the Company Stockholders in accordance with the Indemnity Agreement; provided, that stock dividends made to effect stock splits or similar events shall be retained by the Indemnity Agent as part of the Indemnity Fund. The Indemnity Fund shall be available to indemnify, hold harmless and reimburse any Parent Group Member from any Loss or Expense indemnifiable under this Article VIII and as provided in the Indemnity Agreement.

         (b) Nothing in this Agreement shall limit the liability of the Company for any breach of any representation, warranty or covenant if this Agreement shall be terminated, provided that resort to the Indemnity Fund shall be the exclusive remedy of the Parent Group Members for any such breaches and misrepresentations following the Effective Time other than for fraud.

         (c) As used in this Agreement, (i) "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, expert witnesses, accountants and other professionals), (ii) "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges (in each case, net of insurance proceeds actually received by Parent with respect to the applicable matters or occurrences), and (iii) "Parent Group Members" means Parent and its Affiliates and their respective successors and assigns, including, after the Effective Time, the Surviving Corporation.


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         Section 8.2   Indemnification from Indemnity Fund. (a) Subject to
Section 8.1, from and after the Effective Time, each Parent Group Member shall be indemnified, held harmless and reimbursed from the Indemnity Fund from and against any and all Loss and Expense incurred by such Parent Group Member in connection with or arising from:

         (i) any breach or failure to perform by the Company of any of its agreements, covenants or obligations in this Agreement; or

         (ii) any breach of any warranty or the inaccuracy of any representation of the Company contained in Article III or any certificate delivered by or on behalf of the Company pursuant to
     Article VI of this Agreement.

provided, however, that the Indemnity Fund shall be used to indemnify and hold harmless hereunder with respect to the matters set forth in clause (ii) of this
Section 8.2(a) only in the event that the aggregate amount (without duplication) of Loss and Expense borne by the Parent Group Members with respect thereto exceeds $500,000 and then only to the extent of such excess. The deduction contained in the foregoing proviso shall not apply to claims relating to Sections 3.1, 3.2, 3.3, 3.9, 3.20, 3.29, and the Certificate delivered pursuant to Section 6.3(g). Any payment pursuant to this Section 8.2 shall be made in the form of a transfer from the Indemnity Fund to the applicable Parent Group Member(s) pursuant to the Indemnity Agreement.

         (b) The Company acknowledges that Parent and the Company have agreed that Parent will acquire all of the outstanding capital stock of the Company on a fully diluted basis in exchange for the Merger Consideration. The Company further acknowledges that the information set forth in the certificate delivered pursuant to Section 6.3(g) will be used as the basis for determining the Exchange Ratio. In the event of any inaccuracy in the certificate delivered pursuant to Section 6.3(g), Parent will be entitled (but not obligated) to recalculate the Exchange Ratio and receive a sufficient number of shares of Parent Common Stock from the Indemnity Fund in order that the total number of shares of Parent Common Stock issued and outstanding by virtue of this Agreement would be as would have resulted if such certificate had been true and correct in all respects at the Effective Time.

         (c) The indemnification provided for in this Article VIII shall terminate one year after the Effective Time or earlier, in whole or in part, if Parent determines that such earlier termination is required to comply with the requirements for accounting for the Merger as a pooling of interests and gives the Indemnity Agent and the Stockholder Representatives notice to such effect (and no claims shall be made by any Parent Group Member under this Section 8.2 thereafter), except that such indemnification shall continue as to any Loss or Expense in connection with which a Claim Notice is given in accordance with the requirements of Section 8.4 on or prior to the date such indemnification obligation would otherwise terminate in accordance with this Section 8.2, as to which the indemnification obligation hereunder shall continue until the liability to be satisfied from the Indemnity Fund shall have been determined pursuant to this Article VIII, and all Parent Group Members shall have been reimbursed out of the Indemnity Fund for such Loss or Expense in accordance with the terms hereof.

         Section 8.3 Termination of Indemnity Fund. Upon termination of the indemnification obligations under this Article VIII and reimbursement of the Parent Group Members of Losses and Expenses payable in respect thereof hereunder, the Indemnity Fund shall terminate and shall be distributed in accordance with the Indemnity Agreement after payment of any amounts therefrom due to the Indemnity Agent.

         Section 8.4   Notice and Determination of Claims.

         (a) If any Parent Group Member wishes to make a claim for indemnification to be satisfied from the Indemnity Fund, such Parent Group Member (individually or collectively, the "Claiming Party") shall so notify the Indemnity Agent in writing (the "Claim Notice") of the facts giving rise to such claim for indemnification hereunder. The Claim Notice shall be accompanied by a certificate of the Claiming Party attesting to the Claiming Party's contemporaneous delivery of a duplicate copy of the Claim Notice to the Stockholder Representatives (as hereinafter defined). Such Claim Notice shall describe in reasonable detail (to the extent then known) the Loss or Expense and the method of computation of such Loss or Expense and contain a reference to the provisions of this Agreement in respect of which such Loss or Expense shall have occurred. If the Claiming Party is not Parent, the Claim Notice must be accompanied by a certificate from Parent confirming that the Claiming Party is a Parent Group Member. At the time of delivery of any Claim Notice to the Indemnity Agent, a duplicate copy of such Claim Notice shall be delivered by the Claiming Party to the Stockholder Representatives.

         (b) Unless the Stockholder Representatives shall have delivered an Objection in accordance with Section 8.4(c), the Indemnity Agent shall, on the twentieth day (or such earlier day as the Stockholder Representatives shall authorize in writing to the Indemnity Agent) after receipt of a Claim Notice with respect to indemnification for a specified amount, deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the specified amount.

         (c) Until the twentieth day following delivery of a Claim Notice, the Stockholder Representatives may deliver to the Indemnity Agent a written objection (an "Objection") to the claim made in such Claim Notice. At the time of delivery of any Objection to the Indemnity Agent, a duplicate copy of such Objection shall be delivered to the Claiming Party.

         (d) Upon receipt of an Objection properly made, the Indemnity Agent shall (i) deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to that portion of the amount subject to the Claim Notice, if any, which is not disputed by the Stockholder Representatives and (ii) shall designate and segregate out of the Indemnity Fund a portion thereof, valued in accordance with the Indemnity Agreement, with a value equal to the amount subject to the Claim Notice which is disputed by the Stockholder Representatives. Thereafter, the Indemnity Agent shall not dispose of such segregated portion of the Indemnity Fund until the Indemnity Agent shall have received a certified copy of the final decision of the arbitrators as contemplated by Section 8.5, or the Indemnity Agent shall have received a copy of the written agreement between the Claiming Party and the Stockholder Representatives resolving such dispute and setting forth the amount, if any, which such Claiming Party is entitled to receive. The Indemnity Agent will deliver to Parent, for its account or for the account of each Parent Group Member entitled to payment, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the amount that the Claiming Party is entitled to receive as set forth in the arbitration decision after the expiration of ten (10) business days from the receipt of such decision or, in the event that the amount to which the Claiming Party is entitled is established pursuant to an agreement between the Claiming Party and the Stockholder Representatives, promptly after the Indemnity Agent's receipt of such agreement.

         Section 8.5   Resolution of Conflicts; Arbitration.

         (a) The Claiming Party shall deliver a written response to the Stockholder Representatives in respect of any Objection properly delivered by the Stockholder Representatives. If after twenty (20) days following delivery of such response there remains a dispute as to any claims, the Stockholder Representatives and the Claiming Party shall attempt in good faith for sixty
(60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representatives and the Claiming Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both and shall be furnished to the Indemnity Agent. The Indemnity Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Indemnity Fund in accordance with the terms thereof.

         (b) If no such agreement can be reached after good faith negotiation, either the Claiming Party or the Stockholder Representatives may, by written notice to the other, demand arbitration of the matter unless the amount of the Loss or Expense is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Stockholder Representatives shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in the related Claim Notice shall be binding, and conclusive, and notwithstanding anything in this Section 8.5, the Indemnity Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnity Fund in accordance therewith.

         (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         Section 8.6 Stockholder Representatives. (a) The "Stockholder Representatives" shall be Ashraf Dahod and William Stuart, who may be replaced by the Company prior to the Effective Time. Each of the Stockholder Representatives shall be constituted and appointed as agent for and on behalf of the Company Stockholders to give and receive notices and communications, to authorize delivery to Parent Group Members of the Parent Common Stock or other property from the Indemnity Fund in satisfaction of claims by Parent Group Members, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representatives for the accomplishment of the foregoing. The Persons designated to serve as the Stockholder Representatives may be changed by the holders of a majority in interest of the Indemnity Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Stockholder Representatives, and the Stockholder Representatives shall receive no compensation for services. Any expenses incurred by the Stockholder Representatives in connection with their services hereunder shall be reimbursed from the Indemnity Fund upon presentation of appropriate expense documentation as and to the extent provided in Section 6 of the Indemnity Agreement.

         (b) The Stockholder Representatives shall not be liable to the Company Stockholders for any act done or omitted hereunder or under the Indemnity Agreement as Stockholder Representatives while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders Representatives and hold them harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders Representatives and arising out of or in connection with the acceptance and administration of their duties hereunder.

         (c) The Stockholder Representatives shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         Section 8.7 Actions of the Stockholder Representatives. A decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Company Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Indemnity Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representatives as being the decision, act, consent or instruction of each and every such Company Stockholder. The Indemnity Agent and each Parent Group Member are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representatives. For purposes of this Agreement and the Indemnity Agreement any action by a majority of the then Stockholder Representatives shall be deemed to be the action of and binding upon all of the Stockholder Representatives.

         Section 8.8 Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Indemnity Fund, Parent shall notify the Stockholder Representatives of such claim, and the Stockholder Representatives shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claims without the consent of the Stockholder Representatives, which consent shall not be unreasonably withheld. In the event that the Stockholders Representatives have consented to any such settlement, the Stockholders Representatives shall have no power or authority to object under
Section 8.4 or any other provision of this Article VIII to the amount paid in such settlement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Parent Tax Certificate and Company Tax Certificate referred to elsewhere, which shall survive indefinitely) shall terminate on the first anniversary of the Effective Time. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty made in this Agreement or in any instrument delivered pursuant to this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Sub, to

                       Tellabs, Inc.
                       4951 Indiana Avenue
                       Lisle, Illinois 60532
                       Attention: General Counsel
                       Facsimile No.: 630/512-7293

             with a copy to:

                       Sidley & Austin
                       One First National Plaza
                       Chicago, Illinois 60603
                       Attention: Thomas A. Cole
                                  Imad I. Qasim
                       Facsimile No.: (312) 853-7036

         (b) if to the Company, to

                       NetCore Systems, Inc.
                       187 Ballardvale Street
                       Wilmington, MA 01887
                       Attention: Ashraf M. Dahod
                       Facsimile No.: (978) 657-6555


             with a copy to:

                       Hale and Dorr LLP
                       60 State Street
                       Boston, MA 02109
                       Attention: Mark G. Borden
                       Facsimile No.: (617) 526-5000

         Section 9.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.11 (which are expressly intended for the benefit of the directors and officers of the Company) and of Section 5.9, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 9.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         Section 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                               TELLABS, INC.



                               By:  __________________________
                                    Name:
                                    Title:



                               BLACKHAWK MERGER CORP.




                               By:  ___________________________
                                    Name:
                                    Title:



                               NETCORE SYSTEMS, INC.




                               By:  ___________________________
                                    Name:
                                    Title:

                                                                         ANNEX B
[Letterhead of BancBoston Robertson Stephens, Inc.]





                                  July 11, 1999


Board of Directors
NetCore Systems, Inc.
187 Ballardvale Street
Wilmington, MA  01887

Members of the Board:

We understand that NetCore Systems, Inc. (the "Company"), Tellabs, Inc. ("Acquiror") and Blackhawk Merger Corp. (a wholly owned subsidiary of Acquiror, "Merger Sub") have entered into an Agreement and Plan of Merger dated as of June 29, 1999 (the "Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror. Under the terms set forth in the Agreement, at the effective time of the Merger, (i) the outstanding shares of Company capital stock, other than certain shares held by stockholders who properly exercise dissenters' rights ("Dissenting Shares"), and
(ii) the outstanding options and warrants to purchase shares of Company capital stock will become converted into the right to receive that number of shares of common stock of Acquiror ("Acquiror Common Stock") equal to $575,000,000 divided by the Average Closing Price (as defined in the Agreement), but in no event greater than approximately 10.9 million shares or less than approximately 7.2 million shares (the "Merger Consideration"), as may be adjusted in accordance with the Agreement. For the purposes of our opinion, the "Purchase Price" shall mean $575,000,000 of implied equity value, regardless of the trading price of Acquiror Common Stock at any time. The terms and conditions of the Merger are set out more fully in the Agreement.

You have asked us whether, in our opinion, the Purchase Price is fair from a financial point of view and as of the date hereof to the "Holders of Company Capital Stock", taken as a whole. The "Holders of Company Capital Stock" shall be defined as all holders of Company capital stock other than Acquiror, Merger Sub, any affiliates of Acquiror or Merger Sub, holders of Dissenting Shares or any holders of Company Common Stock who are officers or directors (or who have representatives serving as directors) of the Company.

For purposes of this opinion we have, among other things:

         (i) reviewed certain internal financial statements and other financial and operating data concerning the Company, prepared by the management of the Company;

         (ii) reviewed certain financial forecasts and other forward looking financial information prepared by the management of the Company;

         (iii) held discussions with the management of the Company concerning the businesses, past and current operations, financial condition and future prospects of the Company;

         (iv) reviewed the financial terms and conditions set forth in the Agreement;

         (v) compared the financial performance of the Company with that of certain other publicly traded companies comparable with the Company;

         (vi) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

Board of Directors
NetCore Systems, Inc.
July 11, 1999
Page 2


         (vii)    prepared a discounted cash flow analysis of the Company; and

         (viii) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by management of the Company) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that we have reviewed, upon the advice of the management of the Company, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. In this regard, we note that the Company faces exposure to the Year 2000 problem. We have not undertaken any independent analysis to evaluate the reliability or accuracy of the assumptions made by the management of the Company with respect to the potential effect that the Year 2000 problem might have on its forecasts. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. GAAP consistently applied. We have also assumed that the Purchase Price will not be reduced as a result of indemnification, escrow, purchase price adjustment or other provisions of the Agreement. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Capital Stock, taken as a whole, of the Purchase Price. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger or (ii) any tax or other consequences that might result from the Merger. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger.

We will receive a fee contingent upon the delivery of this opinion, and the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the past, we have provided investment banking services to NetCore for which we have been paid fees, including acting as placement agent for the series D preferred stock offering. Certain employees of BancBoston Robertson Stephens, Inc. ("BancBoston Robertson Stephens") own capital stock of the Company, including certain employees of BancBoston Robertson Stephens who have provided advisory services to the Company in connection with the Merger. We may, from time to time, trade in the securities of Acquiror for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Board of Directors
NetCore Systems, Inc.
July 11, 1999
Page 3



Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Purchase Price is fair to the Holders of Company Capital Stock, taken as a whole, from a financial point of view.


                                        Very truly yours,

                                        BancBoston Robertson Stephens Inc.


                                        /s/ BancBoston Robertson Stephens, Inc.

                                                                         ANNEX C

                            FORM OF VOTING AGREEMENT


         VOTING AGREEMENT, dated as of June 29, 1999 (this "Agreement"), by the undersigned stockholder (the "Stockholder") of __________, a Delaware corporation (the "Company"), for the benefit of Tellabs, Inc., a Delaware corporation ("Parent").

                                    RECITALS

         WHEREAS, Parent, __________, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of June 29, 1999 (the "Merger Agreement"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $.001 per share, of the Company ("Company Common Stock"), and each issued and outstanding share of Preferred Stock, par value $.001 per share, of the Company ("Company Preferred Stock") not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock");

         WHEREAS, the Stockholder owns of record and/or holds stock options to acquire (whether or not vested) that number of shares of Company Common Stock and Company Preferred Stock appearing on the signature page hereof (such shares of Company Common Stock and Company Preferred Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

         1. Covenants of Stockholder. Until the termination of the Stockholder's obligations in accordance with Section 4, Stockholder agrees as follows:

         (a) At the Stockholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

         (b)  [Intentionally omitted.]

         (c) The Stockholder shall not, nor shall the Stockholder permit any affiliate, director, officer, employee or other representative of the Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal.

         (d) The Stockholder shall cooperate with Parent to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

         2. Representations and Warranties. The Stockholder represents and warrants to Parent as follows:

         (a) The Stockholder is the record and beneficial owner of, and has good title to, the Subject Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

         (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require the Stockholder to make or obtain any regulatory filing or approval.

         3. Affiliate Letter. The Stockholder agrees to execute and deliver on a timely basis an Affiliate Letter in the form of Exhibit C to the Merger Agreement, when and if requested by Parent.

         4. Termination. The obligations of the Stockholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time; provided that in the event the Merger Agreement is terminated pursuant to Section 7.1(e) or 7.1(f) thereof, the obligations of the Stockholder hereunder shall terminate 180 days following the termination of the Merger Agreement. No such termination shall relieve the Stockholder from any liability in connection with this Agreement incurred prior to such termination.

         5. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         6. Successors, Assigns and Transferees Bound. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

         7. Remedies. The Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Parent irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance.

         8. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction. If in the opinion of Parent's independent accountants, any provision hereof would cause the Merger to be ineligible for "pooling of interest" accounting treatment, it shall be deemed to be ineffective and inapplicable.

         9. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholder and Parent.

         10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         11. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

         12. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. No limitation on Actions of the Stockholder as Director. In the event the Stockholder is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of the Company.


                              ___________________________
                              Name:

                              Number of shares of Company
                              Common Stock owned on the
                              date hereof:  _____________

                              Number of shares of Company
                              Preferred Stock owned on the date hereof:

                              Series A:  ________________
                              Series B:  ________________
                              Series C:  ________________
                              Series D:  ________________



Accepted and Agreed to
as of the date set forth above:

Tellabs, Inc.

By:_______________
   Name:
   Title:

                                                                         ANNEX D

                           INDEMNITY ESCROW AGREEMENT


                  This INDEMNITY ESCROW AGREEMENT (the "Indemnity Agreement"), is dated as of , 1999, among Tellabs, Inc., a Delaware corporation ("Parent"), Ashraf Dahod and William Stuart (the "Stockholder Representatives"), and Harris Trust and Savings Bank, an Illinois banking corporation, as indemnity and escrow agent (the "Indemnity Agent").


                              W I T N E S S E T H:

                  WHEREAS, NetCore Systems, Inc., a Delaware corporation (the "Company"), Blackhawk Merger Corp., a Delaware corporation ("Sub"), and Parent are parties to that certain Agreement and Plan of Merger, dated as of June 29, 1999 (the "Merger Agreement"), pursuant to which Sub shall be merged with and into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of Parent (as such, the "Surviving Corporation");

                  WHEREAS, under the Merger Agreement all Parent Group Members (as defined in the Merger Agreement) shall be indemnified, held harmless and reimbursed as provided in Article VIII of the Merger Agreement;

                  WHEREAS, to ensure that funds will be available to indemnify, hold harmless and reimburse the Parent Group Members as required by Article VIII of the Merger Agreement, Section 8.1 of the Merger Agreement provides that in connection with the Merger, promptly after the Effective Time (as defined below) 10% of the aggregate number of whole shares of Parent Common Stock (as defined below) into which the Company Common Stock (as defined in the Merger Agreement) and the Company Preferred Stock (as defined in the Merger Agreement) are to be converted into, in accordance with Article I of the Merger Agreement (such shares being referred to herein as the "Indemnity Shares" and such indemnity shares, together with any cash in lieu of fractional shares being referred to herein as the "Indemnity Amount") shall be deposited with the Indemnity Agent in an escrow account established pursuant to this Indemnity Agreement and held and subsequently disbursed in accordance with the terms of this Indemnity Agreement (such Indemnity Amount, together with such cash in lieu of fractional shares and any dividends or other distributions received thereon being herein collectively referred to as the "Indemnity Fund").

                  WHEREAS, the Merger Agreement provides for the Stockholder Representatives to act in accordance herewith in connection with this Indemnity Agreement and the indemnification obligations contained in the Merger Agreement; and

                  WHEREAS, the Indemnity Agent has agreed to hold the Indemnity Fund pursuant to the terms of this Indemnity Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.       Definitions.

                  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. In addition the following terms shall have the following meanings:

                  "Effective Time" means the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger.

                  "Average Closing Price" means $_____.

2.       Deposit and Use of Indemnity Amount.

         a. Promptly after the Effective Time, the Indemnity Amount shall be deposited by Parent in escrow with the Indemnity Agent. The Indemnity Agent shall establish a separate subaccount for each Company Stockholder ("Subaccount") and credit to such Subaccount the number of Indemnity Shares set forth opposite the name of such Company Stockholder on Annex A hereto.

         b. Immediately after receipt from Parent of the Indemnity Amount, the Indemnity Agent shall confirm to the Parent and the Stockholder Representatives such receipt in writing.

         c. The Indemnity Agent agrees to hold, pay and disburse the Indemnity Fund and to act as Indemnity Agent in accordance with the terms, conditions and provisions of this Indemnity Agreement.

         d. All dividends and distributions in respect of the Indemnity Shares, whether in cash, additional Parent Common Stock or other property received by the Indemnity Agent shall be distributed currently to the Company Stockholders; provided, that stock dividends made to effect stock splits or similar events shall be retained by the Indemnity Agent as part of the Indemnity Fund and credited proportionately to the Subaccounts to which the Indemnity Shares are credited. In the event the Indemnity Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of assets and liquidation or other transaction, the securities, cash or other property received by the Indemnity Agent in respect of the Indemnity Shares shall be retained by it as part of the Indemnity Fund, credited proportionately to the Subaccounts to which the Indemnity Shares are credited and, in the case of securities, registered in the name of the Indemnity Agent or its nominee. All cash, property, Parent Common Stock and other securities received and retained by the Indemnity Agent as described in this Subsection 2(d) are referred to herein as "Distributions". The provisions of this Section 2 shall apply to successive Distributions.

         e. Each Company Stockholder shall have the right to vote all Indemnity Shares credited to such Company Stockholder's Subaccount. The Indemnity Agent will forward to each Company Stockholder to whose Subaccount any Indemnity Shares are credited all notices of stockholders' meetings, proxy statements and reports to stockholders received by the Indemnity Agent in respect thereof and will either (i) vote the Indemnity Shares credited to such Company Stockholder's Subaccount only in accordance with written instructions received from such Company Stockholder, or (ii) forward to such Company Stockholder a signed proxy enabling the Company Stockholder to vote such Indemnity Shares. The Indemnity Agent shall be reimbursed for the cost of such forwarding in accordance with Section 8(d)

3.       Release of Indemnity Shares for Sale.

         a. Subject to Section 3(d), a Company Stockholder may deliver to the Indemnity Agent and to Parent a written notice (a "Sale Notice") directing the Indemnity Agent to deliver all or a specified number of the Indemnity Shares (the "Sold Shares") credited to such Company Stockholder's Subaccount to a broker or dealer for purposes of sale, against receipt by the Indemnity Agent of the proceeds of such sale, after deducting the commissions and other charges of the broker or dealer effecting such sale (the "Sale Proceeds"). The Sale

                  Notice shall state: (i) that a specified number of Indemnity Shares have been sold to or through the broker-dealer named therein, (ii) the sale price per share and the aggregate Sale Proceeds, and (iii) the date of payment for and delivery of the Sold Shares, which shall not be less than five business days after delivery of the Notice of Sale.

         b. If the Sale Proceeds, after deducting the commissions and other charges of the broker or dealer effecting such sale, as set forth in the Sale Notice, are less than 100% of the Current Market Value (as defined in Section 5(b)) of the Sold Shares as of the date of sale, the Indemnity Agent shall not deliver the Sold Shares unless it receives, in addition to the Sale Proceeds, after deducting the commissions and other charges of the broker or dealer effecting such sale, cash in an amount equal to the excess of 100% of the Current Market Value of the Sold Shares as of the date of sale over such Sale Proceeds.

         c. The Sale Proceeds and additional cash, if any, received by the Indemnity Agent in respect of Sold Shares shall be retained in the Indemnity Fund and credited to the Subaccount of the selling Company Stockholder.

         d. Sold Shares subject to transfer restrictions for securities law purposes, in connection with the accounting for the Merger as a pooling of interests, or under Company Restriction Agreements, as indicated by a legend placed on the certificates representing such Sold Shares, shall not be transferred pursuant to this Section 3 except in accordance with the Company Affiliate Letter or the Company Restriction Agreement, as the case may be, executed by the Company Stockholder requesting such sale.

4.       Disposition of Indemnity Amount.

         a. Each Parent Group Member shall be entitled to receive payment directly from the Indemnity Agent out of the Indemnity Fund in the amount which, at any time and from time to time, such Parent Group Member is entitled to be indemnified, reimbursed and held harmless from the Indemnity Fund as provided in
                  Article VIII of the Merger Agreement (including, without limitation, Sections 8.4 and 8.5 thereof), the terms of which are incorporated herein by reference and a copy of which is attached hereto as Annex B.

         b. The Indemnity Agent shall not dispose of all or any portion of the Indemnity Fund other than as provided in this Indemnity Agreement.

5.       Payment and Valuation.

         a. Payments, deliveries or designations from the Indemnity Fund made pursuant to any Claim Notice shall be made, on a Subaccount by Subaccount basis, first from any cash, second from any Permitted Investments, and third from any Indemnity Shares. For purposes of such payment, delivery or designation, Indemnity Shares and Permitted Investments shall be valued at the Current Market Value of such Indemnity Shares and Permitted Investments as determined in accordance with Section 5(b) hereof. To the extent that any payment, delivery or designation is made pursuant to this Indemnity Agreement in the form of securities, such payment, delivery or designation shall be rounded to the nearest whole number of such securities, and no fractional securities shall be paid, delivered or designated.

         b. The "Current Market Value" of shares of Parent Common Stock in the Indemnity Fund as of any date shall be the Average Closing Price. In the event of any reclassification, stock split or stock divided with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities, appropriate and proportionate adjustments, if any, shall be made to the Current Market Value. The "Current Market Value" of any other security, including any Permitted Investment, in the Indemnity Fund shall be the average of the closing prices of such security for each of the ten trading days immediately preceding such date. The closing price of any such security on any trading day shall be: (i) if such security is listed on a national market securities exchange or quoted in the NASDAQ National Market System, the last reported sale price, or if no sale occurred on that day the mean between the closing bid and asked prices, of such security on such exchange (or the principal exchange if listed on more than one) or in the NASDAQ National Market System, as the case may be, (ii) if such security is not listed or quoted as described in clause (i), the mean between the reported high bid and low asked prices of such security on such date as reported in the financial press or by the National Quotation Bureau Incorporated, or (ii) if neither clause (i) nor clause
                  (ii) applies, the market value of
                  such security on such day as determined in good faith by the Board of Directors of Parent. Upon request of the Indemnity Agent, the Parent shall deliver to it a notice setting forth its good faith calculation of the Current Market Value of the Sold Shares or the Indemnity Shares, which calculation shall be binding on all parties.

         c. Payments and deliveries pursuant to a Claim Notice shall be charged to and withdrawn from each Subaccount in proportion to the respective balances in each, unless the Indemnity Agent is restrained, enjoined or stayed by law or court order from withdrawing assets from a Subaccount, in which case the amount which would have been drawn from such Subaccount shall be allocated pro rata among and withdrawn from the remaining Subaccounts as to which the Indemnity Agent is not so restrained, enjoined or stayed.

6.       Delivery of Indemnity Amount Upon Termination.

         a. On the first anniversary of the Effective Time, or earlier, if Parent so elects, in whole or in part, pursuant to Section 8.2(c) of the Merger Agreement in a written notice delivered to the Indemnity Agent and the Stockholder Representatives (the "Distribution Date"), the Indemnity Agent shall deliver to the Exchange Agent (or, if the agreement appointing the Exchange Agent shall then have terminated, to Parent) an amount (the "Distribution Amount") equal to (A) the amount remaining in the Indemnity Fund, less (B) any amount designated as subject to a Claim pursuant to such Claim Notice to the extent such Claim has not been resolved prior to such date, and less (C) any amount previously designated in writing by the Stockholder Representatives to the Indemnity Agent (with a copy delivered to Parent) as amounts that should be withheld to cover their expenses incurred in connection with their activities hereunder (to the extent the Indemnity Agent shall then have received written notice from the Stockholder Representatives to such effect in accordance with Section 9(b)). Upon its receipt of such Distribution Amount, the Exchange Agent or Parent, as the case may be, shall disburse the Distribution Amount from each Subaccount to the Company Stockholder for which such Subaccount was established. No certificates or scrip representing fractional shares of Parent Common Stock or any other security shall be issued upon the disbursement of the Distribution

                  Amount. In lieu of any such fractional share, each Company Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock or other security upon disbursement of the Distribution Amount will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Current Market Value of such Parent Common Stock or such other securities (in the case of such other securities, as of the Distribution Date) by
                  (ii) the fractional interest to which such holder would otherwise be entitled.

         b. Any amounts retained in escrow after the Distribution Date shall be held by the Indemnity Agent and shall first be used to indemnify the Parent Group Members, subject to the terms and conditions of this Indemnity Agreement, and upon resolution and payment out of the Indemnity Fund of all pending Claims, any remaining amounts in escrow shall be transferred to the Stockholder Representatives with respect to out of pocket expenses incurred by them in connection with their activities hereunder (to the extent the Indemnity Agent shall then have received written notice from the Stockholder Representatives to such effect in accordance with Section 9(b)), and any remaining shares shall be distributed to the Exchange Agent (or, if the agreement appointing the Exchange Agent shall then have terminated, to Parent), who shall disburse such portion in the manner set forth in Section 6(a).

         c. Upon distribution of the entire amount of the Indemnity Fund, the Indemnity Agent shall give the Exchange Agent or Parent, as the case may be, notice to such effect. Such notice shall be given to the following address, or to such other address as Parent may designate:

                  Tellabs, Inc.
                  4951 Indiana Avenue
                  Lisle, Illinois 60532
                  Attention:  General Counsel

                  Upon such distribution, this Indemnity Agreement shall be terminated.

         d. At any time prior to final termination of this Indemnity Agreement, the Indemnity Agent shall, if so instructed in a writing signed by Parent and the Stockholder Representatives, release from the Indemnity Fund to Parent or the Exchange Agent, as directed, the portion of the Indemnity Fund specified in such writing.

7.       Permitted Investments; Interest.

         The Indemnity Agent is hereby authorized and directed to hold the Indemnity Fund in a segregated escrow account and to disburse such Indemnity Fund only in accordance with the terms of this Indemnity Agreement. From the date hereof until the date of disbursement of the Indemnity Fund pursuant to
Section 6 of this Indemnity Agreement, the Indemnity Agent is authorized and directed to invest and reinvest the cash portion, if any, of the Indemnity Fund in any of the following investments (each a "Permitted Investment") in each case pursuant to joint instructions of the Parent and the Stockholder
Representatives: (i) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by the United States of America or any agency or instrumentality thereof; (ii) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by any state or municipality within the United States of America, or any political subdivision, agency or instrumentality thereof, rated "A" or better by either Standard & Poor's Corporation or Moody's Investors Service Inc.; (iii) readily marketable commercial paper maturing within one hundred eighty (180) days after the date of issuance thereof which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or (iv) 6 month certificates of deposit issued by any bank incorporated and doing business pursuant to the laws of the United States of America or any state thereof having combined capital and surplus of at least $500,000,000. In the event the Indemnity Agent does not receive joint instructions from Parent and the Stockholder Representatives to invest or reinvest the cash portion of the Indemnity Fund, the Indemnity Agent agrees to invest and reinvest such funds in Harris Insight Money Market Fund, or a successor or similar fund agreed to by Parent and the Stockholder Representatives in writing, which invests in direct obligations of, or obligations fully guaranteed as to principal and interest by the United States Government and repurchase agreements with respect to such securities. Permitted Investments and interest accruing on, and any profit resulting from, such investments shall be added to, and become a part of, the Indemnity Fund pursuant to this Indemnity Agreement and shall be allocated among the Subaccounts of the Company Stockholders based on the Permitted Investments credited to the Subaccount of each. For purposes of this Indemnity Agreement, "interest" on the Indemnity Fund shall include all proceeds thereof and investment earnings with respect thereto. All Permitted Investments shall be registered in the name of the Indemnity

Agent. The Indemnity Agent shall have full power and authority to sell any and all Permitted Investments held by it under this Indemnity Agreement as necessary to make disbursements under this Indemnity Agreement, and may use its Bond Department to effect such sales. The Indemnity Agent, Parent, the Surviving Corporation and the Stockholder Representatives shall not be responsible for any unrealized profit or realized loss realized on such investments.

8.       Liability and Compensation of Indemnity Agent.

         a. The duties and obligations of the Indemnity Agent hereunder shall be determined solely by the express provisions of this Indemnity Agreement, and no implied duties or obligations shall be read into this Indemnity Agreement against the Indemnity Agent. The Indemnity Agent shall, in determining its duties hereunder, be under no obligation to refer to any other documents between or among the parties related in any way to this Indemnity Agreement (except to the extent that this Indemnity Agreement specifically refers to or incorporates by reference provisions of any other document), it being specifically understood that the following provisions are accepted by all of the parties hereto. Parent shall indemnify and hold the Indemnity Agent harmless from and against any and all liability and expense which may arise out of any action taken or omitted by the Indemnity Agent in accordance with this Indemnity Agreement, except such liability and expense as may result from the gross negligence or willful misconduct of the Indemnity Agent. The reasonable costs and expenses of the Indemnity Agent to enforce its indemnification rights under this Section 8(a) shall also be paid by Parent. Parent shall be entitled to be reimbursed out of the Indemnity Fund for fifty percent (50%) of any amount that Parent is required to pay to the Indemnity Agent pursuant to this Section 8(a), payable in the manner set forth in Section 5 hereof. This right to indemnification shall survive the termination of this Indemnity Agreement and removal or resignation of the Indemnity Agent. With respect to any claims or actions against the Indemnity Agent which are indemnified by Parent under this
                  Section 8, Parent shall have the right to retain sole control over the defense, settlement, investigation and preparation related to such claims or actions; provided that (i) the Indemnity Agent may employ its own counsel to defend such a claim or action if it reasonably concludes, based on the advice of counsel, that there are defenses available to it which are different from or additional to those available to Parent and (ii) neither Parent nor the Indemnity Agent shall settle or compromise any such claim or action without the consent of the other, which consent shall not be unreasonably withheld or delayed.

         b. The Indemnity Agent shall not be liable to any person by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct.

         c. The Indemnity Agent shall be entitled to rely on, and shall be protected in acting in reliance upon, any instructions or directions furnished to it in writing signed by both Parent and all the then Stockholder Representatives pursuant to any provision of this Indemnity Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any Parent Group Member or the Stockholder Representatives, and believed by the Indemnity Agent to be genuine and to have been signed and presented by the proper party or parties. In performing its obligations hereunder, the Indemnity Agent may consult with counsel to the Indemnity Agent and shall be entitled to rely on, and shall be protected in acting in reliance upon, the advice or opinion of such counsel.

         d. The Indemnity Agent shall be entitled to its customary fee for the performance of services by the Indemnity Agent hereunder for each year or portion thereof that any portion of the Indemnity Fund remains in escrow and shall be reimbursed for reasonable costs and expenses incurred by it in connection with the performance of such services (such fees, costs and expenses are hereinafter referred to as the "Indemnity Agent's Compensation"). The Indemnity Agent shall render statements to Parent setting forth in detail the Indemnity Agent's Compensation and the basis upon which the Indemnity Agent's Compensation was computed. The Indemnity Agent's Compensation shall be paid by Parent. To the extent Indemnity Agent's Compensation is not paid by Parent, the foregoing shall be paid from the Indemnity Fund after written notice from the Indemnity Agent to Parent. Parent shall be entitled to be reimbursed out of the Indemnity Fund for fifty percent (50%) of any amount that Parent is required to pay to the Indemnity Agent pursuant to such reimbursement obligation, payable in the manner set forth in Section 5 hereof.

         e.       The Indemnity Agent may resign at any time by giving sixty
                  (60) days written notice to Parent and the Stockholder Representatives; provided that such resignation shall not be effective unless and until a successor Indemnity Agent has been appointed and accepts such position pursuant to the terms of this Section 8. In such event, Parent and the Stockholder Representatives shall appoint a successor Indemnity Agent or, if Parent and the Stockholder Representatives are unable to agree upon a successor Indemnity Agent within sixty (60) days after such notice, the Indemnity Agent shall be entitled to
                  (i) appoint its own successor, provided that such successor is a reputable national banking association or (ii) at the equal expense of Parent and the Stockholder Representatives, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Such appointment, whether by Parent and the Stockholder Representatives, on the one hand, or the Indemnity Agent, on the other hand, shall be effective on the effective date of the aforesaid resignation (the "Indemnity Transfer Date"). On the Indemnity Transfer Date, all right title and interest to the Indemnity Fund, including interest thereon, shall be transferred to the successor Indemnity Agent and this Indemnity Agreement shall be assigned by the Indemnity Agent to such successor Indemnity Agent, and thereafter, the resigning Indemnity Agent shall be released from any further obligations hereunder. The Indemnity Agent shall continue to serve until its successor is appointed, accepts the Indemnity and receives the transferred Indemnity Fund.

         f. The Indemnity Agent shall not have any right, claim or interest in any portion of the Indemnity Fund except in its capacity as Indemnity Agent hereunder.

         g. It is understood and agreed that in the event any disagreement among Parent and the Stockholder Representatives results in adverse claims or demands being made in connection with the Indemnity Fund, or in the event the Indemnity Agent in good faith is in doubt as to what action it should take hereunder, the

                  Indemnity Agent shall retain the Indemnity Fund until the Indemnity Agent shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of the Indemnity Fund or (ii) a written agreement executed by Parent and the Stockholder Representatives directing delivery of the Indemnity Fund, in which event Indemnity Agent shall disburse the Indemnity Fund in accordance with such order or agreement. Any court order referred to in clause (i) immediately above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Indemnity Agent to the effect that said court order or judgment is final and enforceable and is not subject to further appeal. The Indemnity Agent shall act on such court order and legal opinion without further question.

         h. In no event shall the Indemnity Agent be liable in connection with this Indemnity Agreement for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Indemnity Agent has been previously advised of such loss or damage.

9.       Stockholder Representatives.

         a. Pursuant to the Merger Agreement, the Stockholder Representatives shall act as agents of the Company Stockholders and are entitled to give and receive notices and communications, to authorize delivery to the Parent Group Members of the Parent Common Stock or other property from the Indemnity Fund in satisfaction of claims by the Parent Group Members, to object to such deliveries in accordance with the terms of this Indemnity Agreement, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representatives for the accomplishment of the foregoing. The persons designated to be Stockholders Representatives may be changed in accordance with the provisions set forth in the Merger Agreement.

         b. At least five (5) days prior to the first anniversary of the Distribution Date, the Stockholder Representatives shall deliver notice to the Indemnity Agent and Parent setting forth the amount of the reasonable expenses incurred by the Stockholder Representatives in connection with their duties under the Merger Agreement and hereunder (the "Stockholder Representatives' Expenses"), which expenses shall be reimbursed from the Indemnity Fund in accordance with the provision of Section 6(b) hereof.

         c. Neither Parent, any Parent Group Member nor the Indemnity Agent shall be responsible or liable for any acts or omissions of any Stockholder Representative in such Stockholder Representative's capacity as such, and each of them may rely on any action or writing of all the then Stockholder Representatives as being binding on all Stockholder Representatives for all purposes.

         d. A decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Company Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Indemnity Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representatives as being the decision, act, consent or instruction of each and every such Company Stockholder. The Indemnity Agent and each Parent Group Member are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representatives. For purposes of this Indemnity Agreement any action by all of the then Stockholder Representatives shall be deemed to be the action of and binding upon all of the Stockholder Representatives.

10.      Taxes.

                  All dividends, distributions, interest and gains earned or realized on the Indemnity Fund ("Earnings") and credited to a Subaccount shall be accounted for by the Indemnity Agent separately from the Indemnity Fund and, notwithstanding any provisions of this Agreement, shall be treated as having been received by the Company Stockholders to whose Subaccount the Earnings are credited for tax purposes. Annex A hereto sets forth a list of each Company Stockholder's address and Taxpayer Identification Number. The Indemnity Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with the Company Stockholders, documenting such Earnings. The Company Stockholders shall provide to the Indemnity Agent all forms and information necessary to complete such information returns and payee statements. In the event the Indemnity Agent becomes liable for the payment of taxes, including withholding taxes, relating to Earnings or any payment made hereunder, the Indemnity Agent may deduct such taxes from the Indemnity Fund.

11.      Representations and Warranties.

         a. Each of Parent and the Indemnity Agent represents and warrants to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Indemnity Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Indemnity Agreement by it has been duly authorized and approved by all necessary action; that this Indemnity Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Indemnity Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.

         b. Each Stockholder Representative represents to each of the other parties hereto that he has the power and authority to execute and deliver this Indemnity Agreement and to perform his obligations hereunder; that this Indemnity Agreement constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms; and that the execution, delivery and performance of this Indemnity Agreement by him will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which he is a party or his properties or assets may be bound.

12.      Benefit; Successor and Assigns.

                  This Indemnity Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto; provided, however, that Parent may assign its rights and delegate its obligations hereunder to any successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of Parent's stock or assets and that the Indemnity Agent may assign its rights hereunder to a successor Indemnity Agent appointed hereunder. Except for the persons specified in the preceding sentence, this Indemnity Agreement is not intended to confer on any person not a party hereto any rights or remedies hereunder.

13.      Termination.

         a. This Indemnity Agreement may be terminated prior to the Effective Time on the occurrence of either the following events:

                  i. the mutual written agreement of each of the parties hereto;

                  ii.      the termination of the Merger Agreement.

         b. Following the Effective Time, this Indemnity Agreement may only be terminated following the delivery of all amounts held in the Indemnity Fund and the delivery of notice by the Indemnity Agent as contemplated by Section 6(c) hereof.

14.      Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed given when actually received and shall be given by a nationally recognized overnight courier delivery service, certified first class mail or by facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Indemnity Agent:

                  Harris Trust and Savings Bank
                  311 West Monroe Street
                  Chicago, Illinois 60606
                  Attention:  Escrow Division/Marianne Tinerella
                  Facsimile No.:            (312) 461-3525
                  Telephone No.:            (312) 461-2420

                  If to Parent or any Parent Group Member, to it at:

                  Tellabs, Inc.
                  4951 Indiana Avenue
                  Lisle, Illinois  60532
                  Attention: General Counsel
                  Facsimile No.:            (630) 512-7293
                  Telephone No.:            (630) 512-7193

                  With copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, IL  60603
                  Attention: Imad I. Qasim
                  Facsimile No.:            (312) 853-7036
                  Telephone No.:            (312) 853-7094

                  If to the Stockholder Representatives:

                  ---------------------
                  ---------------------
                  ---------------------
                  Attention:
                              ------------------------------
                  Facsimile No.:  (   )    -
                                   ---  --- -----
                  Telephone No.:  (   )    -
                                   ---  --- -----

                  With copy to:

                  ---------------------
                  ---------------------
                  ---------------------
                  Attention:
                              ------------------------------
                  Facsimile No.:  (   )    -
                                   ---  --- -----
                  Telephone No.:  (   )    -
                                   ---  --- -----

or such other address as the Indemnity Agent, Parent or the Stockholder Representatives, as the case may be, shall designate in writing to the parties hereto; provided that the Stockholder

Representatives may not specify more than one address at any time.

15.      Governing Law.

                  This Indemnity Agreement shall be governed by and construed in accordance with the laws (as opposed to conflicts of law provisions) of the State of Illinois.

16.      Counterparts.

                  This Indemnity Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.      Headings.

                  The section headings contained in this Indemnity Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Indemnity Agreement.

18.      Partial Invalidity.

                  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

19.      Entire Agreement; Modification and Waiver.

                  This Indemnity Agreement and the Merger Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the preceding sentence, the parties hereto acknowledge that the Indemnity Agent is not a party to nor is it bound by the Merger Agreement. No amendment, modification or waiver of this Indemnity Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Indemnity Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Indemnity Agreement. No delay by any party to or any beneficiary of this Indemnity Agreement in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party to or any beneficiary of this Indemnity Agreement of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnity Agreement as of the date first above written.

                                  HARRIS TRUST AND SAVINGS BANK


                                  By:
                                      -----------------------------------------

                                  Its:
                                       ----------------------------------------

                                  TELLABS, INC.


                                  By:
                                      -----------------------------------------

                                  Its:
                                       ----------------------------------------


                                  ---------------------------------------------
                                  Ashraf Dahod,
                                  as Stockholder Representative



                                  ---------------------------------------------
                                  William Stuart,
                                  as Stockholder Representative

                                     ANNEX A


Stockholder                                                             Indemnity Shares
-----------                                                             ----------------

Name
Address
Taxpayer Identification Number



                                     D-A-1

                                     ANNEX B

                       [Article VIII of Merger Agreement]

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.1 Indemnity Fund. (a) Promptly after the Effective Time, the Indemnity Shares shall be registered in the name of, and be deposited with, Harris Bank (or other institution selected by Parent with the reasonable consent of the Company as Indemnity Fund and collateral agent (the "Indemnity Agent"). Such deposit shall constitute the initial Indemnity Fund and shall be governed by the terms set forth herein and in the Indemnity Agreement. All dividends and distributions in respect of the Indemnity Shares, whether in cash, additional Parent Common Stock or other property, received by the Indemnity Agent shall be distributed currently to the Company Stockholders in accordance with the Indemnity Agreement; provided, that stock dividends made to effect stock splits or similar events shall be retained by the Indemnity Agent as part of the Indemnity Fund. The Indemnity Fund shall be available to indemnify, hold harmless and reimburse any Parent Group Member from any Loss or Expense indemnifiable under this Article VIII and as provided in the Indemnity Agreement.

                  (b) Nothing in this Agreement shall limit the liability of the Company for any breach of any representation, warranty or covenant if this Agreement shall be terminated, provided that resort to the Indemnity Fund shall be the exclusive remedy of the Parent Group Members for any such breaches and misrepresentations following the Effective Time other than for fraud.

                  (c) As used in this Agreement, (i) "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, expert witnesses, accountants and other professionals), (ii) "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges (in each case, net of insurance proceeds actually received by Parent with respect to the applicable matters or occurrences), and (iii) "Parent Group Members" means Parent and



                                     D-B-1
its Affiliates and their respective successors and assigns, including, after the Effective Time, the Surviving Corporation.

                  Section 8.2 Indemnification from Indemnity Fund. (a) Subject to Section 8.1, from and after the Effective Time, each Parent Group Member shall be indemnified, held harmless and reimbursed from the Indemnity Fund from and against any and all Loss and Expense incurred by such Parent Group Member in connection with or arising from:

                  (i) any breach or failure to perform by the Company of any of its agreements, covenants or obligations in this Agreement; or

                  (ii) any breach of any warranty or the inaccuracy of any representation of the Company contained in Article III or any certificate delivered by or on behalf of the Company pursuant to
         Article VI of this Agreement.

provided, however, that the Indemnity Fund shall be used to indemnify and hold harmless hereunder with respect to the matters set forth in clause (ii) of this
Section 8.2(a) only in the event, that the aggregate amount (without duplication) of Loss and Expense borne by the Parent Group Members with respect thereto exceeds $500,000 and then only to the extent of such excess. The deduction contained in the foregoing proviso shall not apply to claims relating to Sections 3.1, 3.2, 3.3, 3.9, 3.20, 3.29, and the Certificate delivered pursuant to Section 6.3(g). Any payment pursuant to this Section 8.2 shall be made in the form of a transfer from the Indemnity Fund to the applicable Parent Group Member(s) pursuant to the Indemnity Agreement.

                  (b) The Company acknowledges that Parent and the Company have agreed that Parent will acquire all of the outstanding capital stock of the Company on a fully diluted basis in exchange for the Merger Consideration. The Company further acknowledges that the information set forth in the certificate delivered pursuant to Section 6.3(g) will be used as the basis for determining the Exchange Ratio. In the event of any inaccuracy in the certificate delivered pursuant to Section 6.3(g), Parent will be entitled (but not obligated) to recalculate the Exchange Ratio and receive a sufficient number of shares of Parent Common Stock from the Indemnity Fund in order that the total number of shares of Parent Common Stock issued and outstanding by virtue of this Agreement would be as would have resulted if such certificate had been true and correct in all respects at the Effective Time.



                                     D-B-2

                  (c) The indemnification provided for in this Article VIII shall terminate one year after the Effective Time or earlier, in whole or in part, if Parent determines that such earlier termination is required to comply with the requirements for accounting for the Merger as a pooling of interests and gives the Indemnity Agent and the Stockholder Representatives notice to such effect (and no claims shall be made by any Parent Group Member under this Section 8.2 thereafter), except that such indemnification shall continue as to any Loss or Expense in connection with which a Claim Notice is given in accordance with the requirements of Section 8.4 on or prior to the date such +indemnification obligation would otherwise terminate in accordance with this
Section 8.2, as to which the indemnification obligation hereunder shall continue until the liability to be satisfied from the Indemnity Fund shall have been determined pursuant to this Article VIII, and all Parent Group Members shall have been reimbursed out of the Indemnity Fund for such Loss or Expense in accordance with the terms hereof.

                  Section 8.3 Termination of Indemnity Fund. Upon termination of the indemnification obligations under this Article VIII and reimbursement of the Parent Group Members of Losses and Expenses payable in respect thereof hereunder, the Indemnity Fund shall terminate and shall be distributed in accordance with the Indemnity Agreement after payment of any amounts therefrom due to the Indemnity Agent.

                  Section 8.4 Notice and Determination of Claims.

                  (a) If any Parent Group Member wishes to make a claim for indemnification to be satisfied from the Indemnity Fund, such Parent Group Member (individually or collectively, the "Claiming Party") shall so notify the Indemnity Agent in writing (the "Claim Notice") of the facts giving rise to such claim for indemnification hereunder. The Claim Notice shall be accompanied by a certificate of the Claiming Party attesting to the Claiming Party's contemporaneous delivery of a duplicate copy of the Claim Notice to the Stockholder Representatives (as hereinafter defined). Such Claim Notice shall describe in reasonable detail (to the extent then known) the Loss or Expense and the method of computation of such Loss or Expense and contain a reference to the provisions of this Agreement in respect of which such Loss or Expense shall have occurred. If the Claiming Party is not Parent, the Claim Notice must be accompanied by a certificate from Parent confirming that the Claiming Party is a Parent Group Member. At the time of delivery of any Claim Notice to the Indemnity Agent, a duplicate copy of such Claim Notice shall be



                                     D-B-3
delivered by the Claiming Party to the Stockholder Representatives.

                  (b) Unless the Stockholder Representatives shall have delivered an Objection in accordance with Section 8.4(c), the Indemnity Agent shall, on the twentieth day (or such earlier day as the Stockholder Representatives shall authorize in writing to the Indemnity Agent) after receipt of a Claim Notice with respect to indemnification for a specified amount, deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the specified amount.

                  (c) Until the twentieth day following delivery of a Claim Notice, the Stockholder Representatives may deliver to the Indemnity Agent a written objection (an "Objection") to the claim made in such Claim Notice. At the time of delivery of any Objection to the Indemnity Agent, a duplicate copy of such Objection shall be delivered to the Claiming Party.

                  (d) Upon receipt of an Objection properly made, the Indemnity Agent shall (i) deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to that portion of the amount subject to the Claim Notice, if any, which is not disputed by the Stockholder Representatives and (ii) shall designate and segregate out of the Indemnity Fund a portion thereof, valued in accordance with the Indemnity Agreement, with a value equal to the amount subject to the Claim Notice which is disputed by the Stockholder Representatives. Thereafter, the Indemnity Agent shall not dispose of such segregated portion of the Indemnity Fund until the Indemnity Agent shall have received a certified copy of the final decision of the arbitrators as contemplated by Section 8.5, or the Indemnity Agent shall have received a copy of the written agreement between the Claiming Party and the Stockholder Representatives resolving such dispute and setting forth the amount, if any, which such Claiming Party is entitled to receive. The Indemnity Agent will deliver to Parent, for its account or for the account of each Parent Group Member entitled to payment, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the amount that the Claiming Party is entitled to receive as set forth in the arbitration decision after the expiration of ten (10) business days from the receipt of such decision or, in the event that the amount to which the Claiming Party is entitled is established pursuant to an agreement between



                                     D-B-4
the Claiming Party and the Stockholder Representatives, promptly after the Indemnity Agent's receipt of such agreement.

                  Section 8.5 Resolution of Conflicts; Arbitration.

                  (a) The Claiming Party shall deliver a written response to the Stockholder Representatives in respect of any Objection properly delivered by the Stockholder Representatives. If after twenty (20) days following delivery of such response there remains a dispute as to any claims, the Stockholder Representatives and the Claiming Party shall attempt in good faith for sixty
(60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representatives and the Claiming Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both and shall be furnished to the Indemnity Agent. The Indemnity Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Indemnity Fund in accordance with the terms thereof.

                  (b) If no such agreement can be reached after good faith negotiation, either the Claiming Party or the Stockholder Representatives may, by written notice to the other, demand arbitration of the matter unless the amount of the Loss or Expense is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Stockholder Representatives shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in the related Claim Notice shall be binding, and conclusive, and notwithstanding anything in this Section 8.5, the Indemnity Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnity Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.



                                     D-B-5

                  Section 8.6 Stockholder Representatives. (a) The "Stockholder Representatives" shall be Ashraf Dahod and William Stuart, who may be replaced by the Company prior to the Effective Time. Each of the Stockholder Representatives shall be constituted and appointed as agent for and on behalf of the Company Stockholders to give and receive notices and communications, to authorize delivery to Parent Group Members of the Parent Common Stock or other property from the Indemnity Fund in satisfaction of claims by Parent Group Members, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representatives for the accomplishment of the foregoing. The Persons designated to serve as the Stockholder Representatives may be changed by the holders of a majority in interest of the Indemnity Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Stockholder Representatives, and the Stockholder Representatives shall receive no compensation for services. Any expenses incurred by the Stockholder Representatives in connection with their services hereunder shall be reimbursed from the Indemnity Fund upon presentation of appropriate expense documentation as and to the extent provided in Section 6 of the Indemnity Agreement.

                  (b) The Stockholder Representatives shall not be liable to the Company Stockholders for any act done or omitted hereunder or under the Indemnity Agreement as Stockholder Representatives while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders Representatives and hold them harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders Representatives and arising out of or in connection with the acceptance and administration of their duties hereunder.

                  (c) The Stockholder Representatives shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  Section 8.7 Actions of the Stockholder Representatives. A decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Company Stockholders for whom shares of Parent Common Stock



                                     D-B-6
otherwise issuable to them are deposited in the Indemnity Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Indemnity Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representatives as being the decision, act, consent or instruction of each and every such Company Stockholder. The Indemnity Agent and each Parent Group Member are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representatives. For purposes of this Agreement and the Indemnity Agreement any action by a majority of the then Stockholder Representatives shall be deemed to be the action of and binding upon all of the Stockholder Representatives.

                  Section 8.8 Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Indemnity Fund, Parent shall notify the Stockholder Representatives of such claim, and the Stockholder Representatives shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claims without the consent of the Stockholder Representatives, which consent shall not be unreasonably withheld. In the event that the Stockholders Representatives have consented to any such settlement, the Stockholders Representatives shall have no power or authority to object under Section 8.4 or any other provision of this Article VIII to the amount paid in such settlement.



                                     D-B-7

                                                                         ANNEX E

                             DELAWARE CODE ANNOTATED
                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

ss.262  Appraisal rights.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tellabs by-laws require Tellabs to indemnify its current and former officers and directors and those who serve or have served, at Tellabs' request, as a director, officer, employee, fiduciary or agent of another enterprise from expenses, liabilities and losses (including attorneys fees) actually and reasonably incurred in connection with any action suit or proceeding in which they or any of them are or are threatened to be made parties by reason of their having acted in such capacity. This indemnification inures to the benefit of such person's heirs, executors and administrators. However, in certain circumstances, Tellabs is required to indemnify such persons for any action, suit or proceeding that is initiated by them only if such action, suit or proceeding is authorized by the Tellabs Board. The right to indemnification under the Tellabs by-laws is a contract right and, subject to certain conditions, includes the right to be paid by Tellabs the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The Tellabs by-laws further provide that the indemnification and payment of expenses incurred in the by-laws is not exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the Delaware corporation statute authorizes indemnification by Tellabs of directors and officers under the circumstances provided in the provisions of the Tellabs by-laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         Tellabs has purchased insurance which purports to insure Tellabs against certain costs of indemnification which may be incurred by it pursuant to the Tellabs by-laws and to insure the officers and directors of Tellabs, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following is a list of Exhibits included as part of this registration statement. Tellabs agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. Items marked with an asterisk are filed herewith.

        2.1   --     Agreement and Plan of Merger dated as of June 29, 1999
                     among Tellabs, Inc., Blackhawk Merger Corp. and NetCore
                     Systems, Inc. (included as Annex A to the proxy statement
                     and prospectus).
        2.2   --     Form of Voting Agreement dated as of June 29, 1999
                     between Tellabs and certain stockholders of NetCore
                     Systems, Inc. (included as Annex C to the proxy statement
                     and prospectus).
        2.3   --     Form of Indemnity Escrow Agreement between Harris Trust
                     and Savings Bank and the Stockholder Representatives
                     (included as Annex D to the proxy statement and
                     prospectus).
        4.1   --     Restated Certificate of Incorporation of Tellabs, Inc.,
                     dated June 24, 1992, as amended through the date hereof is hereby incorporated by reference to Exhibit No. 4.1 to
                     Tellabs' Registration Statement on Form S-4 filed on July
                     21, 1998.
        4.2   --     Amended and Restated By-Laws of Tellabs, Inc., as amended
                     January 27, 1993, is hereby incorporated by reference to
                     Exhibit No. 3.2 to Tellabs' Annual Report on Form 10-K for
                     the year ended January 1, 1993.
        4.3   --     The instruments defining the rights of holders of long-term debt securities of Tellabs and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
                     Tellabs hereby agrees to furnish copies of these
                     instruments to the SEC upon request.
       *5.1   --     Opinion of James M. Sheehan, Assistant General Counsel of
                     Tellabs Operations, Inc., as to the legality of the
                     securities being registered.
       *8.1   --     Opinion of Sidley & Austin, as to certain United States
                     federal income tax consequences of the merger.

       *8.2 --   Opinion of Hale and Dorr LLP, as to certain United States
                 federal income tax consequences of the merger.
      *23.1 --   Consent of Ernst & Young  LLP
      *23.2 --   Consent of PricewaterhouseCoopers LLP
      *23.3 --   Consent of Grant Thornton LLP
      *23.4 --   Consent of James M. Sheehan (included in Exhibit 5.1 to this
                 Registration Statement).
      *23.5 --   Consent of Sidley & Austin (included in Exhibit 8.1 to this
                 Registration Statement).
      *23.6 --   Consent of Hale and Dorr LLP (included in Exhibit 8.2 to this
                 Registration Statement).
      *24.1 --   Powers of Attorney
      *99.1 --   Form of proxy card to be mailed to holders of NetCore common stock and preferred stock.



    (b) Not applicable.

    (c) The opinion of BancBoston Robertson Stephens is included as Annex B to the proxy statement and prospectus.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, July 22, 1999.


                                     TELLABS, INC.

                                     By: /s/ MICHAEL J. BIRCK
                                         ---------------------------------------
                                         Michael J. Birck
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                       Capacity                            Date
                 ---------                                       --------                            ----

/s/ Michael J. Birck                          President, Chief Executive Officer and Director    July 22, 1999
-------------------------------------         (Principal Executive Officer)
Michael J. Birck


*                                            Executive Vice President and Director               July 22, 1999
-------------------------------------        (Principal Financial Officer)
Peter A. Guglielmi


*                                            Vice President                                      July 22, 1999
-------------------------------------        (Principal Accounting Officer)
Robert E. Swininoga


*                                            Director                                            July 22, 1999
-------------------------------------
John D. Foulkes, Ph.D.


*                                            Director                                            July 22, 1999
-------------------------------------
Brian J. Jackman


*                                            Director                                            July 22, 1999
-------------------------------------
Frederick A. Krehbiel


*                                            Director                                            July 22, 1999
-------------------------------------
Stephanie Pace Marshall, Ph.D.


*                                            Director                                            July 22, 1999
-------------------------------------
William F. Souders


*                                            Director                                            July 22, 1999
-------------------------------------
Jan H. Suwinski



*  By: /s/ MICHAEL J. BIRCK
       ------------------------------
       Michael J. Birck
       As Attorney-in-Fact

                                INDEX TO EXHIBITS



        2.1 --   Agreement and Plan of Merger dated as of June 29, 1999
                 among Tellabs, Inc., Blackhawk Merger Corp. and NetCore
                 Systems, Inc. (included as Annex A to the proxy statement
                 and prospectus).
        2.2 --   Form of Voting Agreement dated as of June 29, 1999
                 between Tellabs and certain stockholders of NetCore
                 Systems, Inc. (included as Annex C to the proxy statement
                 and prospectus).
        2.3 --   Form of Indemnity Escrow Agreement between Harris Trust
                 and Savings Bank and the Stockholder Representatives
                 (included as Annex D to the proxy statement and
                 prospectus).
        4.1 --   Restated Certificate of Incorporation of Tellabs, Inc.,
                 dated June 24, 1992, as amended through the date hereof is hereby incorporated by reference to Exhibit No. 4.1 to
                 Tellabs' Registration Statement on Form S-4 filed on July
                 21, 1998.
        4.2 --   Amended and Restated By-Laws of Tellabs, Inc., as amended
                 January 27, 1993, is hereby incorporated by reference to
                 Exhibit No. 3.2 to Tellabs' Annual Report on Form 10-K for
                 the year ended January 1, 1993.
        4.3 --   The instruments defining the rights of holders of long-term debt securities of Tellabs and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.
                 Tellabs hereby agrees to furnish copies of these
                 instruments to the SEC upon request.
       *5.1 --   Opinion of James M. Sheehan, Assistant General Counsel of
                 Tellabs Operations, Inc., as to the legality of the
                 securities being registered.
       *8.1 --   Opinion of Sidley & Austin, as to certain United States
                 federal income tax consequences of the merger.
       *8.2 --   Opinion of Hale and Dorr LLP, as to certain United States
                 federal income tax consequences of the merger.
      *23.1 --   Consent of Ernst & Young LLP
      *23.2 --   Consent of PricewaterhouseCoopers LLP
      *23.3 --   Consent of Grant Thornton LLP
      *23.4 --   Consent of James M. Sheehan (included in Exhibit 5.1 to this
                 Registration Statement).
      *23.5 --   Consent of Sidley & Austin (included in Exhibit 8.1 to this
                 Registration Statement).
      *23.6 --   Consent of Hale and Dorr LLP (included in Exhibit 8.2 to this
                 Registration Statement).
      *24.1 --   Powers of Attorney
      *99.1 --   Form of proxy card to be mailed to holders of NetCore common stock and preferred stock.


                                      II-6